UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

The Chefs’ Warehouse, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Chefs’ Warehouse, Inc.
Notice Of Annual Meeting Of Stockholders
To Be Held On May 8, 2026

Dear Stockholder:
    You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of The Chefs’ Warehouse, Inc. (the “Company”), which will be held on Friday, May 8, 2026, at 10:00 a.m. EDT. We are pleased to announce that the Annual Meeting will be a virtual meeting, which will be conducted via live webcast. If you attend the Annual Meeting online, you will be able to vote your shares electronically and submit your questions during the Annual Meeting through a virtual web conference at www.virtualshareholdermeeting.com/chef26.

We are holding the Annual Meeting for the following purposes:
1.    To elect Ivy Brown, Steven F. Goldstone, Aylwin Lewis, Lester Owens, Christopher Pappas, John Pappas, Richard N. Peretz, Debra Walton-Ruskin and Wendy M. Weinstein as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;
2.    To ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 25, 2026;
3.    To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers; and
4.    To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.
These matters are more fully described in the accompanying proxy statement. We are not aware of any other business to be transacted at the Annual Meeting.
    Only stockholders of record on our books at the close of business on March 16, 2026 will be entitled to vote at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. For 10 days prior to the Annual Meeting, a list of stockholders entitled to vote will be available for inspection by any stockholder for any purpose germane to the Annual Meeting at our principal executive offices located at 100 East Ridge Road, Ridgefield, Connecticut 06877. The stockholder list will also be available on the internet through the virtual web conference during the Annual Meeting.

Whether or not you plan to attend the Annual Meeting, please vote your shares. In addition to voting by mail or during the Annual Meeting by following the instructions available on the Annual Meeting website, stockholders of record have the option of voting by telephone by calling 1-800-690-6903 or via the internet. If your shares are held in the name of a bank, broker or other holder or record (i.e., in “street name”), please read your voting instructions to see which of these options are available to you. The proxy materials provide you with details on how to vote by these methods. We encourage you to vote in the method that suits you best so that your shares will be voted at the Annual Meeting.

    In accordance with rules approved by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders over the internet. On or about March 25, 2026, we mailed to all stockholders of record, as of the close of business on March 16, 2026, a notice containing instructions on how to access our proxy statement, proxy card, our Annual Report on Form 10-K and other items of interest to stockholders on the internet website indicated in our notice, as well as instructions on how to vote. The notice contains instructions on how to access these documents over the internet and also provides instructions on how you can request a paper copy of our proxy statement, proxy card and Annual Report on Form 10-K.

    We encourage you to access the Annual Meeting website prior to the start time and allow ample time to log into the Annual Meeting webcast and test your computer system. To be admitted to the Annual Meeting, you must enter the 12-digit control number found on the proxy card, Notice of Internet Availability or voting instruction form that accompanied your proxy materials when requested by the Annual Meeting website. You also may vote during the Annual Meeting by following the instructions available on the Annual Meeting website.

By Order of the Board of Directors,
/s/ Christopher Pappas
Christopher Pappas
March 25, 2026	Chairman of the Board

PLEASE VOTE. STOCKHOLDERS MAY VOTE VIRTUALLY AT THE ANNUAL MEETING OR BY INTERNET, TELEPHONE OR MAIL. PLEASE REFER TO YOUR PROXY CARD OR THE NOTICE OF PROXY AVAILABILITY DISTRIBUTED TO YOU ON OR ABOUT MARCH 25, 2026 FOR INFORMATION ON HOW TO VOTE BY INTERNET, TELEPHONE OR MAIL.

PROXY STATEMENT SUMMARY
Below are the highlights of important information you will find in this Proxy Statement. Please review the full Proxy Statement before casting your vote.

Meeting Information	Voting Matters
Time and Date:	Voting Matter	Board Recommendation	Page
10:00 a.m. EDT, on Friday, May 08, 2026	Proposal 1 - Election of Directors	FOR EACH NOMINEE	17
Attending the Meeting:	Proposal 2 - Ratification of Independent Registered Public Accounting Firm	FOR	54
The Annual Meeting will be held on the internet through a virtual web conference at www.virtualshareholdermeeting.com/chef26.	Proposal 3 - Advisory Vote on Executive Compensation	FOR	57

Recent Highlights and Achievements

Corporate Strategy: The Company’s management and the Board have identified and developed the following key strategies for the Company:
•Maintaining and expanding the customer base in key culinary markets, including the metro New York, New England, Washington, D.C., Philadelphia, Miami, Colorado, Las Vegas, Austin, Dallas, Houston, San Antonio, Los Angeles, San Francisco, Portland, Oregon, and Seattle markets, as well as the United Arab Emirates;

•Expanding the base of premier customer relationships;

•Increasing penetration with our existing customer base;

•Continuing to expand facility capacity in key markets, such as Colorado, the Pacific Northwest, Las Vegas, New England, Texas, and the Middle East;

•Continuing to invest in category growth including Specialty, Produce, Center-of-the-Plate, and Pastry categories in many of our key markets;

•Engaging in operational initiatives focused on unit cost reduction;

Social and Environmental Responsibility

We are committed to upholding ethical, socially responsible and environmentally conscious business practices, consistent with our corporate values, to promote long-term and sustainable change. Our Environmental, Social and Governance Committee (the “ESG Committee”) oversees our environmental, social and governance activities and practices. Among other things, the ESG Committee reviews and evaluates: our responsibilities as an equal opportunity employer; our workplace safety, employee health and wellness, inclusion, employee training and skill improvement and other human capital management initiatives; and our programs and activities relating to environmental sustainability, product quality and quality assurance, social and community relations (including labor relations) and other related economic and regulatory compliance requirements.

Our corporate policies, overseen by the ESG Committee, are intended to further strengthen and promote our commitment to social and environmental responsibility with our directors, employees, leaders and business partners. Our policy on salient human rights risks identifies key human rights issues related to our business activities and business relationships, including promoting a safe and healthy workplace, providing a fair and inclusive work environment and combating forced and underage labor. Our Human Rights Policy details our commitment to upholding fundamental human rights, and our Code of Conduct for Suppliers reflects our commitment to extending ethical business practices throughout our supply chain. Our Environmental,

Health and Safety Policy promotes and protects the health and safety of our employees and reinforces our commitment to environmental stewardship, such as through our endorsement of the United Nations Global Compact CEO Water Mandate.

Throughout 2025, we started to receive and dispatch replacements to our vehicle fleet with improved fuel efficiency and have seen an overall improvement in miles per gallon with these units. We will continue to receive planned replacement units through 2026. Additionally, we are continuing to test zero emission vehicles in our west coast facilities and have partnered with environmental engineering firms and fleet vendor partners to keep abreast of the ever-changing regulations and technology as we work on sustainability solutions for our fleet.

Governance Highlights

We believe that good governance practices benefit our stockholders by improving the Company’s accountability and transparency. The Company is committed to maintaining and improving its corporate governance practices. The Company has the following governance features in place as of March 25, 2026:

Annual Elections with Majority Vote Standard	Yes	Stock Ownership Guidelines for Executives	Yes
Lead Independent Director	Yes	Anti-Hedging Policy	Yes
Board Independence	78%	Code of Conduct and Ethics	Yes
Committee Independence	100%	Board Member Recruiting Guidelines	Yes
Number of Financial Experts	2	Executive Sessions of the Board	Yes
Board Diversity (female)	33%	Board Diversity (underrepresented groups)	33%
Anonymous Reporting	Yes	Board Committees Complete Annual Self-Evaluations	Yes
Clawback Policy	Yes	Over-Boarding Policy	Yes
Share Repurchase Program	Yes

Director Nominees

Our director nominees possess relevant experience, skills and qualifications that allow the Board to effectively oversee the Company’s strategy and management. The Board has identified key skills, qualifications and experience that are important to the Board as a whole in light of our current business strategy and expected needs. Our director nominees have developed competencies in these skills through education, direct experience and oversight responsibilities.

At the Annual Meeting, you are being asked to vote on the election of the following nine director nominees. Detailed information on each director is available starting on page 19. Additional information on the executive officers of the Company can be found in the Company’s most recent Form 10-K.

					Committee Membership
Name	Age	Director Since	Experience	Independent	Audit	Compensation & Human Capital	Nominating/ Governance	ESG
Christopher Pappas	66	2011	Founder, Chairman, President and CEO, The Chefs’ Warehouse, Inc.	No
John Pappas	62	2011	Founder, Vice Chairman and COO, The Chefs’ Warehouse, Inc.	No
Ivy Brown	63	2021	Former President of United Parcel Service, Inc., Northeast District	Yes	•			Chair
Steven F. Goldstone	80	2016	Former Non-Executive Chairman, ConAgra Foods, Inc.	Yes			•
Aylwin Lewis	71	2021	Former Chairman, Chief Executive Officer and President of Potbelly Corporation	Yes		Chair	Chair	•
Lester Owens	69	2024	Former Senior Executive Vice President and Head of Operations, Wells Fargo & Company	Yes	Chair
Richard N. Peretz	64	2024	Former Chief Financial Officer, United Parcel Service, Inc.	Yes	•	•
Debra Walton-Ruskin	65	2024	Former Chief Revenue Officer, London Stock Exchange Group	Yes	•	•
Wendy M. Weinstein	64	2024	Former Director of International Marketing, Sanpellegrino S.p.A.	Yes			•	•

Stockholder Outreach

We believe an open and transparent dialogue with our stockholders is an essential element of good corporate governance. Last year, our management met with the top actively managed stockholders. We hold calls with our top investors each quarter and also hold periodic calls on an ad hoc basis. During our calls, we discuss corporate governance practices, the Company’s strategy and performance, executive compensation programs, board composition and other items of stockholder interest. Our management’s dialogue with the stockholders holding approximately 40% of voting shares helped us to improve our corporate governance practices and executive compensation programs during fiscal 2025. The Company met with investors and stockholders in person, along with video and phone calls in fiscal 2025.

Each spring, we make available to all stockholders a copy of the Company’s Annual Report on Form 10-K and Proxy Statement. Stockholders may access our Annual Report, Proxy Statement, committee charters, investor presentations, Code of Business Conduct and Ethics, Corporate Governance Guidelines, Insider Trading Policy and Bylaws at investors.chefswarehouse.com. Stockholders and other parties interested in communicating directly with any director, committee of the Board, or the Board may do so by writing to the Company as follows:
via U.S. Mail at:
The Chefs’ Warehouse, Inc.
Attn: Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer
100 East Ridge Road
Ridgefield, Connecticut 06877

via e-mail at:

ir@chefswarehouse.com

via form submission on our website at:

investors.chefswarehouse.com/corporate-governance/contact-the-board

The Board has authorized the office of our Corporate Secretary to review, organize, and screen communications from stockholders and other interested parties and deliver them to the Board or non-management directors, as applicable. However, any material that is screened from distribution must be made available to any non-management director upon request.
Executive Compensation Overview
The Company’s executive compensation program, as approved by the Compensation and Human Capital Committee (the “Compensation Committee”), is designed to implement our executive pay philosophy to:

•Attract and retain talented and experienced executives and other key employees;

•Align the interests of executives with our business plans through the use of Company-wide performance metrics based on those plans (“pay for performance”) and retention programs intended to retain employees key to their implementation;

•Incentivize achievement of annual financial, functional and individual objectives; and

•Create a fair and measurable compensation model for rewarding performance and attracting and retaining key members of management.
Compensation Practices

What We Do	What We Don’t Do
Pay for Performance	No Repricing or Cash Buyouts of Underwater Options
Double Trigger Change in Control Provisions	No Hedging or Pledging of Company Stock
Independent Compensation Advisor	No Supplemental Retirement Benefits for Executives
Clawback Policy and Stock Ownership Guidelines	No “Spring-Loaded” Equity Awards

Elements of Compensation for Fiscal 2025
Taking into account the above-described objectives and our peer group comparisons, the Compensation Committee designed a fiscal 2025 compensation package for our named executive officers that consisted of the following principal components.

Element	Description, Objective & Performance Metrics	Form
Base Salary	The guaranteed part of our executives’ pay. Base salary reflects the different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions. Provides a competitive level of fixed compensation.	• Cash
Performance-Based Annual Cash Incentive	Performance-based payments to incentivize bottom-line growth as measured by fiscal 2025 adjusted EBITDA (“AEBITDA”). Opportunities for additional payouts for performance above target levels.	• Cash
Long-Term Equity Incentives	Equity-based incentives earned based on the attainment of performance objectives and continued service with the Company to align the interests of our executives with stockholders and reward performance that enhances long-term value. A portion of the performance-based restricted stock component for named executed officers is earned based on attainment of AEBITDA, Return on Invested Capital (“ROIC”) and challenging share price goals over a three-year measurement period. Transaction-contingent, performance-based restricted stock units granted outside of regular compensation.	• Performance-based restricted stock • Time-based restricted stock • Transaction-contingent, performance-based restricted stock units
Retirement and Other Welfare Benefits	Health and welfare benefits and methods for individuals to save for retirement to align with market practice and provide for the wellness of our executives and their families.	• 401(k) savings plan • Health, dental, and vision insurance • Short-term disability coverage • Life insurance
Termination Benefits	Severance, termination benefits and accelerated vesting of equity upon qualifying terminations and in connection with changes in control of the Company in order to retain our executives and help enable them to focus on executing our business plans.	• Cash severance • Accelerated equity • In kind termination benefits
Limited Perquisites	Limited perquisites targeted to be market competitive.	• Transportation • Cash

THE CHEFS’ WAREHOUSE, INC.
100 East Ridge Road
Ridgefield, Connecticut 06877

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 8, 2026

This proxy statement is being furnished in connection with the solicitation of proxies by the board of directors (which we sometimes refer to as the “Board” in this proxy statement) of The Chefs’ Warehouse, Inc. (the “Company”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, May 8, 2026, at 10:00 a.m. EDT, on the internet through a virtual web conference at www.virtualshareholdermeeting.com/chef26, and at any adjournments or postponements of the Annual Meeting. The Board is soliciting proxies by mail for the purposes set forth in the accompanying Notice of the Annual Meeting. The Company will bear the cost of soliciting the proxies.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to be Held on May 8, 2026:

As outlined in the notice we mailed to you on or about March 25, 2026 (the “Notice of Proxy Availability”), the proxy statement, proxy card and Annual Report on Form 10-K to Stockholders for the fiscal year ended December 26, 2025 are available on the internet at www.proxyvote.com.

INFORMATION ABOUT THE MEETING
Record Date and Share Ownership
Only stockholders of record on our books at the close of business on March 16, 2026 (the “Record Date”) will be entitled to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. As of the close of business on the Record Date, we had 40,777,629 shares of common stock outstanding and eligible to vote on each matter brought before the Annual Meeting. Each share of common stock entitles the record holder to one vote on each matter to be voted upon at the Annual Meeting. Copies of the Notice of Annual Meeting of Stockholders, this proxy statement, the proxy card and our Annual Report to Stockholders for the fiscal year ended December 26, 2025 are being made available to stockholders of record on or about March 25, 2026. We are making these materials available to you on the internet or, upon your request, by delivering printed versions of these materials to you without charge by mail. On or about March 25, 2026, we mailed to all stockholders of record, as of the Record Date, the Notice of Proxy Availability, which contains instructions on how to access these materials and vote their shares of our common stock.

We will, upon written request of any stockholder, furnish without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 26, 2025, as filed with the Securities and Exchange Commission (the “SEC”), without exhibits. Please address all such requests to the attention of Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. Exhibits will be provided upon written request to Mr. Aldous and payment of an appropriate processing fee.

Voting

Whether or not you plan to attend the Annual Meeting, we urge you to vote. Stockholders of record may vote by calling 1-800-690-6903, by using the internet or by mailing your signed proxy card in the postage-paid envelope provided. If you vote by telephone or the internet, you do NOT need to return your proxy card. Returning the proxy card by mail or voting by telephone or internet will not affect your right to attend the Annual Meeting and change your vote, if desired.

If you are a beneficial owner, you will receive instructions from your nominee that you must follow in order for your shares to be voted. Many of the institutions that act as nominees offer telephone and internet voting.

Voting instructions are included on your proxy card. If you properly fill in your proxy card and send it to us in time to vote, or vote by telephone or the internet, one of the individuals named on your proxy card (your “proxy”) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares in accordance with the Board’s recommendations.

Submitting and Revoking Your Proxy
If you complete and submit a proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy but do not complete the voting instructions, the persons named as proxies will vote the shares represented by your proxy as follows:

•FOR the election of Ivy Brown, Steven F. Goldstone, Aylwin Lewis, Lester Owens, Christopher Pappas, John Pappas, Richard N. Peretz, Debra Walton-Ruskin and Wendy M. Weinstein as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified (Proposal 1);

•FOR the ratification of the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 25, 2026 (Proposal 2); and

•FOR the non-binding, advisory vote on the compensation of our named executive officers as disclosed in this proxy statement (Proposal 3).

If other matters come before the Annual Meeting, the persons named as proxies will vote on such matters in accordance with their best judgment. We have not received notice of other matters that may properly be presented at the Annual Meeting.
You may revoke or revise your proxy at any time before it is exercised by (1) delivering to us a signed proxy card with a date later than your previously delivered proxy, (2) voting via the internet while attending the virtual Annual Meeting, (3) granting a subsequent proxy through the internet or telephone or (4) sending a written revocation to our corporate secretary at 100 East Ridge Road, Ridgefield, Connecticut 06877. Attendance at the Annual Meeting through the internet will not itself be deemed to revoke your proxy unless you vote via the internet while attending the Annual Meeting. If you attend the Annual Meeting via the internet and want to vote via the internet, you can request that your previously submitted proxy not be used. If your shares are held through a broker, bank or other institution in “street name”, you will need to obtain a proxy form from the institution that holds your shares. Your most current proxy card or telephone or internet proxy is the one that is counted.
If you hold shares of common stock in a stock brokerage account or through a bank or other nominee, you are considered to be the beneficial owner of shares held in “street name” and these proxy materials are being made available to you by your broker, bank or nominee. You may not vote directly any shares held in “street name”; however, as the beneficial owner of the shares, you have the right to direct your broker, bank or nominee on how to vote your shares. If you do not provide your broker, bank or nominee instructions on how to vote your shares on non-discretionary items, a “broker non-vote” will occur. Proposal 1 (election of nine nominees as directors) and Proposal 3 (non-binding, advisory vote on executive compensation) are non-discretionary items for which your broker, bank or nominee will not be able to vote your shares without your instructions. Proposal 2 (ratification of the selection of BDO USA, P.C.) is a discretionary, routine item, and your broker, bank or nominee may vote your shares in their discretion in the event that they do not receive voting instructions from you. Accordingly, it is possible for there to be broker non-votes for Proposals 1 and 3, but not for Proposal 2. In the case of a broker non-vote, your shares would be included in the number of shares considered present at the meeting for the purpose of determining whether there is a quorum. A broker non-vote, being shares not entitled to vote, would not have any effect on the outcome of the vote on Proposals 1 or 3.
In addition to solicitations by mail and the internet, our directors, officers and employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. We will request brokerage houses, banks and nominees to forward copies of the proxy materials to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses, banks and other nominees for their reasonable expenses in connection with this distribution.
How to Vote
For Proposal 1 (election of nine nominees as directors), the nine candidates will be elected by a majority vote. Pursuant to our amended and restated bylaws, the voting standard for the election of directors of the Company in an uncontested election is a majority voting standard. The majority voting standard provides that to be elected in an uncontested election, a director nominee must receive a majority of the votes cast in the election such that the number of shares properly cast “for” the nominee exceeds the number of votes properly cast “against” that nominee, with abstentions and broker non-votes not counting as votes “for” or “against.” The “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” the nominee’s election, not including abstentions and broker non-votes. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy. You may vote “FOR” or “AGAINST” each director, or “ABSTAIN” from voting for such director. Under our majority voting standard, if an incumbent director nominee fails to receive a majority of votes cast, the nominee must immediately offer to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee would make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision as well as the rationale behind it within 90 days from the date of the certification of the election results.
For Proposal 2 (ratification of the selection of BDO USA, P.C.) and Proposal 3 (non-binding, advisory vote on executive compensation), you may vote “FOR” or “AGAINST” each proposal or “ABSTAIN” from voting on the proposal.
Stockholders of Record: If you are a stockholder of record at the close of business on the Record Date, there are four ways to vote:
•by voting at the Annual Meeting in person or via the internet at www.virtualshareholdermeeting.com/chef26;

•by completing, signing, dating and returning your proxy card by mail, if you request a paper copy of the proxy materials;

•by making a toll-free telephone call within the United States or Canada using a touch-tone telephone to the toll-free number provided on your proxy card; or

•by voting on the internet. To vote on the internet, go to the website address indicated on your Notice of Proxy Availability to complete an electronic proxy card. You will be asked to provide the control number from the Notice of Proxy Availability.

If you plan to vote by telephone or internet in advance of the Annual Meeting, your vote must be received by 11:59 p.m., eastern daylight time, on May 7, 2026 to be counted. Internet voting during the Annual Meeting is also permissible through the virtual web meeting hosted at www.virtualshareholdermeeting.com/chef26.

Street Name Holders: If you hold your shares in “street name,” the Notice of Proxy Availability was forwarded to you by your brokerage firm, bank or other nominee and you should follow the voting instructions provided by your broker, bank or nominee. You may complete and return a voting instruction card to your broker, bank or nominee. Please check your Notice of Proxy Availability for more information. If you hold your shares in street name and wish to vote at the Annual Meeting, you must have your 12-digit control number from your Notice of Proxy Availability.

We provide internet proxy voting to allow you to vote your shares online both before and during the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Quorum
Presence by attendance at the Annual Meeting virtually through the virtual web meeting or by proxy of a majority of the shares of common stock outstanding at the close of business on the Record Date and entitled to vote at the Annual Meeting will be required for a quorum. Shares of common stock present by attendance at the Annual Meeting or represented by proxy (including shares that abstain or do not vote with respect to one or more of the matters presented for stockholder approval and broker non-votes) will be counted for purposes of determining whether a quorum exists at the Annual Meeting. A broker non-vote occurs on an item when a broker is not permitted to vote on that item absent instruction from the beneficial owner of the shares and no instruction is given.

Votes Required
Proposal 1 (election of nine nominees as directors) is an uncontested director election. Our bylaws require that each nominee be elected by an affirmative majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 1 to approve the election of each of the nominees for election as a director. Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast.
With respect to Proposal 2 (ratification of the selection of BDO USA, P.C.) and Proposal 3 (non-binding, advisory vote on executive compensation), the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the proposal is necessary for approval. Abstentions will be equivalent to a vote against Proposals 2 and 3. Broker non-votes will have no effect on the results of Proposal 3 because they are not considered votes cast. In contrast, because the ratification of the selection of our independent registered public accounting firm is considered a “routine” item, brokerage firms may vote in their discretion on Proposal 2 on behalf of beneficial owners who have not furnished voting instructions before the date of the Annual Meeting.

Attending the Annual Meeting
We will be hosting the Annual Meeting on the internet through a virtual web conference at www.virtualshareholdermeeting.com/chef26. Our stockholders will continue to have the opportunity to engage with our Board and our independent auditors during the meeting. Our optional virtual meeting platform provided by our proxy solicitor, Broadridge Financial Solutions, allows all participating stockholders to submit questions at any point in the meeting. In addition, it also allows our stockholders to vote on proposals online. We believe that our virtual platform will increase stockholder participation while at the same time affording the same rights and opportunities to participate, as stockholders would have if we held a physical annual meeting.

    A summary of the information you need to attend the Annual Meeting online is provided below:

•Any stockholder can attend the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/chef26.

•The webcast will start at 10:00 a.m. EDT.

•Please have your 12-digit control number to enter the Annual Meeting.

•Stockholders may vote and submit questions while attending the Annual Meeting via the internet.

•Instructions on how to attend and participate via the internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.

•Questions regarding how to attend and participate via the internet can be addressed by calling 1-800-690-6903 on the day before the Annual Meeting and the day of the Annual Meeting.

•A webcast replay of the Annual Meeting will be available at www.virtualshareholdermeeting.com/chef26 until the sooner of May 8, 2027 or the date of the next annual meeting of stockholders to be held in 2027.

Householding
The SEC has adopted a rule concerning the delivery of annual reports and proxy statements. It permits us, with your permission, to send a single Notice of Proxy Availability and, to the extent requested, a single set of these proxy materials to any household at which two or more stockholders reside if we believe they are members of the same family. This rule is called “householding” and its purpose is to help reduce printing and mailing costs of proxy materials. To date, the Company has not instituted this procedure, but may do so in the future.
A number of brokerage firms have instituted householding. If you and members of your household have multiple accounts holding shares of the Company’s common stock, you may have received a householding notification from your broker. Please contact your broker directly if you have questions, require additional copies of this proxy statement, the Annual Report or other proxy materials or wish to revoke your decision to household. These options are available to you at any time. Separate reports and proxies are available at The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877, or by calling our General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, Alexandros Aldous, at (203) 894-1345.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
This table includes information regarding the amount of our common stock beneficially owned as of March 16, 2026 by the following persons as of such date: (i) each of our directors and director nominees, (ii) each of our executive officers named in “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2023-2025,” (iii) all of our directors and current executive officers as a group, and (iv) each other person or entity known to us to own more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage Ownership
Directors and Named Executive Officers:
Christopher Pappas(3)	2,718,509	6.7%
John Pappas(4)	1,313,264	3.2%
Ivy Brown	18,246	*
Steven F. Goldstone	35,363	*
Aylwin Lewis	18,246	*
Lester Owens	6,238	*
Richard N. Peretz	6,238	*
Debra Walton-Ruskin	6,440	*
Wendy M. Weinstein	6,588	*
James Leddy	175,998	*
Alexandros Aldous	109,049	*
Christina Polychroni	55,439	*
All directors and executive officers, as a group (13 persons)(5)	4,525,057	11.1%
Principal Stockholders (> 5% of outstanding common stock)
Christopher Pappas(3)	2,718,509	6.7%
BlackRock, Inc.(6)	5,323,776	13.1%
The Vanguard Group, Inc.(7)	2,720,321	6.7%
Wellington Management Group LLP(8)	2,930,463	7.2%
Wellington Management Company LLP(8)	2,433,410	6.0%
*Indicates less than 1% beneficial ownership of common stock.

(1)    The address for each listed director and executive officer is c/o The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. The address of BlackRock, Inc. is 50 Hudson Yards New York, New York 10001. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. The address of Wellington Management Company LLP is 280 Congress Street, Boston, Massachusetts 02210.
(2)    The number of shares of common stock beneficially owned by each stockholder is determined under SEC rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and also any shares that a person has the right to acquire within 60 days after March 16, 2026 through the vesting or exercise of any equity award or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of common stock listed as owned by such person. The number of shares listed includes: (i) 307,608 shares of our common stock for which Mr. C. Pappas has all rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 24, 2026, February 25, 2025 and March 4, 2024, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (ii) 169,046 shares of our common stock for which Mr. J. Pappas has all rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 24, 2026, February 25, 2025 and March 4, 2024, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (iii) 46,958 shares of our common stock for which Mr. Aldous has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 24, 2026, February 25, 2025 and March 4, 2024, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (iv) 50,310 shares of our common stock for which Mr. Leddy has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 24, 2026, February 25, 2025 and March 4, 2024, including the right to vote such shares subject to certain restrictions in such performance share award agreements; (v) 31,308 shares of our common stock for which Ms. Polychroni has all the rights granted to a stockholder pursuant to certain performance restricted share award agreements, dated February 24, 2026, February 25, 2025 and March 4, 2024, including the right to vote such shares subject to certain restrictions in such performance share award agreements; and (vi) 2,184 restricted stock unit awards granted to each of our non-employee directors vesting within 60 days of March 16, 2026. For our executive officers, the shares subject to performance measures are listed at the maximum achievement possible.
(3)    Includes 62,639 shares of our common stock held by a grantor retained annuity trust established by Mr. C. Pappas and of which Mr. C. Pappas is the sole trustee and annuity beneficiary.
(4)    Includes 400,000 shares of our common stock held by a single member LLC the sole member of which is a grantor retained annuity trust established by Mr. J. Pappas and of which Mr. J. Pappas is the sole trustee and sole annuity beneficiary.
(5)    This group includes all of our current directors and executive officers as of the date of this table.
(6)    BlackRock, Inc. has the sole power to vote or direct the vote of 5,282,140 shares and sole power to dispose or to direct the disposition of 5,323,776 shares. The foregoing information is based solely on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 6, 2025.
(7)    The Vanguard Group has the sole power to dispose or to direct the disposition of 2,624,729 shares, shared power to vote or direct the vote of 63,827 shares and shared power to dispose or direct the disposition of 95,592 shares. The foregoing information is based solely on a Schedule 13G/A filed by The Vanguard Group, Inc. with the SEC on February 13, 2024.
(8)    Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP have shared power to vote or direct the vote of 1,417,597 shares and shared power to dispose or to direct the disposition of 2,930,463 shares. Wellington Management Company LLP has the shared power to vote or direct the vote of 1,396,383 shares and shared power to dispose or to direct the disposition of 2,433,410 shares. The foregoing information is based solely on a Schedule 13G/A filed by Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP with the SEC on February 10, 2026.

CORPORATE GOVERNANCE
Summary
    We are committed to maintaining strong corporate governance practices and principles. The Board actively monitors developments relating to the corporate governance of public corporations, and the Board has consulted with our legal counsel and independent registered public accounting firm to evaluate our current corporate governance and other practices in light of these developments. We believe our policies and practices reflect corporate governance best practices and compliance with the requirements of the Sarbanes-Oxley Act of 2002, SEC rules and regulations and the Listing Rules (“Nasdaq Listing Rules”) of the Nasdaq Stock Market LLC (“Nasdaq”). For example:

•The Board has adopted our Corporate Governance Guidelines, which outline the roles and responsibilities of the Board and its committees and establish policies regarding governance matters such as Board meetings and communications, performance evaluations of the Board and our chief executive officer, director stock ownership guidelines, and director orientation and continuing education;

•A majority of the members of the Board are “independent directors” within the Nasdaq Listing Rules’ definition, and the Board makes an affirmative determination regarding the independence of each director annually;

•All members of the Board’s standing committees—the Audit Committee, the Compensation and Human Capital Committee (which we refer to in this Proxy Statement as the “Compensation Committee”), the Nominating and Corporate Governance Committee and the ESG Committee—are “independent directors” as determined by the Board and within the meaning Nasdaq Listing Rules;

•The independent members of the Board meet regularly without the presence of management;

•We have designated an independent director to serve as our “Lead Director” to coordinate the activities of the other independent members of the Board;

•We have a Code of Business Conduct and Ethics that applies to our principal executive officer and all members of our finance department, including our principal financial officer, principal accounting officer and controller;

•We have an Insider Trading Policy that is applicable to all of our employees and directors and their affiliates which, among other things, prohibits hedging of Company securities by such persons;

•The charters of the Board’s committees clearly establish their respective roles and responsibilities; and

•The Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls or auditing matters.

    In addition, our Corporate Governance Guidelines limit the directors serving on our Audit Committee from serving on more than three public company audit committees without the Board’s determination that such simultaneous service would not impair the ability of such member to effectively serve on the Company’s Audit Committee. Directors must notify the chairman of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another corporate board. Directors are also required to notify the Board when their principal occupation or business association changes, at which point the Board will evaluate the propriety of continued Board service.

We maintain a corporate governance page on our website that includes key information about our corporate governance initiatives. The corporate governance page can be found at www.chefswarehouse.com, by clicking on “Investors,” and then clicking on “Corporate Governance.” Copies of our Corporate Governance Guidelines, our Insider Trading Policy and the charters for each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and ESG Committee can be found on the corporate governance page of our website (www.chefswarehouse.com). We have also adopted a Code of Business Conduct and Ethics (“Code of Ethics”) that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer and controller. Our Code of Ethics is publicly available on the corporate governance page of our website (www.chefswarehouse.com) and can be found by clicking on “Investors,” and then clicking on “Corporate Governance.” If we make any substantive amendments to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we intend to make any legally required disclosures regarding such amendments or waivers on the Investors section of our website (www.chefswarehouse.com). Information contained on our website is not incorporated by reference into this proxy statement or considered to be part of this document.
Director Independence
Our Corporate Governance Guidelines require a majority of the members of the Board to be “independent directors” as such term is defined in the Nasdaq Listing Rules. The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that seven of its nine members nominated for election at the Annual Meeting are independent. Our seven independent directors are Ms. Brown, Mr. Goldstone, Mr. Lewis, Mr. Owens, Mr. Peretz, Ms. Walton-Ruskin and Ms. Weinstein. Mr. C. Pappas and Mr. J. Pappas are our employees; therefore, Mr. C. Pappas and Mr. J. Pappas are not independent directors.
Our Corporate Governance Guidelines and the charters for each of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the ESG Committee require all members of these committees to be “independent” within the meaning of the SEC’s rules and regulations and the Nasdaq Listing Rules. The charter of the Audit Committee also requires each of its members to meet the definition of independence under Section 10A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the SEC’s rules thereunder. The charter of the Compensation Committee requires each of its members to be a non-employee director within the meaning of Rule 16b-3 under the Exchange Act and an outside director within the meaning of Section 162(m) of the Internal Revenue Code, as amended (the “Code”).
Lead Director
The Board has created the position of Lead Director. Mr. Goldstone currently serves as the Lead Director. Pending his re-election to the Board at the Annual Meeting, Mr. Goldstone will serve as the Lead Director following the Annual Meeting. In accordance with our Corporate Governance Guidelines, the Lead Director must be “independent” within the meaning of the SEC’s rules and regulations and the Nasdaq Listing Rules. The Lead Director is responsible for coordinating the activities of the other independent directors and for performing such other duties and responsibilities as the Board may determine from time to time, including the following:
•Serving as a liaison between Mr. C. Pappas, our chief executive officer and chairman of the Board, and the independent directors of the Board;

•Advising the chairman of the Board as to an appropriate schedule of and agenda for the Board’s meetings and ensuring the Board’s input into the agenda for the Board’s meetings;

•Advising the chief executive officer as to the quality, quantity, and timeliness of the information submitted by the Company’s management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties;

•Assisting the Board, the Nominating and Corporate Governance Committee and our officers in better ensuring compliance with and implementation of our corporate governance principles; and

•Serving as the chairman for executive sessions of the Board’s independent directors and acting as chairman of the Board’s regular and special meetings when the chairman of the Board is unable to preside.

Certain Relationships and Related Transactions
Review and Approval of Related Person Transactions

The Board recognizes that transactions or relationships with us and our subsidiaries and our directors, director nominees, executive officers and greater than 5% beneficial owners of our common stock, and the immediate family members of each of the foregoing, may involve potential conflicts of interest. As a result, the Board adopted a written Related Party Transaction Policy (the “Policy”) requiring the prior approval of the Audit Committee before a related party may enter into a transaction or relationship in which we or a subsidiary of ours is a participant and the related party would have a direct or indirect interest, unless such transaction involves less than $120,000. Under the Policy, any proposed related party transactions are reviewed at the regularly scheduled meetings of the Audit Committee. Additionally, ongoing relationships are periodically reviewed and assessed to determine whether, based on all relevant facts, information and circumstances (including our and our subsidiaries’ contractual obligations), the related party transaction remains appropriate or should otherwise be modified or terminated. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be able to vote on the approval or ratification of the transaction; however, the director shall provide all material information and may, if so requested by the chairman of the Audit Committee, participate in some or all of the Audit Committee’s discussions concerning the related party transaction. We require that any related party transaction must be on terms no less favorable to the Company than could be obtained from unaffiliated third parties. As required under SEC regulations, those transactions or series of similar transactions to which we or a subsidiary of ours is or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest is disclosed in this proxy statement if such disclosure is required by SEC regulations.

Other than the transactions described below and the arrangements described under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis,” since December 26, 2020, there has not been, and there is not currently proposed, any transaction or series of similar transactions required to be disclosed by SEC regulations to which we or any of our subsidiaries were or will be a participant in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Transactions with Related Persons

Warehouse and Office Leases

The Company leases one distribution facility from related parties. The facility is owned by an entity owned 100% by Mr. C. Pappas, the Company’s chairman, president and chief executive officer, and Mr. J. Pappas, the Company’s vice chairman, chief operating officer and one of its directors, and which is deemed to be an affiliate of these individuals. The amount paid in connection with the lease of this facility was $698,832 for fiscal 2025.

Employment of Family Members

The Company employs Constantine Papataros, Mr. J. Pappas’ brother-in-law, Aristotle Pappas, Mr. J. Pappas’ son, and Branden Komm, Mr. C. Pappas’ son-in-law. The compensation paid to each during fiscal 2025 was consistent with that of other employees at the same level.

The Company has hired Architexture Studios, Inc. to provide design consultancy services and paid them approximately $139,742 for their services in fiscal 2025. Architexture Studios, Inc. is owned by Julie Hardridge, Mr. C. Pappas’ sister-in-law.

Customers

Mr. C. Pappas has served on the board of Hudson National Golf Club since October 20, 2018. The Company sold $266,571 worth of products to that club during fiscal 2025.

Mr. Richard Peretz is a Venture Partner to Playground Global. The Company sold $788,275 worth of products to that firm in fiscal 2025.

Board Leadership Structure
The Board currently combines the roles of chairman of the Board and chief executive officer. Our Corporate Governance Guidelines do not require the chairman of the Board to be independent and do not specify whether the positions of chairman of the Board and chief executive officer must be separated. Considering the Company’s successful performance over extended periods under Mr. C. Pappas’ leadership, the Board believes that the Company benefits from Mr. C. Pappas’ services in both roles. Mr. C. Pappas has served as our chief executive officer since 1985. The Board believes Mr. C. Pappas to be the most qualified to serve as our chairman because he is the director most familiar with the Company’s business and the foodservice distribution industry and as a result is best suited to effectively identify strategic priorities and lead the discussion and execution of strategy. The Board believes the combined position of chairman and chief executive officer promotes a unified direction and leadership for the Board and gives a single, clear focus for the chain of command for our organization, strategy, and business plans. In addition, the Board believes that the combined position of chairman and chief executive officer is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information.
As discussed above, the Board also maintains an independent Lead Director. Mr. Goldstone currently serves as our Lead Director. We believe it is important to have a Lead Director to establish a system of checks and balances between the independent directors of the Board and Mr. C. Pappas. The Lead Director provides leadership to the Board to ensure it operates in an independent, cohesive manner. The Board believes that having a Lead Director vested with key duties and responsibilities (as discussed above) and the Board’s standing committees comprised of and chaired by independent directors (as discussed below) provides a formal structure for strong independent oversight of our management team. Following the Annual Meeting, pending his re-election to the Board, Mr. Goldstone will serve as the Lead Director.
Risk Oversight
The Board has overall responsibility for risk oversight. The Board oversees risk management with a focus on our primary areas of risk: risk related to our business strategy, financial risk, legal/compliance risk and operational risk. Our president and chief executive officer and each of our other executive officers are responsible for managing risk in their respective areas of authority and expertise, identifying key risks to the Board and explaining to the Board how those risks are being addressed.
Certain standing committees of the Board also have responsibility for risk oversight. The Audit Committee focuses on financial risk, including fraud risk and risks relating to our internal controls over financial reporting. The Compensation Committee addresses risks relating to our executive compensation strategies and is tasked with monitoring our executive compensation program to ensure that it does not encourage our executive officers to take unnecessary and excessive risks. The Board receives regular reports from the chairs of the Audit Committee and Compensation Committee regarding these committees’ risk management efforts and receives reports and other meeting materials provided to each of the committees. In addition, we have established a Disclosure Committee, consisting of our executive officers, which assists the Board in fulfilling its oversight responsibility with respect to regulatory compliance and receives regular reports from our general counsel and other employees responsible for our regulatory compliance. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks we face.
Compensation Risk
Our Compensation Committee is comprised solely of independent directors and is principally responsible for establishing, overseeing and administering our compensation plans and policies for our executive officers, including our equity incentive plans. Our Compensation Committee is also responsible for overseeing risks related to our compensation programs and practices. Our Compensation Committee has assessed the risk associated with our compensation policies and practices for our employees and determined that the risks associated with such policies and practices are not reasonably likely to have a material adverse effect on us. Our Compensation Committee utilizes compensation practices that it believes discourage our employees from excessive risk-taking that could be reasonably likely to have a materially adverse effect on us, including the following:
•The base salary component of compensation does not encourage risk-taking because it is a fixed amount.

•A combination of both short-term and long-term elements of executive compensation minimizes risks by ensuring a focus on performance over time.

•Our equity awards are designed to mitigate risk. The time-based vesting structure discourages short-term risk-taking at the expense of long-term stockholder value and a performance-based award can be earned only upon the achievement of challenging yet achievable corporate or share price goals selected to motivate executives to achieve our corporate objectives and enhance stockholder value.

•Our chief executive officer and vice chairman and chief operating officer both maintain a significant ownership interest in the Company, which closely aligns their interests with our stockholders’ interests and disincentivizes them from engaging in, or encouraging our other executive officers to engage in, unreasonable or excessive risk-taking.

•We have instituted a clawback, or recoupment, policy on awards granted under our annual cash incentive compensation program and a clawback policy applicable to all incentive-based compensation received by our executive officers.

•Provided that there is an achievement of a threshold level of performance, payouts under our annual cash incentive compensation program may result in some compensation at levels below full target achievement, rather than an “all-or-nothing” approach, which could encourage excessive risk-taking.

•Our Compensation Committee determines achievement levels under the Company’s annual cash incentive compensation plan after reviewing Company and executive performance.

•Our Compensation Committee is being advised by an independent compensation consultant who also reviews the results of our annual analysis and assessment of our compensation programs.

Nomination of Directors
The Nominating and Corporate Governance Committee reviews the qualifications of every person recommended as a nominee to the Board, including if the nominee is recommended to the Board by a stockholder, to determine whether the recommended nominees are qualified to serve on the Board. The Nominating and Corporate Governance Committee has adopted qualitative standards by which it determines if nominees are qualified to serve on the Board. The Nominating and Corporate Governance Committee evaluates recommended nominees in accordance with the following criteria:
•Personal characteristics. The Nominating and Corporate Governance Committee considers the personal characteristics of each nominee, including the nominee’s integrity, accountability, ability to make informed judgments, financial literacy, professionalism and willingness to meaningfully contribute to the Board (including by possessing the ability to communicate persuasively and address difficult issues). In addition, the Nominating and Corporate Governance Committee evaluates whether the nominee’s previous experience reflects a willingness to establish and meet high standards of performance, both for him or herself and for others.

•Core Competencies. The Nominating and Corporate Governance Committee considers whether the nominee’s knowledge and experience would contribute to the Board’s achievement of certain core competencies. The Nominating and Corporate Governance Committee believes that the Board, as a whole, should possess competencies in accounting and finance, business judgment, management best practices, crisis response, industry knowledge, leadership, strategy and vision.

•Board Independence. The Nominating and Corporate Governance Committee considers whether the nominee would qualify as an “independent director” under the Nasdaq Listing Rules.

•Director Commitment. The Nominating and Corporate Governance Committee expects that each of our directors will prepare for and actively participate in meetings of the Board and its committees, provide advice and counsel to our management, develop a broad knowledge of our business and industry and, with respect to an incumbent director, maintain the expertise that led the Nominating and Corporate Governance Committee to initially select the director as a nominee. The Nominating and Corporate Governance Committee evaluates each nominee on his or her ability to provide this level of commitment if elected to the Board.

•Additional Considerations. Each nominee is also evaluated based on the overall needs of the Board and the diversity of experience he or she can bring to the Board, whether in terms of specialized knowledge, skills or expertise. Although we do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee the Company’s businesses.

Following this evaluation, the Nominating and Corporate Governance Committee will make recommendations for membership on the Board and review such recommendations with the Board, which will decide whether to invite the candidate to be a nominee for election to the Board.

Director Nominees Recommended by Stockholders
The Nominating and Corporate Governance Committee evaluates nominees recommended by stockholders on the same basis as nominees recommended by any other sources, including making a determination whether the candidate is qualified to serve on the Board based on the qualitative standards described above. To be considered by the Nominating and Corporate Governance Committee, a stockholder who wishes to recommend a director nominee must deliver or send by first class U.S. mail a written notice addressed to Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. The written notice must be received by our corporate secretary not less than 90 days nor more than 120 days prior to the date of the annual meeting; provided, however, that in the event the annual meeting is scheduled to be held on a date more than 30 days prior to or delayed by more than 60 days after the anniversary date of the last annual meeting of stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure of the meeting was first made.
The notice to our corporate secretary must include the information specified in our bylaws, including the following: (a) as to each proposed nominee (i) the name, age, business address and, if known, residence address of each such nominee, (ii) the principal occupation or employment of each such nominee, (iii) the class or series and number of our shares that are owned beneficially or of record by each such nominee, (iv) any other information concerning the nominee that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to be named as a nominee and to serve as a director if elected), and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under the SEC’s Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and record address of such stockholder, as it appears on the Company’s books, and of such beneficial owner, if applicable, and of their respective affiliates or associates or others acting in concert therewith, (ii)(A) the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder and such beneficial owner, as applicable, and their respective affiliates or associates or others acting in concert therewith, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard of whether the stockholder of record, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder, the beneficial owner, if any, or any affiliates or associates or others acting in concert therewith, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder has a right to vote any class or series of shares of the Company, (D) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such stockholder, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such stockholder with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”), (E) any rights to dividends on the shares of the Company owned beneficially by such stockholder that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or

Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, (G) any performance-related fees (other than an asset-based fee) that such stockholder is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household, (H) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such stockholder, and (I) any direct or indirect interest of such stockholder in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (iii) a description of all arrangements or understandings between such stockholder and/or beneficial owner, if applicable, and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the SEC’s Regulation 14A under the Exchange Act. We may require any proposed nominee to furnish such other information as may be reasonably required by the Nominating and Corporate Governance Committee to determine the eligibility of such proposed nominee to serve as a member of the Board.
Board Meetings
During fiscal 2025, the Board met eight times, with four meetings via telephone and four meetings in-person. Following six meetings of the Board, the independent directors met in executive session without the presence of management. All directors who served on the Board during fiscal 2025 attended at least 75% of the aggregate meetings of the Board and of the committees on which they served in fiscal 2025. We encourage each member of the Board to attend our annual meetings of stockholders. All of the members of our Board at the time of our 2025 annual meeting of stockholders attended the 2025 annual meeting of stockholders in-person or via internet participation.

Committees of the Board of Directors
The Board currently has a Compensation Committee, an Audit Committee, a Nominating and Corporate Governance Committee and an ESG Committee. Upon recommendation of the Nominating and Corporate Governance Committee, the full Board appoints members of each of those committees and designates the chairperson of each of those committees.
Compensation Committee. The Compensation Committee evaluates and establishes the compensation of our executive officers. The Compensation Committee also establishes or approves all policies and procedures related to our incentive compensation programs, approves compensation levels and opportunities for our chief executive officer and other executive officers, administers our incentive plans, including The Chefs’ Warehouse, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan (“2019 Equity Incentive Plan”) and annual cash incentive compensation plans, oversees programs designed to promote equal opportunity and diversity and makes recommendations to the full Board regarding long-term leadership succession. For a description of the role of the Compensation Committee, its consultants and management in setting compensation, please see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis.” The Compensation Committee also approves our Compensation Discussion and Analysis included in our annual proxy statements.
The agenda for meetings of the Compensation Committee is determined by its chairman with the assistance of our chief executive officer and general counsel. Compensation Committee meetings are regularly attended by the chief executive officer and chairman of the Board and general counsel (except during voting regarding such named executive officers’ compensation). The chairman of the Compensation Committee reports the Compensation Committee’s recommendations on executive compensation to the Board. Independent advisors and the Company’s finance, human resources and legal departments support the Compensation Committee in its duties and may be delegated authority to fulfill certain administrative duties regarding the compensation programs. The Compensation Committee has authority under its charter to retain, approve fees for and terminate advisors, consultants and agents as it deems necessary to assist in the fulfillment of its responsibilities.
The Compensation Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Compensation and Human Capital Committee Charter.” The Compensation Committee held eight meetings during fiscal 2025. The current members of the Compensation Committee that are nominated for election at the Annual Meeting are Mr. Lewis, Mr. Peretz and Ms. Walton-Ruskin, each of whom is an independent director.

Audit Committee. The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is responsible for overseeing management’s maintenance of the reliability and integrity of our accounting policies and financial reporting and our disclosure practices, overseeing management’s establishment and maintenance of processes to assure that an adequate system of internal control is functioning and to assure our compliance with all applicable laws, regulations and corporate policies; reviewing the performance of our independent registered public accounting firm; making decisions regarding the appointment or termination of our independent registered public accounting firm and considering and approving any non-audit services proposed to be performed by the independent registered public accounting firm; reviewing and discussing audited financial statements with management; and recommending to the Board that audited financials be included in the Form 10-K. Among the Audit Committee’s duties are reviewing the results and scope of the audit and other services provided by our independent registered public accounting firm.
The Audit Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Audit Committee Charter.” The Audit Committee held eight meetings during fiscal 2025. The current members of the Audit Committee nominated for election at the Annual Meeting are Mr. Owens (chairman), Mr. Peretz, Ms. Brown and Ms. Walton-Ruskin, each of whom is an independent director as such term is defined by the Nasdaq Listing Rules. The Board has determined that each of Mr. Owens and Mr. Peretz is an “independent director,” as such term is defined in Rule 10A-3 under the Exchange Act, and is also an “audit committee financial expert,” as defined by the rules and regulations of the SEC.
Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee of the Board is responsible for developing, reviewing and recommending to the Board for adoption our Corporate Governance Guidelines; identifying and nominating candidates for election to the Board; assessing and making recommendations to the Board regarding the size and composition of the Board and the size, composition, scope of authority, responsibilities, and reporting obligations of each of the Board’s committees; assisting the Board in conducting performance reviews of the Board and its committees; and formulating and assessing our senior management succession plans with our chief executive officer and chairman of the Board. For additional information regarding the director nomination process undertaken by the Nominating and Corporate Governance Committee, see “CORPORATE GOVERNANCE - Nomination of Directors.”
The Nominating and Corporate Governance Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Nominating and Corporate Governance Committee Charter.” The Nominating and Corporate Governance Committee held six meetings during fiscal 2025. The current members of the Nominating and Corporate Governance Committee that are nominated for election at the Annual Meeting are Mr. Lewis (chairman), Mr. Goldstone and Ms. Weinstein, each of whom is an independent director.
ESG Committee. The ESG Committee of the Board is responsible for overseeing the Company’s framework and external reporting related to the development of policies and programs regarding sustainability and environmental, social and governance matters; reviewing, evaluating and reporting to the Board on the Company’s programs and activities related to sustainability and environmental, social and governance matters; reviewing stockholder proposals relating to sustainability or corporate social responsibility issues and providing a report to the Board; reviewing the Company’s progress towards its diversity goals and compliance with the Company’s responsibilities as an equal opportunity employer; reviewing and monitoring the Company’s culture and employee satisfaction and the Company’s programs, progress and efforts to address human capital management matters; reviewing and approving certain charitable contributions that may be made by or on behalf of the Company; and supporting the Compensation Committee, as requested or appropriate, in reviewing and assessing any environmental, social and governance related goals and objectives relevant to the compensation of the Company’s executive officers and other employees.
The ESG Committee’s charter is available on our website, www.chefswarehouse.com, by clicking on “Investors,” then clicking on “Corporate Governance,” then clicking on “Overview,” and then clicking on “Environmental, Social and Governance Committee Charter.” The Environmental, Social and Governance Committee held four meetings during fiscal 2025. The current members of the Environmental, Social and Governance Committee that are nominated for election at the Annual Meeting are Ms. Brown, Ms. Weinstein, and Mr. Lewis, each of whom is an independent director.
Compensation Committee Interlocks and Insider Participation
The current members of our Compensation Committee are Messrs. Lewis and Peretz and Ms. Walton-Ruskin. All members of the Compensation Committee are “independent directors” within the meaning of the Nasdaq Listing Rules and no member is an employee or former employee of the Company. During fiscal 2025, no member of the Compensation Committee had any relationship, other than those disclosed, requiring disclosure under the section “CORPORATE GOVERNANCE - Certain Relationships and Related Transactions.” None of our executive officers served during fiscal 2025 as a member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee. None of our executive officers served during fiscal 2025 as a director of any other entity, one of whose executive officers served as a director on the Board or as a member of the Compensation Committee.
Communication with the Board of Directors
Our stockholders may communicate directly with the Board. All communications should be in written form and directed to Alexandros Aldous, General Counsel, Corporate Secretary, Chief Government Relations Officer and Chief Administrative Officer, The Chefs’ Warehouse, Inc., 100 East Ridge Road, Ridgefield, Connecticut 06877. Communications should be enclosed in a sealed envelope that prominently indicates that it is intended for the Board. Each communication intended for the Board and received by the corporate secretary that is related to our operations and is relevant to a specific director’s service on the Board will, following its clearance through normal review and appropriate security procedures, be forwarded to our independent Lead Director for review and approval and then, upon approval, to the specified party.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees for Director
Our Board members are all elected annually. The term of each current director will expire at the Annual Meeting. Each of Ms. Brown, Mr. Goldstone, Mr. Lewis, Mr. Owens, Mr. C. Pappas, Mr. J. Pappas, Mr. Peretz, Ms. Walton-Ruskin and Ms. Weinstein has been nominated to stand for re-election as a director at the Annual Meeting to hold office until the next annual meeting of stockholders to be held in 2027 and until his or her successor is elected and qualified. Each nominee has indicated his or her willingness to serve, if elected. If any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. We have no reason to believe any of the nominees will be unable to serve if elected.
All current directors and director nominees have been previously elected by the Company’s shareholders.
We have described below information concerning the business experience and qualifications of each of our incumbent directors.
The Board unanimously recommends that stockholders vote “FOR” each of the director nominees. Proxies received by the Board will be voted “FOR” each of the nominees unless a contrary choice is specified in the proxy.

The following is certain information regarding each of the director nominees as of the Record Date:

Christopher Pappas, age 66, is our founder and has served as our chief executive officer since 1985 and has been a director on our Board and our Board chairman since our IPO, and he also served as a director and the chairman of the board of our predecessor company, Chefs’ Warehouse Holdings, LLC. He has been our president since April 11, 2009 and before that was our president from our formation to January 1, 2007. Mr. C. Pappas and Mr. J. Pappas, director and chief operating officer, are brothers. Prior to founding the Company, Mr. C. Pappas played basketball professionally in Europe for several years following his graduation from Adelphi University in 1981 with a Bachelor of Arts degree in Business Administration. Mr. C. Pappas currently oversees all of our business activities, with a focus on product procurement, sales, marketing, strategy development, business development and operations. Mr. C. Pappas currently serves on the board of directors of the International Foodservice Distributors Association and the Hudson National Golf Club, respectively. Mr. C. Pappas’ qualifications to serve on our Board include his extensive knowledge of the Company and the specialty food products distribution business and his years of leadership at the Company.
John Pappas, age 62, is a founder of the Company and currently serves as our vice chairman, a position he has held since March 1, 2011, and chief operating officer, a position he has held since February 24, 2022. From our founding in 1985 to March 1, 2011, he served as our chief operating officer. Mr. J. Pappas and Mr. C. Pappas, director and chief executive officer, are brothers. Mr. J. Pappas has been a director on our Board since our IPO, and he also served as a director on the board of our predecessor company, Chefs’ Warehouse Holdings, LLC. He has over 35 years of leadership experience in logistics, facility management and global procurement and oversees our entire network of distribution centers in North America. Mr. J. Pappas is also active in the development of our corporate strategy. Mr. J. Pappas’ qualifications to serve on our Board include his extensive knowledge of the Company and the specialty food products distribution industry and his years of leadership at the Company.
Ivy Brown, age 63, has been a director on our Board since January 1, 2021. She is an accomplished senior executive in the transportation services and package logistics field. Ms. Brown spent 32 years at United Parcel Service, Inc. and recently retired as President of United Parcel Service, Inc., Northeast District (Norwood, MA) where she led a $3.8 billion business unit with over 21,000 employees. Ms. Brown was responsible for growing key markets, sales, implementing technology, and all P&L responsibilities. Ms. Brown also has over 20 years of experience as a non-profit board director and previously served as a member of the advisory committee for the John F. Kennedy Library Foundation. Ms. Brown was a recipient of the United Way “2017 Woman of Impact Award” for her achievements in the areas of professional excellence, contributions to community service, and active assistance to other women in their attainment of professional and leadership skills. Ms. Brown earned her Master’s degree in Business Administration from Golden Gate University and her Bachelor of Science degree from Southern Illinois University, Carbondale.
Steven F. Goldstone, age 80, has been a director on our Board since March 7, 2016. Previously, Mr. Goldstone was the Lead Director of Greenhill & Co., and the non-executive chairman of ConAgra Foods, Inc., one of the largest manufacturers of packaged food products in the US. He has also previously been a director of two other New York Stock Exchange firms, American Standard Companies and Merck & Company, Inc. From 1995 to 2000, Mr. Goldstone was chairman and chief executive officer of RJR Nabisco, Inc. one of the world’s largest consumer product companies. Prior to joining RJR Nabisco, Inc., Mr. Goldstone was a partner in the New York City law firm of Davis Polk & Wardwell (“Davis Polk”). As a Davis Polk partner from 1978 to 1995, Mr. Goldstone advised corporate clients on many of the largest national and international mergers and acquisitions transactions and securities matters of the day. Mr. Goldstone is a graduate of the University of Pennsylvania and attended New York University School of Law. Mr. Goldstone’s qualifications to serve on our Board include his more than 30 years of experience in leadership positions, his knowledge of the food industry, and his corporate governance expertise.
Aylwin Lewis, age 71, has been a director on our Board since January 1, 2021. He was most recently the Chairman, Chief Executive Officer and President of Potbelly Corporation (Nasdaq: PBPB), a growing Chicago-based sandwich chain with operations throughout the United States and internationally, from 2008 to 2017. Prior to Potbelly, Mr. Lewis was Chief Executive Officer and President of Sears Holdings Corporation, which was created from the merger of two retail giants, Kmart and Sears. Mr. Lewis was the President and Chief Executive Officer of Kmart at the time of the merger, a distinction that made Mr. Lewis the highest ranking African-American executive in the U.S. retail industry. He has also held various executive positions at both Yum! Brands and Pizza Hut. Mr. Lewis presently serves on the board of directors of Marriott International and VOYA Financial and previously served on the board of directors of The Walt Disney Company, Red Robin Gourmet Burgers and Brews, and Starwood Hotels and Resorts. Mr. Lewis earned his Master’s degree in Business Administration from the University of Houston, Master’s degree in Human Resource Management from Houston Baptist University and Bachelor of Science and Arts degrees from the University of Houston.
Lester Owens, age 69, has been a director on our Board since March 4, 2024. Mr. Owens previously served as Senior Executive Vice President and former head of Operations and as a member of the Operating Committee at Wells Fargo & Company, a multinational financial services company, from July 2020 to March 2023. Mr. Owens joined Wells Fargo from Bank of New York Mellon, where he was Global Head of Operations from February 2019 to July 2020. Prior to joining Bank of New York Mellon, Mr. Owens spent 10 years at JP Morgan Chase, where he was responsible for Global Wholesale Banking Operations, among other roles. He previously led significant operations functions for Deutsche Bank, Citibank and Bankers Trust. He has served on several boards of directors, including the board of directors of the Depository Trust & Clearing Corporation (DTCC) in 2016, and he chaired the Clearing House Interbank Payments Board from 2015 to 2016. Mr. Owens is currently Chairman of the board of directors of Robert Wood Johnson Barnabas Health, Inc. Mr. Owens earned a B.A. from Long Island University and an M.B.A. from Fairleigh Dickinson Executive. Furthermore, he qualifies as an “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC, for our Audit Committee.

Richard N. Peretz, age 64, has been a director on our Board since March 4, 2024. Mr. Peretz has served as a Venture Partner at Playground Global, LLC, a technology-focused venture capital firm, since May 2021 and has served as an independent consultant since February 2020. Previously, Mr. Peretz served as the Chief Financial Officer of the United Parcel Service, Inc. (“UPS”), an American multinational shipping and receiving supply chain management company, from July 2015 to February 2020. Mr. Peretz also held various leadership positions at UPS, including as the Controller and Treasurer as well as head of Mergers & Acquisitions from 2007 to 2015, Chief Financial Officer and Vice President of International Operations from 2002 to 2007 and in various other roles of increasing responsibility from 1981 to 2010. Mr. Peretz also currently serves on the boards of directors of several companies, including: Boxbot, Inc., a startup venture that produces conveyors and package handling systems, since September 2023, and Iris Acquisition Corp., (formerly Tribe Capital Growth Corp. I), a special purpose acquisition company, since March 2021 where he serves as Chair of the Audit Committee. Mr. Peretz previously served on the board of directors of Altus Power, Inc., a provider of alternative energy solutions, from December 2021 to April 2025, Semper Paratus Acquisition Corporation, a special purpose acquisition company, from October 2021 to June 2022, Electric Last Mile Solutions, Inc., a designer and manufacturer of electric vehicles, from June 2021 to June 2022, Tribe Capital Growth Corp. II, a special purpose acquisition company from March 2021 to May 2022, and First International Bancorp, a state-chartered bank of Connecticut, from 2008 to 2015. Mr. Peretz served as an Investment Committee Member for the UPS Strategic Venture, a venture capital fund managed by the UPS Strategic Enterprise Fund of UPS, from 2013 to February 2020. Mr. Peretz served as a Board Member on the Atlanta Chapter of the American Red Cross, a disaster and humanitarian relief organization, from 2008 to 2015. Mr. Peretz earned a B.A. in Business Administration from the University of Texas at San Antonio and an M.B.A. from the Goizueta Business School at Emory University. Furthermore, he qualifies as an “audit committee financial expert,” as such term is defined in the rules and regulations of the SEC, for our Audit Committee.

Debra Walton-Ruskin, age 65, has been a director on our Board since February 12, 2024. Prior to joining Chefs’ Warehouse, Ms. Walton-Ruskin served as the Chief Revenue Officer at the London Stock Exchange Group (LSEG), following LSEG’s acquisition of Refinitiv. Her leadership was instrumental in successfully selling Refinitiv to LSEG, marking the culmination of nearly two decades at Refinitiv, Thomson Reuters, and Thomson Financial. She has held numerous C-suite roles, including Global Head of Market Development, Chief Data Officer, Chief Product Officer, and Chief Revenue Officer. She was also President & CEO of Nucleus Financial, a VC-backed startup, a Partner at Cantor Fitzgerald, and a founding Board Member of the Cantor Fitzgerald Futures Exchange. Ms. Walton-Ruskin began her career in financial services as head of sales for Australian-based Giltnet Limited, and was part of the team that took Giltnet public on the Australian Stock Exchange.

Wendy M. Weinstein, age 64, has been a director on our Board since March 4, 2024. Ms. Weinstein has served as Chief Marketing Officer at W2K Consulting, a marketing and management consulting firm with restaurant and food and beverage industry clients, since January 2001. In addition, Ms. Weinstein is a consultant in the restaurant technology, media and food distribution verticals through the Gerson Lehrman Group, Inc., a consulting and information services company, since October 2011. Previously, Ms. Weinstein was an owner and operator of Plates Restaurant, a fine dining restaurant in Westchester, New York, from January 2003 until its sale in October 2019. Prior to that, she served as Director of International Marketing at Sanpellegrino S.p.A, an Italian mineral water company (acquired by Nestle S.A. in 1998), from 1996 to 2000, and as Director of Marketing from 1989 to 1995. Ms. Weinstein currently serves as a director on the board of Newport Restaurant Group, a hospitality services firm, where she serves as a member of the Audit Committee, since January 2024. Ms. Weinstein earned a B.A. from the University of Pennsylvania.

Vote Required
An affirmative vote of a majority of the votes cast on Proposal 1 is required to approve the election of each of the nominees for election as a director.  A “majority of votes cast” means that the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that director nominee’s election.  Abstentions and broker non-votes will have no effect on Proposal 1 because they are not considered votes cast. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Ms. Brown, Mr. Goldstone, Mr. Lewis, Mr. Owens, Mr. C. Pappas, Mr. J. Pappas, Mr. Peretz, Ms. Walton-Ruskin and Ms. Weinstein as directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.

EXECUTIVE COMPENSATION
Executive Summary
    Our performance in 2025 demonstrates our continued progress in establishing ourselves as the premier purveyor of specialty ingredients and specialty center-of-the-plate to over 50,000 high end independently owned restaurants, hotels, country clubs and gourmet food stores in key culinary markets across North America and the Middle East.

During 2025, we made significant progress towards achieving our medium and long-term strategic and financial goals. Our total revenue for fiscal 2025 increased approximately 9.4% to approximately $4.15 billion from approximately $3.8 billion in fiscal 2024. During 2025, we continued to invest in growth across our domestic U.S. and international markets. We made substantial progress on facility expansions and consolidations in Portland, Oregon, our Southern New Jersey/Pennsylvania region and the UAE. In addition, we continued to invest in technology in our operations to drive efficiencies, customer facing digital development and enhancements to our supply chain. Above all, we continue to invest in our people via enhanced talent development programs, improved benefits and growth in both the existing markets we serve and via entering new markets to provide career opportunities and growth.

Our Board credits the leadership of Christopher Pappas, our Chief Executive Officer, and our other named executive officers for contributing to our 2025 achievements, along with:

•working cohesively to effectively manage the Company;
•fostering our entrepreneurial and innovative workplace culture while maintaining our commitment to act with integrity and respect;
•providing their strategic vision; and
•evaluating and maintaining a liquidity position in compliance with the Company’s debt obligations.

As described in greater detail in the Compensation Discussion and Analysis below, we emphasize a pay for performance culture. The design of our 2025 compensation program and our 2025 pay decisions were based on peer group data, survey information and input from the advisors to the Compensation Committee. The Compensation Committee set ambitious performance targets for 2025 as we continue to push ourselves to perform at and achieve even greater results for our Company.

Compensation Discussion and Analysis
    This Compensation Discussion and Analysis discusses the objectives and elements of our compensation programs and the compensation awarded to our named executive officers in fiscal 2025. This information should be read in conjunction with the Summary Compensation Table and the related tables and narratives that follow this Compensation Discussion and Analysis. For fiscal 2025, the following individuals are our named executive officers:
•Mr. Christopher Pappas, our chairman, president and chief executive officer;

•Mr. John Pappas, our vice chairman and chief operating officer;

•Mr. James Leddy, our chief financial officer;

•Mr. Alexandros Aldous, our general counsel, corporate secretary, chief government relations officer and chief administrative officer; and

•Ms. Christina Polychroni, our chief human resources officer.

Overview of Compensation Process
The Compensation Committee of our Board consists solely of directors who are “independent” under the rules and regulations of the SEC and Nasdaq. The Compensation Committee has overall responsibility for the compensation program for our executive officers, including our named executive officers. For fiscal 2025, the Compensation Committee engaged a compensation consultant, Frederic W. Cook & Co. (“FW Cook”) to help it in assessing executive officer and director compensation. A representative of FW Cook provided input on 2025 annual and long-term incentive plan design, reviewed the peer group used for benchmarking executive compensation, provided compensation data to the Compensation Committee, and assisted with preparation of our Pay versus Performance disclosure. The Compensation Committee authorized FW Cook to interact with management on behalf of the Compensation Committee as needed in connection with advising the Compensation Committee. While the Compensation Committee considered input from FW Cook, the Compensation Committee’s decisions ultimately reflect many factors and considerations.
For fiscal 2025, the Compensation Committee reviewed the independence of FW Cook pursuant to SEC rules and the Nasdaq Listing Rules and concluded that FW Cook was independent and that its work for the Compensation Committee did not raise any conflict of interest.
The Compensation Committee typically meets during the first quarter of each fiscal year to set compensation for that fiscal year and did so in the first quarter of fiscal 2025. For fiscal 2025, FW Cook and management assisted with the compensation-setting process. The Compensation Committee worked with FW Cook to formulate compensation decisions for our chief executive officer and our vice chairman and chief operating officer. Management, with input from FW Cook, made recommendations to the Compensation Committee for the rest of the executive officers. Recommendations were accompanied by competitive market data from the peer groups established by the Compensation Committee in consultation with FW Cook. This peer group analysis is discussed in further detail in “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Competitive Marketplace Assessment.”
In setting fiscal 2025 compensation for our named executive officers, the Compensation Committee, following discussions with management and FW Cook, considered the compensation practices of the companies within our peer groups, our operating performance in fiscal 2024 and each of our named executive officer’s performance in fiscal 2024. Our chief executive officer was not present when the Compensation Committee deliberated or voted on his compensation.
For fiscal 2025, the Compensation Committee also engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as an independent compensation consultant to assist in the design of a transaction-contingent, performance-based incentive award for the senior leadership team. Pearl Meyer provided advice regarding the structure of these transaction-contingent, performance-based restricted stock units (“PSUs”), including design considerations and benchmarking data. Additional information regarding these awards is provided under “Change in Control Performance Stock Unit Awards.”

The Compensation Committee authorized Pearl Meyer to interact with management on its behalf as needed in connection with advising the Compensation Committee. While the Compensation Committee considered input from Pearl Meyer and FW Cook, the Compensation Committee’s decisions regarding the transaction-contingent, performance-based PSUs ultimately reflect many factors and considerations.

For fiscal 2025, the Compensation Committee reviewed the independence of Pearl Meyer pursuant to SEC rules and the Nasdaq Listing Rules and concluded that Pearl Meyer was independent and that its work for the Compensation Committee did not raise any conflict of interest.

Advisory Say-on-Pay Proposal
In May of 2025, our stockholders overwhelmingly approved an advisory say-on-pay proposal at our 2025 annual meeting of stockholders with over 93% of the shares represented at the meeting and entitled to vote on the proposal voting FOR the proposal. The Compensation Committee reviewed the results of the stockholder vote at our 2025 annual meeting and took the high percentage of votes cast in favor of the proposal as an indication that our stockholders supported the pay for performance approach that we have adopted. This was further supported by the positive feedback we received regarding our executive compensation structure during stockholder outreach in fiscal 2025. The Compensation Committee will continue to monitor our compensation structure and consider the results of advisory say-on-pay votes of our stockholders on compensation issues as part of our ongoing engagement during this proxy season.

Compensation Philosophy and Objectives
The principal objectives of our executive compensation program are to attract, motivate and retain highly qualified executives by providing total compensation for each position that is competitive within our business sector and peer groups. We also seek to provide appropriate incentives for our named executive officers to achieve performance goals related to our company-wide performance. Finally, through the issuance of equity-based incentives, we seek to align the interests of our named executive officers with our stockholders and to reward performance that enhances our long-term value.
Our Compensation Committee strives to implement a compensation program that enables us to attract and retain high-quality leadership and to ensure that our named executive officers are compensated in a manner consistent with stockholder interests, the policies adopted by the Compensation Committee, internal equity considerations, competitive practice and the requirements of appropriate regulatory bodies. In determining the relevant amounts of each of these components, our Compensation Committee adopted a compensation program that consists of a mix of compensation that it believes:
•aligns interests of our named executive officers with our business plans by using company-wide performance metrics based on those plans and long-term incentive programs with multi-year vesting to retain employees key to their implementation;

•incentivizes achievement of annual and longer term financial, functional, and individual objectives; and

•creates a fair and measurable compensation model for rewarding performance and attracting and retaining key members of management.

Competitive Marketplace Assessment
The Compensation Committee, with the assistance of management and FW Cook, looks at two peer groups when considering its decisions regarding the compensation of our named executive officers: our primary peer group, which consists of companies similar to us in size and business characteristics and is used primarily when setting compensation levels, and our secondary peer group, which consists of large foodservice distribution companies and is used to inform our incentive compensation plan design.
Market data from our primary peer group was taken into consideration in setting the fiscal 2025 compensation of each of our named executive officers. The primary peer group, which was first developed in fiscal 2020 and used to set fiscal 2021 compensation was also referenced in our review of program designs for fiscal 2025, including an assessment of pay vehicles and performance metrics. The Compensation Committee considered the following factors in determining a primary peer group for fiscal 2025:
•Company Type - The companies in the primary peer group are all publicly traded on a U.S. exchange.

•Size - Companies with revenues between 0.4 and 2.5 times the Company’s revenue and market capitalizations between 0.4 and 2.5 times the Company’s market capitalization were targeted for review as potential peers. This size range reflected our near-term aggressive growth plans. The Compensation

Committee believed the Company and the primary peer group when selected were reasonably aligned from a financial size perspective.

•Business - The companies in the primary peer group represent multiple industry segments, including packaged foods, non-food related specialty and online retailers, other non-food related wholesalers and distributors, and trucking and warehousing. The foodservice distribution industry is a highly fragmented industry with several very large national players and numerous small, privately held local players; accordingly, it was necessary to select our primary peer group from various industry segments. We also included companies to capture our expansion outside of the U.S. marketplace, and emphasized marketing and distributing a premium branded portfolio of products.

•Peer Selection - For our primary peer group, we also considered companies listed in our ISS-selected peer group and companies that include us in their peer group.

In November 2024, for fiscal 2025 compensation decisions, FW Cook reviewed the peer group with the Compensation Committee, and the Compensation Committee did not make any changes in the primary peer group from fiscal 2024 to fiscal 2025.
Reflecting the factors outlined above, our primary peer group for fiscal 2025 compensation decisions consisted of the following 18 companies:

1-800-FLOWERS.COM, Inc	GMS Inc.	Reynolds Consumer Products Inc.
The Andersons, Inc.	The Hain Celestial Group, Inc.	SiteOne Landscape Supply, Inc.
B&G Foods, Inc.	Hub Group, Inc.	SpartanNash Company
BlueLinx Holdings Inc.	J&J Snack Foods Corp.	Sprouts Farmers Market, Inc.
Cal-Maine Foods, Inc.	Lancaster Colony Corporation	TreeHouse Foods, Inc.
Fresh Del Monte Produce Inc.	Pool Corporation	Werner Enterprises, Inc.

As of November 2024, the Company’s revenues and market capitalization were between the 25th percentile and the median of the peer companies.
The secondary peer group was used to test compensation design and performance metrics as these companies’ compensation practices are an important reference point due to their status as the Company’s key competition; however, due to the larger size of these companies, they were not considered appropriate to reference in determining fiscal 2025 pay levels of our named executive officers.
For fiscal 2025, FW Cook reviewed and approved the secondary peer group with the Compensation Committee.

US Foods Holding Corp.	United Natural Foods, Inc.
Performance Food Group Company	Sysco Corporation

We do not benchmark compensation in the traditional manner, as we do not directly tie individual components of compensation to particular benchmarks. In general, the Compensation Committee references the 25th and 75th percentiles and the median of the competitive compensation marketplace, as well as data regarding compensation design and performance metrics. Market data, however, is only one factor among many considered by the Compensation Committee when making determinations regarding executive compensation. Other factors considered include individual performance, scope of responsibilities, experience, criticality of the position, retention concerns and the need to recruit new officers.
Components of Named Executive Officer Compensation
Taking into account the above-described objectives and our peer group comparisons, when setting fiscal 2025 compensation, the Compensation Committee focused on designing a compensation package for our named executive officers that consisted of base salaries, performance-based annual cash incentive awards and long-term equity awards, as well as retirement and other welfare benefits and termination protection.

Element	Description & Objective	Form
Base Salary	The guaranteed part of our executives’ pay. Base salary reflects the different levels of responsibility within the Company, the skills and experience required for the job, individual performance and labor market conditions. Provides a competitive level of fixed compensation.	• Cash
Performance-Based Annual Cash Incentive	Performance-based payments to incentivize bottom-line growth as measured by fiscal 2025 AEBITDA. Opportunities for additional payouts for performance above target levels.	• Cash
Long-Term Equity Incentives	Equity-based incentives earned based on the attainment of performance objectives and/or continued service with the Company to align the interests of our executives with stockholders and reward performance that enhances long-term value. A portion of the performance-based restricted stock component for named executed officers is earned based on attainment of AEBITDA, ROIC and challenging share price goals over a three-year measurement period. Transaction-contingent, performance-based restricted stock units granted outside of regular compensation.	• Performance-based restricted stock • Time-based restricted stock • Transaction-contingent, performance-based restricted stock units
Retirement and Other Welfare Benefits	Health and welfare benefits and methods for individuals to save for retirement to align with market practice and provide for the wellness of our executives and their families.	• 401(k) savings plan • Health, dental, and vision insurance • Short-term disability coverage • Life insurance
Termination Benefits	Severance, termination benefits, and accelerated vesting of equity upon qualifying terminations and in connection with changes in control of the Company in order to retain our executives and help enable them to focus on executing our business plans.	• Cash severance • Accelerated equity • In kind termination benefits
Limited Perquisites	Limited perquisites targeted to be market competitive.	• Transportation
Base Salary
We provide our named executive officers with a base salary to compensate them for performing their daily responsibilities. We believe that base salaries must be competitive, based upon the named executive officer’s scope of responsibilities and what we believe to be market rates of compensation for executives performing similar functions for comparable companies within our peer groups. We also periodically review the performance of our named executive officers and, in some instances, award merit-based base salary increases as a result of these reviews.
We consider increases to our named executive officers’ base salaries annually. For fiscal 2025, the Compensation Committee, based on peer group data, survey information and input from FW Cook, made the decision to increase base salaries for our named executive officers uniformly by 5% to align with market compensation and to retain and continue to motivate our named executive officers.

The annual base salaries for our named executive officers for fiscal 2025 were as follows:

2025 Base Salary
Name	($)
Christopher Pappas	1,178,714
John Pappas	647,764
James Leddy	539,803
Alexandros Aldous	503,817
Christina Polychroni	394,144

    Annual Cash Incentive Compensation
To closely align our named executive officers’ compensation to our business objectives, we believe that a significant portion of a named executive officer’s compensation should be performance-based. The Company sets ambitious performance targets and emphasizes a pay for performance culture. Accordingly, in fiscal 2025, we put in place an annual cash incentive compensation program, our 2025 Cash Incentive Plan (the “2025 Plan”), that provided our named executive officers with the opportunity to earn cash incentive compensation with a target amount set forth in the table below for the achievement of annual performance goals related to our business. Targets were achieved at 100% for Messrs. Leddy and Aldous and Ms. Polychroni and 300% for Messrs. C. Pappas and J. Pappas for fiscal 2025, and payment was made in the first quarter of fiscal 2026.

Name	Target Award as a Percentage of Base Salary	Target Award ($)	Actual Payout under 2025 Plan ($)
Christopher Pappas	100%	1,178,714	3,536,143
John Pappas	100%	647,764	1,943,295
James Leddy	75%	404,852	404,852
Alexandros Aldous	75%	377,863	377,863
Christina Polychroni	75%	295,608	295,608

The Compensation Committee selected AEBITDA as the performance measure for the 2025 Plan because it measures bottom-line growth of the Company, which the Compensation Committee views as being the key driver of long‑term growth in stockholder value. When selecting the performance measures for 2025, the Compensation Committee considered the annual incentive plan designs of members of our peer groups, as well as our specific corporate goals and budgetary considerations. In setting the corporate performance targets under the 2025 Plan, the Compensation Committee considered historic levels of our performance for AEBITDA, taking into consideration our acquisitions in fiscal 2024, and based target AEBITDA on results that were improvements over the prior fiscal year’s results.

AEBITDA. For all of our named executive officers, payouts under the 2025 Plan related to AEBITDA were tiered as follows: no payout if AEBITDA in fiscal 2025 was less than $225 million, payout at target if AEBITDA in fiscal 2025 was $240 million and payout at maximum if AEBITDA in fiscal 2025 was $260 million or more, with payouts linearly interpolated between levels of achievement. Additionally, if AEBITDA in fiscal 2025 was $250 million or more, Mr. C. Pappas and Mr. J. Pappas were entitled to receive a payout under the 2025 Plan equal to 300% of their total target awards. Our fiscal 2025 AEBITDA, as determined under the 2025 Plan, was $258 million, exclusive of acquisitions.

For fiscal 2025, we defined AEBITDA, which is not a measurement determined in accordance with the U.S. generally accepted accounting principles, or GAAP, as the aggregate of the following GAAP measures: net income, interest expense, depreciation, amortization, provision for income taxes, stock compensation, duplicate rent, integration and deal costs, third party transaction costs, change in fair value of earn-out obligation, loss on asset disposal, asset impairment charges, one-time executive management costs, moving expenses, and other costs, if any. We use AEBITDA, together with financial measures prepared in accordance with GAAP, such as revenue and cash flows from operations, to assess our historical and prospective operating performance and to enhance our understanding of our core operating performance. The use of AEBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies.

Long-Term Equity Compensation
    Other than in exceptional cases, such as promotions or new hires, equity awards for our executive officers are approved by the Compensation Committee during the first quarter of each fiscal year. Equity awards are not granted in anticipation of the release of material nonpublic information, and the Company does not time the release of material non-public information based on the anticipated grant dates of equity awards.

During the first quarter of fiscal 2025, the Compensation Committee, in consultation with FW Cook and management, approved the granting of long-term equity incentive (“LTI”) compensation, consisting of time-based restricted stock awards and performance-based restricted stock awards, to each of our named executive officers.

For these stock awards (the “2025 Grant”), the target LTI award value was set at 300% of base salary for Mr. C. Pappas and Mr. J. Pappas, and 150% of base salary for Mr. Leddy, Mr. Aldous and Ms. Polychroni. Once the target award value was established, the Compensation Committee decided that a significant percentage of the awards for the named executive officers should be performance-based. Accordingly, the Compensation Committee determined the mix of LTI awards would consist of 70% performance-based restricted stock awards for Mr. C. Pappas and Mr. J. Pappas and 50% performance-based restricted stock awards for Messrs. Leddy and Aldous and Ms. Polychroni, to motivate the executives to achieve our corporate objectives and enhance stockholder value and 30% time-based restricted stock awards for Mr. C. Pappas and Mr. J. Pappas and 50% time-based restricted stock awards for Messrs. Leddy and Aldous and Ms. Polychroni, to support retention objectives. The Compensation Committee determined not to make any changes to the performance measures or weightings used for LTI awards in 2025. The measures for the performance-based restricted stock awards (the “2025 PRSA Grant”) included the Company’s share price (15% of the award target), ROIC (15% of the award target) and AEBITDA (70% of the award target). The 2025 PRSA Grant can payout up to a maximum of 200% of the target shares.

    The respective target values and number of shares (determined based upon a 30-day trailing average of the grant date share price of $56.90) of the 2025 Grant at target and at maximum (200% of target), were as follows:

Name	2025 RSA Value ($)	2025 RSA Shares (#)	2025 PSA Target Value ($)	2025 PSA Shares at Target (#)	2025 PSA Shares at Max (#)
Christopher Pappas	1,060,844	18,644	2,475,264	43,502	87,006
John Pappas	582,997	10,246	1,360,308	23,907	47,814
James Leddy	404,844	7,115	404,844	7,115	14,231
Alexandros Aldous	377,873	6,641	377,873	6,641	13,281
Christina Polychroni	295,596	5,195	295,596	5,195	10,391

The time-based vesting restricted stock awarded in fiscal 2025 vests in equal one-third installments on the first through third anniversary dates of the date set forth in the named executive officers’ respective time-based restricted stock award agreements.
    The goals set with respect to the PRSAs awarded in fiscal 2025 were designed to increase and sustain stockholder value over time, based on input from the advisors to the Compensation Committee and feedback provided by the Company’s stockholders. The target goals for 2025 reflected the Compensation Committee’s expectations of macro and industry-specific influences on the Company’s AEBITDA, share price, and ROIC. In light of these expectations, the Compensation Committee determined that the PRSA target performance goals would reflect challenging but attainable (and motivational) corporate performance objectives for the named executive officers. The number of PRSAs eligible to vest was based on the Company’s achievement of AEBITDA, ROIC and challenging share price targets for the performance period beginning on the first day of fiscal 2025 and ending on December 31, 2027. AEBITDA was chosen as a performance measure for both the 2025 Plan and the 2025 PRSAs because the Compensation Committee views it as one of the key indicators of sustained Company growth and stockholder value. Through ongoing shareholder engagement, the Company has received consistent feedback that AEBITDA is a preferred investor measure of operating performance on both a short and long-term basis. The Compensation Committee places significant importance to such shareholder feedback and views it as an important signal that the chosen metric aligns executive compensation with the measure of performance that matters most to Company’s shareholders. Additionally, in setting the targets, the Compensation Committee considers exceptional performance requirements in order to trigger meaningful award payouts. The Compensation Committee determined the share price targets were challenging based on the then-current share price range and tracked the Company’s AEBITDA targets in terms of expected value creation within the Company’s historical AEBITDA multiple range. ROIC measures our ability to generate earnings or returns on our invested capital base. Our long-term goal is to generate returns on our invested capital in excess of our weighted average cost of capital on a consistent basis. AEBITDA and ROIC measure our operating performance and profitability, and the share price target measures our performance as evaluated by the market. AEBITDA and ROIC will be measured in the final year of the performance period determined on a sliding scale, ratably interpolated within the performance ranges. The share price goal will be achieved upon the highest 20-day trading average closing share price being attained at any point during the performance period and will be ratably interpolated between performance targets.

The relevant targets for the 2025 PRSA Grant are as follows:

Metric	Performance	Percentage of Target Earned	Performance	Percentage of Target Earned	Performance	Percentage of Target Earned
AEBITDA	Equal to or less than $240 million	0%	$260 million	100%	Equal to or greater than $275 million	200%
Share Price	Equal to or less than $50	0%	$62.60	100%	Equal to or greater than $69	200%
ROIC	Equal to or less than 11%	0%	15%	100%	Equal to or greater than 16%	200%

    All annual LTI equity incentive awards granted in fiscal 2025 contained “double trigger” change in control provisions, so that, in the event of a change in control, vesting of the award is accelerated only if the executive experiences an involuntary termination of employment without “cause” or resigns for “good reason.” If a change in control occurs during the performance period for performance-based restricted stock, the award would be converted to time-based restricted stock based on target.

Fiscal 2023-2025 PRSA Payouts

The performance-based restricted stock awards granted in fiscal 2023 (the “2023 PRSAs”) were eligible to be earned based on achievement of performance goals based on the Company’s share price (25% of the award target), ROIC (25% of the award target) and AEBITDA (50% of the award target) measured over the three year performance period. Maximum payout of the 2023 PRSAs was 200% of the target shares.

The relevant targets for the 2023 PRSAs were as follows:

Metric	Performance	Percentage of Target Earned	Performance	Percentage of Target Earned	Performance	Percentage of Target Earned
AEBITDA	Equal to or less than $220 million	0%	$260 million	100%	Equal to or greater than $300 million	200%
Share Price	Equal to or less than $32.50	0%	$37.50	100%	Equal to or greater than $42.50	200%
ROIC	Equal to or less than 10%	0%	15%	100%	Equal to or greater than 17%	200%

Targets were achieved at 200% for share price, 84% for ROIC and 96% for AEBITDA, resulting in the following payouts for the named executive officers:

Name	2023 PRSA Shares at Target (#)	2023 PRSA Shares at Maximum (#)	Final Award Payout of 2023 PRSAs (#)
Christopher Pappas	65,841	131,682	78,351
John Pappas	36,183	72,366	43,058
James Leddy	10,769	21,538	12,815
Alexandros Aldous	10,051	20,102	11,960
Christina Polychroni	4,992	9,984	5,940

Retirement Plans and Other Welfare Benefits
We believe that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing health and welfare benefits as well as methods for those individuals to save for retirement. Accordingly, we provide our named executive officers with the following benefits:
•Health Insurance. We provide each of our named executive officers and their spouses and children the same health, dental, and vision insurance coverage we make available to our other eligible employees. For our named executive officers, we pay both our portion and the executive’s portion of the premiums for these benefits.

•Disability Insurance. We provide each of our named executive officers with short-term disability insurance.

•Life Insurance. For each of our named executive officers, we pay the premiums for life insurance in an amount equal to their annual base salary, up to $300,000.

•Retirement Benefits. We do not provide pension arrangements or post-retirement health coverage for our named executive officers or employees; however, our named executive officers and other eligible employees are eligible to participate in our 401(k) defined contribution plan. We make matching contributions for each of our employees, including our named executive officers, in an amount equal to 50% of any employee contributions up to 6% of the employee’s salary.

•Nonqualified Deferred Compensation. We do not currently provide any nonqualified defined contribution or other deferred compensation plans to any of our employees.

Termination Protection Benefits
We believe that an important aspect of attracting and retaining qualified individuals to serve as executive officers involves providing market termination protection benefits. We have entered into employment agreements with our named executive officers pursuant to which they are entitled to certain benefits upon qualifying terminations of employment and have implemented a change in control severance program in which they participate. Further, our named executive officers are party to severance agreements discussed in further detail in “Compensation Discussion and Analysis - Employment Agreements, Offer Letters and Severance Benefits.”
Our executive officers generally have long tenure with the Company and have provided the vision and leadership that have built the Company into the successful enterprise that it is today. The Compensation Committee believes that the interests of stockholders are best served by ensuring that the interests of our senior management are aligned with those of our stockholders. Change in control benefits are intended to eliminate, or at least reduce, the reluctance of senior management to pursue potential change in control transactions that may be in stockholders’ best interests. The security of competitive change in control arrangements serves to eliminate distraction caused by uncertainty about personal financial circumstances during a period in which the Company requires focused and thoughtful leadership to ensure a successful outcome. Accordingly, the Executive Change in Control Plan (the “Executive CIC Plan”) was adopted to provide “double trigger” severance benefits to the covered executives in the event of their termination under certain circumstances following a change in control. “Double trigger” benefits also require that two events occur in order for severance to be paid: a change in control followed by the executive’s involuntary termination of employment. The Compensation Committee believes a “double trigger” severance benefit provision is most appropriate, as it provides an incentive for greater continuity in management following a change in control.
In addition to the previously discussed equity incentive awards granted in fiscal 2025, all regular, annual LTI grants of equity incentive awards granted in fiscal 2026 also contain “double trigger” change in control provisions, so that in the event of a change in control, vesting of the award is accelerated only if the executive experiences an involuntary termination of employment “without cause” or resigns for “good reason.” If a change in control occurs during the performance period for performance-based restricted stock, the award will be converted to time-based restricted stock based on target.
Perquisites
    The Company provides limited personal benefits to certain of our named executive officers for competitive reasons. Mr. C. Pappas, as our chief executive officer, and Mr. J. Pappas, as our vice chairman and chief operating officer, are permitted to use the Company’s aircraft in certain instances. In addition, Mr. C. Pappas and Mr. J. Pappas receive a monthly automobile allowance, which reduces administrative burdens and supports employee retention in these key positions. Our named executive officers also receive tax reimbursements related to imputed income on Company-paid life insurance benefits. These arrangements are discussed in the footnotes to the “Summary Compensation Table - Fiscal Years 2023-2025.”
On January 30, 2026, the Compensation Committee approved an executive financial planning and tax counseling benefit for certain executive officers in order to provide them with more time to focus on the business of the Company, consistent with competitive market practices and the Company's overall compensation philosophy. The benefit provides for reimbursement or direct payment of fees incurred for certain tax counseling and financial planning services, as well as reimbursement of premiums for individual additional umbrella liability insurance coverage. The maximum annual benefit amounts are as follows: $20,000 for the chief executive officer, $15,000 for the chief operating officer and $10,000 for each other named executive officer, with a maximum aggregate annual program benefit limit of $75,000. A copy of the Executive Financial Planning and Tax Counseling Program Policy is attached to this Proxy Statement as Annex C.

Change in Control Performance Stock Unit Awards

On February 25, 2025, the Compensation Committee, in consultation with its compensation consultants, approved a one-time grant of PSUs to certain executive officers outside of the Company’s regular annual compensation structure. The Compensation Committee granted (i) 250,000 PSUs to Mr. C. Pappas and (ii) 41,625 PSUs to each of Mr. J. Pappas, Mr. Leddy, Mr. Aldous and Ms. Polychroni.

The Compensation Committee approved these awards to reinforce leadership continuity and directly align executive incentives with the creation of substantial shareholder value over a defined four-year period. In making this determination, the Compensation Committee considered the importance of retaining key members of the senior leadership team, recognizing that leadership stability is a material factor in preserving and enhancing enterprise value, and that the awards would continue to motivate the senior leaders to grow the business. The Compensation Committee also took into account the broader compensation landscape, including market data and peer group benchmarking, which confirmed that the structure and magnitude of the awards were consistent with competitive practice for executives in comparable roles and industries. In evaluating the appropriate structure, the Compensation Committee determined that a transaction-contingent, performance-based design would promote sustained focus on enhancing long-term enterprise value while ensuring that any compensation ultimately realized would be directly tied to the achievement of meaningful shareholder returns in connection with a potential change in control transaction.

The PSUs have a four-year term from the date of grant and only become vested and payable to the extent that a Qualifying Change in Control (as defined below) occurs during such four-year period. The PSUs are subject to performance conditions designed to directly tie pay outcomes to shareholder value creation in connection with a successful change in control, if it occurs.

The PSUs’ performance-based vesting is based on the occurrence of a change in control of the Company within the four-year period following the date of grant and the extent to which the per-share change in control deal price of the Company achieves certain specified percentage thresholds over the 180-day volume-weighted average price of a share of the Company as of the date immediately before the grant date of the PSUs, which have been pre-established by the Compensation Committee (“Deal Premium Thresholds”) (such change in control of the Company, a “Qualifying Change in Control”). Between 0% to 100% of the PSUs are eligible to vest, and the amount of the PSUs vested and earned will be determined based on the extent to which the Deal Premium Thresholds are satisfied. Amounts earned are determined by linear interpolation if results are between the specified Deal Premium Thresholds. If a Qualifying Change in Control does not occur (i.e., there is no change in control during the four-year term, or there is a change in control but the Deal Premium Thresholds are not achieved), the PSUs will terminate and no shares or payments will be delivered in respect of the PSUs. This structure ensures that compensation outcomes are directly linked to the magnitude of shareholder value creation associated with a transaction.

Vesting is also subject to continuous service with the Company until the occurrence of a Qualifying Change in Control, with limited exceptions provided in the applicable award agreement, such as an involuntary termination of employment without “cause” or by the executive for “good reason” or termination for death or disability, each within a twelve-month period before the Qualifying Change in Control (or pro-rated vesting in the event of death and disability before such twelve-month period), in each case based on the actual attainment of the Deal Premium Thresholds.

Any amounts earned in respect of the PSUs are settled in shares of common stock of the Company to the extent that such shares are available under the 2019 Equity Incentive Plan (or otherwise cash-settled based on the value of a share of the Company at award settlement).

Amended and Restated CEO and COO Employment Agreements; Retention Bonus Arrangements

On March 23, 2026, in connection with the approval of amended and restated employment agreements for each of Mr. C. Pappas (the “Amended CEO Employment Agreement”) and Mr. J. Pappas (the “Amended COO Employment Agreement”), and following consultation with Pearl Meyer, the Compensation Committee and the Board approved new retention bonus arrangements for each executive (the “Retention Bonuses”). The Compensation Committee determined that the Retention Bonuses are consistent with competitive market practices and the Company’s overall compensation philosophy. These Retention Bonuses are designed to reinforce leadership continuity, sustained operating performance and long-term succession planning.

The Retention Bonuses are earned and paid in separate annual installments over a five-year period, consisting of five consecutive one-year performance periods (each, a “Performance Period”) upon the satisfaction of service-based and performance-based conditions. In addition, in the event of a change in control of the Company prior to completion of any Performance Period, any unpaid Retention Bonus for such Performance Period and all future Performance Periods will be immediately forfeited, and no payment will be made in respect thereof, whether or not the performance conditions would otherwise have been satisfied.

Amended CEO Employment Agreement and Retention Bonus

The Amended CEO Employment Agreement supersedes and replaces the employment agreement we entered into with Mr. C. Pappas on August 2, 2011 (the “2011 CEO Employment Agreement”). The terms of the Amended CEO Employment Agreement remain substantially similar to the 2011 CEO Employment Agreement, except that: (i) the Amended CEO Employment Agreement has a five-year term; (ii) Mr. C. Pappas will receive a base salary of $1,296,586; and (iii) Mr. C. Pappas will be eligible to receive a Retention Bonus in an aggregate maximum amount of $20,000,000 over a five-year period, consisting of five consecutive one-year Performance Periods, corresponding to fiscal years 2026 through 2030 (the “CEO Retention Bonus”), subject to the satisfaction of service and performance conditions for each Performance Period as further described below.

Pursuant to the terms of the CEO Retention Bonus, Mr. C. Pappas is eligible to receive up to five equal annual installment payments of $4,000,000, subject to the satisfaction of the following service and performance conditions: (i) continued active employment as Chief Executive Officer through the end of the applicable Performance Period; (ii) achievement of year-over-year EBITDA growth of at least $5,800,000 (i.e., the combined annual Retention Bonus payments payable to Mr. C. Pappas and Mr. J. Pappas for such fiscal year) for the applicable Performance Period; and (iii) with respect to the final Performance Period (i.e., 2030 fiscal year) and installment payment only, development of at least two internal executives who have been developed to a level such that they could reasonably be considered viable candidates for the Chief Executive Officer role, as determined by the Board in its sole discretion. The Amended CEO Employment Agreement provides that any outstanding portion of the CEO Retention Bonus will be forfeited and any rights in respect thereof will terminate upon: (i) Mr. C. Pappas’ failure to satisfy the applicable service and performance conditions described in the preceding sentence for the applicable Performance Period, (ii) termination of employment by Mr. C. Pappas for any reason before the end of the applicable Performance Period or by the Company with Cause (as defined in the Amended CEO Employment Agreement), or (iii) in the event of a change in control of the Company before the end of the applicable Performance Period; provided, however, that in the event of a termination by the Company without Cause, any outstanding portion of the CEO Retention Bonus for any Performance Period that has not been completed will accelerate and become immediately payable. For purposes of the Retention Bonus, “Adjusted EBITDA” will be calculated in a manner consistent with the definition used under the Company’s annual cash incentive plan for the applicable fiscal year. Achievement of the performance condition will be determined and certified by the Compensation Committee following completion of the applicable fiscal year. Each annual installment is independently earned based solely on the applicable year’s conditions. Failure to satisfy the conditions for any Performance Period will result in forfeiture of that year’s installment but will not affect eligibility for future Performance Periods.

This summary discussion of the Amended CEO Employment Agreement is qualified in its entirety by the actual text of the Amended CEO Employment Agreement, which is attached to this proxy statement as Annex A. We encourage you to carefully read the full text of the Amended CEO Employment Agreement.

Amended COO Employment Agreement and Retention Bonus

The Amended COO Employment Agreement supersedes and replaces the employment agreement with Mr. J. Pappas on January 12, 2012 (the “2012 COO Employment Agreement”). The terms of the Amended COO Employment

Agreement remain substantially similar to the 2012 COO Employment Agreement, except that: (i) the Amended COO Employment Agreement has a five-year term; (ii) Mr. J. Pappas will receive a base salary of $712,541; and (iii) Mr. J. Pappas will be eligible to receive a cash retention bonus award in an aggregate maximum amount of $9,000,000 over a five-year period, consisting of five consecutive one-year Performance Periods, corresponding to fiscal years 2026 through 2030 (the “COO Retention Bonus”), subject to the satisfaction of service and performance conditions for each Performance Period as further described below.

Pursuant to the terms of the COO Retention Bonus, Mr. J. Pappas is eligible to receive up to five equal annual installment payments of $1,800,000 subject to the satisfaction of the following service and performance conditions: (i) continued active employment as Chief Operating Officer through the end of the applicable Performance Period; and (ii) achievement of year-over-year EBITDA growth of at least $5,800,000 for the applicable Performance Period (i.e., the combined annual Retention Bonus payments payable to Mr. C. Pappas and Mr. J. Pappas for such fiscal year). The Amended COO Employment Agreement provides that any outstanding portion of the COO Retention Bonus will be forfeited and any rights in respect thereof will terminate upon: (i) Mr. J. Pappas’ failure to satisfy the applicable service and performance conditions described in the preceding sentence for the applicable Performance Period, (ii) termination of employment by Mr. J. Pappas for any reason before the end of the applicable Performance Period or by the Company with Cause (as defined in the Amended COO Employment Agreement), or (iii) in the event of a change in control of the Company before the end of the applicable Performance Period; provided, however, that in the event of a termination by the Company without Cause, any outstanding portion of the COO Retention Bonus for any Performance Period that has not been completed will accelerate and become immediately payable. The definition of Adjusted EBITDA and the certification mechanics are identical to those applicable to the CEO Retention Bonus. Each annual installment is independently earned based solely on the applicable year’s conditions. Failure to satisfy the conditions for any Performance Period will result in forfeiture of that year’s installment but will not affect eligibility for future Performance Periods.

This summary discussion of the Amended COO Employment Agreement is qualified in its entirety by the actual text of the Amended COO Employment Agreement, which is attached to this proxy statement as Annex B. We encourage you to carefully read the full text of the Amended COO Employment Agreement.

Tax and Accounting Implications
Our Compensation Committee considers the accounting and tax treatment of executive compensation in determining the amount and form of compensation that we pay our named executive officers. For instance, our Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, as amended (“Section 162(m)”). Under Section 162(m) compensation paid to our covered executive officers in excess of $1,000,000 will not be deductible unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017.
The Compensation Committee balances the desirability to qualify for such deductibility with the Company’s need to maintain flexibility in compensating executive officers in a manner designed to promote its corporate goals and compensation objectives. As a result, the Compensation Committee may elect to provide compensation that is not deductible in order to achieve these goals and objectives.
CEO Stock Ownership Guidelines
To instill an ownership culture, our Board requires that our chief executive officer own shares of our common stock with a value equal to at least six times his annual salary. Our chief executive officer, Mr. C. Pappas, satisfies this requirement.
Insider Trading Policy
We have adopted an Insider Trading Policy that governs the purchase, sale and/or other dispositions of our securities by our Company and our directors, officers and employees, that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and the exchange listing standards applicable to us. A copy of our Insider Trading Policy is filed as Exhibit 19 to our Annual Report on Form 10-K for the fiscal year ended December 26, 2025.
Hedging, Pledging and Short Sales Policy
        Under our Insider Trading Policy, we prohibit hedging and short sales of Company securities by all of our employees and directors and their affiliates. Subject to certain limited exceptions, we also generally prohibit the pledging of Company securities by all of our employees and directors and their affiliates.
Clawback

    In August 2023, the Board adopted a Clawback Policy to comply with the applicable provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules and requirements of NASDAQ Listing Rule 5608. In the event of an accounting restatement, under the Clawback Policy, the Compensation Committee, as the committee of the Board responsible for administering the policy, is authorized to recover certain incentive-based compensation paid to an executive officer of the Company on or after October 2, 2023 to the extent such incentive-based compensation was paid on the basis of financial results in respect of any of our three most recently completed fiscal years preceding the restatement.

Additionally, all awards, including time-based awards, granted under the Company’s 2019 Equity Incentive Plan will be subject to clawback or recoupment as permitted or mandated by applicable law, rules, regulations or Company policy.

Compensation Committee Report
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management, as required by Item 402(b) of Regulation S-K. Based on our review and discussions with management, we have recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 26, 2025.
The Chefs’ Warehouse, Inc. Compensation Committee
Mr. Aylwin Lewis (chairman)
Mr. Richard Peretz
Ms. Debra Walton-Ruskin

The foregoing Report of the Compensation Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Compensation Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or under the Exchange Act, regardless of any general incorporation language in such filing.

Summary Compensation Table – Fiscal Years 2023-2025
    The table below summarizes the compensation paid or accrued by us during the fiscal years indicated for our chief executive officer, chief financial officer, and each of our next three highest paid executive officers, in each case whose total compensation exceeded $100,000 for fiscal 2025.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3) ($)	Total ($)
Christopher Pappas	2025	1,200,302	—	17,084,933	3,536,143	140,520	21,961,898
Chief Executive Officer	2024	1,120,621	—	3,389,276	1,122,585	160,767	5,793,249
	2023	1,020,532	—	3,061,588	765,399	181,336	5,028,855
John Pappas	2025	659,629	—	5,749,173	1,943,295	143,288	8,495,385
Vice Chairman	2024	615,842	—	1,862,560	616,919	172,919	3,268,240
	2023	560,836	—	1,682,510	420,626	146,807	2,810,779
James Leddy	2025	549,689	—	3,318,369	404,852	7,367	4,280,277
Chief Financial Officer	2024	513,198	—	776,069	385,574	7,193	1,682,034
	2023	467,362	—	701,063	262,891	7,087	1,438,403
Alexandros Aldous	2025	513,045	—	3,202,702	377,863	9,418	4,103,028
General Counsel	2024	478,989	—	724,326	359,870	9,128	1,572,313
	2023	436,205	—	654,320	245,365	14,221	1,350,111
Christina Polychroni	2025	401,363	—	2,849,850	295,608	21,703	3,568,524
Chief Human Resources Officer	2024	374,407	—	566,672	281,531	21,206	1,243,816
	—	—	—	—	—	—	—
(1)Reflects the amount of salary paid in each fiscal year. The difference between the salary paid to each named executive officer and the named executive officer’s base salary results from the timing of the fiscal year and other administrative items, including vacation rollover.
(2)Reflects the aggregate grant date fair value of our awards to our named executive officers of time-based vesting restricted shares of our common stock, performance-based vesting restricted shares of our common stock and the transaction-contingent PSUs consistent with FASB Accounting Standards Codification Topic 718 “Compensation-Stock Compensation” (“ASC Topic 718”). The grant date fair value for the awards of time-based restricted stock was determined by taking the closing market price of the Company’s common stock on the date of grant (or the last day on which there was a closing market price of our common stock when grants were made on days when there was no trading in our common stock) and multiplying it by the number of shares awarded. The assumptions made, if any, when calculating the amounts in this column are found in Note 10 to the Consolidated Financial Statements of the Company, as filed with the SEC on Form 10-K for the fiscal year ended December 26, 2025. The grant date fair value for awards of performance-based restricted stock reflects payouts at “target” levels of performance. The amounts reported in the Summary Compensation Table for the performance-based vesting restricted stock granted in 2025 are the values at the grant date under applicable accounting principles, which take into account the probable outcome of the performance conditions. Consequently, these values differ from the total amount of the awards made by the Compensation Committee, which is divided by the Company’s common stock price as determined on the grant date to yield a number of shares of performance-based vesting restricted stock. Assuming that the highest levels of performance conditions are achieved, the values of the performance-based awards granted in fiscal 2025 and measured as of the 2025 grant date were: Mr. C. Pappas, $10,615,602, Mr. J. Pappas, $5,833,786, Mr. Leddy, $1,736,324, Mr. Aldous, $1,620,415 and Ms. Polychroni, $1,267,806. The grant date fair value for the transaction-contingent PSUs was determined using a Monte Carlo simulation in order to model a range of possible future stock prices for the Company’s common stock. The assumptions made, if any, when calculating these amounts are found in Note 10 to the Consolidated Financial Statements of the Company, as filed with the SEC on Form 10-K for the fiscal year ended December 26, 2025.

(3)The following table breaks out the components of the “All Other Compensation” paid to our named executive officers in fiscal 2025:

Name	Medical, Dental and Vision Insurance Premiums(a) ($)	Life Insurance Premiums(b) ($)	Tax Reimbursement(c) ($)	Short-Term Disability Insurance Premiums(d) ($)	401(k) Plan Match(e) ($)	Auto(f) ($)	Aircraft(g) ($)	Phone(h) ($)	Total ($)
Christopher Pappas	7,076	446	3,180	216	10,500	48,000	71,101	—	140,520
John Pappas	7,076	446	1,980	216	10,350	24,000	99,220	—	143,288
James Leddy	4,725	446	1,980	216	—	—	—	—	7,367
Alexandros Aldous	2,611	446	450	216	4,795	—	—	900	9,418
Christina Polychroni	9,191	446	450	216	10,500	—	—	900	21,703
(a)    This amount reflects each named executive officer’s portion of the premiums for such individual and his or her family’s medical, dental and vision insurance that we pay on such individual’s behalf.
(b)    This amount reflects premiums we pay for each named executive officer’s group term life insurance.
(c)    This amount reflects reimbursement of taxes incurred by the named executive officer on group term life insurance premium payments reported in column (b).
(d)    This amount reflects the premiums we pay for each named executive officer’s short-term disability insurance.
(e)    This amount reflects our matching contribution to each named executive officer’s 401(k) plan.
(f)    Mr. C. Pappas received a monthly car allowance of $4,000 and Mr. J. Pappas received a monthly car allowance of $2,000 during fiscal 2025.
(g)    Per IRS regulations, our chief executive officer and vice chairman recognize imputed income on the personal use of the Company’s aircraft. For SEC disclosure purposes, the cost of personal use of the Company’s aircraft is calculated based on the incremental cost to the Company. To determine the incremental cost, we calculate the variable fuel cost by multiplying flight time by the average hourly fuel cost per flight, plus any direct trip expenses such as aircraft landing and parking fees and crew expenses. Fixed costs that do not change based on usage, such as pilot salaries, aircraft and hangar lease expenses, maintenance costs, in-flight internet, and aircraft insurance costs, are excluded from this amount.
(h) This amount reflects the reimbursement we pay for each named executive officer’s use of their personal cellular phones for Company business.

Fiscal 2025 Grants of Plan-Based Awards
    We granted cash and equity-based awards to our named executive officers in fiscal 2025. The following table provides information about plan-based awards granted to the named executive officers during fiscal 2025:

Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)						Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards
Name	Grant Date		Threshold	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units (#)	Grant Date Fair Value of Equity Awards(3) ($)
Christopher Pappas			—	1,178,714	3,536,142
	2/25/2025	(4)				—	30,452	60,904		3,715,449
	2/25/2025	(5)				—	6,525	13,051		796,115
	2/25/2025	(6)				—	6,525	13,051		796,115
	2/25/2025	(7)						250,000		9,502,500
	2/25/2025	(8)							18,644	2,274,754

John Pappas			—	647,764	1,943,292
	2/25/2025	(4)				—	16,735	33,470		2,041,837
	2/25/2025	(5)				—	3,586	7,172		437,528
	2/25/2025	(6)				—	3,586	7,172		437,528
	2/25/2025	(7)						41,625		1,582,166
	2/25/2025	(8)							10,246	1,250,114

James Leddy			—	404,852	809,704
	2/25/2025	(4)				—	4,981	9,961		607,732
	2/25/2025	(5)				—	1,067	2,135		130,185
	2/25/2025	(6)				—	1,067	2,135		130,185
	2/25/2025	(7)						41,625		1,582,166
	2/25/2025	(8)							7,115	868,101

Alexandros Aldous			—	377,863	755,726
	2/25/2025	(4)				—	4,649	9,297		567,224
	2/25/2025	(5)				—	996	1,992		121,522
	2/25/2025	(6)				—	996	1,992		121,522
	2/25/2025	(7)						41,625		1,582,166
	2/25/2025	(8)							6,641	810,268

Christina Polychroni			—	295,608	591,216
	2/25/2025	(4)				—	3,637	7,273		443,750
	2/25/2025	(5)				—	779	1,559		95,046
	2/25/2025	(6)				—	779	1,559		95,046
	2/25/2025	(7)						41,625		1,582,166
	2/25/2025	(8)							5,195	633,842

(1)Represents the possible performance-based, cash incentive award payments pursuant to our 2025 Plan. For a description of the 2025 Plan and awards made pursuant thereto, see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Named Executive Officer Compensation - Annual Cash Incentive Compensation” beginning on page 28 of this proxy statement, and for a description of the payments actually made pursuant to the 2025 Plan, see “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2023-2025” beginning on page 37 of this proxy statement.
(2)There were no threshold payouts under the 2025 Plan, as the possible performance-based cash incentive award payments under the 2025 Plan were to be paid on a sliding scale basis from $0 up to a certain percentage of a named executive officer’s fiscal 2025 annual base salary based on our achievement of certain AEBITDA targets. These sliding scale payments and the related AEBITDA targets are described more fully under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Named Executive Officer Compensation - Annual Cash Incentive Compensation” beginning on page 28 of this proxy statement.
(3)The aggregate grant date fair value is computed in accordance with ASC Topic 718. For awards that are subject to performance conditions, the amounts included in this column are the full fair value at the grant date based on the probable outcome with respect to the satisfaction of the performance condition consistent with the recognition criteria in ASC Topic 718 (excluding the effect of estimated forfeitures).
(4)The amounts shown in these rows reflect threshold, target and maximum performance of the AEBITDA component of the 2025 Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification of the attainment of AEBITDA of greater than $240 million for the performance period beginning at the start of fiscal 2025 and ending at the conclusion of fiscal 2027, up to a maximum of $275 million (for an attainment of 200%), provided that the grantee provided continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to AEBITDA for the performance period ending at the conclusion of fiscal 2027 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(5)The amounts shown in these rows reflect threshold, target and maximum performance of the share price component of the 2025 Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification that the Company’s common stock closing price was greater than $50.00, based on an average of 20 consecutive trading days, at any time during the three-year performance period beginning upon the grant date and ending at the conclusion of fiscal 2027, up to a maximum common stock closing price of $69.00 per share (for an attainment of 200%), provided that the grantee provides continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to the Company’s stock price for the performance period ending at the conclusion of fiscal 2027 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(6)The amounts shown in these rows reflect threshold, target and maximum performance of the ROIC component of the 2025 Grants made pursuant to the 2019 Equity Incentive Plan. The forfeiture restrictions associated with these restricted stock awards will immediately lapse upon the Compensation Committee’s certification of the attainment of ROIC greater than 11% for the performance period beginning at the start of fiscal 2025 and ending at the conclusion of fiscal 2027, up to a maximum if ROIC is greater than or equal to 16% (for an attainment of 200%), provided that the grantee provided continuous service through the applicable vesting date and further provided that the additional conditions and performance criteria related to ROIC for the performance period ending at the conclusion of fiscal 2027 were met, as set forth in the grantee’s performance-based vesting restricted share award agreement.
(7)The amounts shown in these rows reflect maximum performance of the transaction-contingent PSUs made pursuant to the 2019 Equity Incentive Plan. The PSUs vest on a sliding scale basis based on the occurrence of a change in control of the Company within the four-year period following the date of grant and the extent to which the per-share change in control deal price of the Company achieves certain specified percentage hurdles over the 180-day volume-weighted average price of a share of the Company as of the date immediately before the grant date of the PSUs. These transaction-contingent PSUs are described more fully under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Change in Control Performance Stock Unit Awards” beginning on page 32 of this proxy statement.
(8)The forfeiture restrictions associated with these restricted share awards will lapse in one-third increments on February 25, 2026 through 2028.

Outstanding Equity Awards at 2025 Fiscal Year End
    The table below summarizes the amount of unexercised stock options and unvested time-based vesting and performance-based vesting restricted stock awards granted to each named executive officer as of December 26, 2025. The vesting schedule for each grant can be found in the footnotes to this table, based on the grant date. We did not issue stock options in fiscal 2025 to any of our named executive officers. For additional information on our equity awards, see “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Components of Fiscal 2025 Compensation for Our Named Executive Officers - Long-Term Equity Compensation” on page 29 of this proxy statement.

	OPTION AWARDS				STOCK AWARDS
Name	Equity Incentive Plan Award: Number of Securities Underlying Unexercised Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Christopher Pappas	95,908	(2)	20.23	3/7/2026	—		—	—		—
					96,995	(3)	6,162,092	87,006	(13)	5,527,491
					28,954	(8)	1,839,448	136,822	(14)	8,692,302
								250,000	(15)	15,882,500
John Pappas	—		—		53,304	(4)	3,386,403	47,814	(13)	3,037,623
					15,913	(9)	1,010,953	75,190	(14)	4,776,821
								41,625	(15)	2,644,436
James Leddy	—		—		19,930	(5)	1,266,153	14,231	(13)	904,095
					11,051	(10)	702,070	22,378	(14)	1,421,674
								41,625	(15)	2,644,436
Alexandros Aldous	—		—		18,601	(6)	1,181,722	13,281	(13)	843,742
					10,314	(11)	655,248	20,886	(14)	1,326,888
								41,625	(15)	2,644,436
Christina Polychroni	—		—		11,135	(7)	707,407	10,391	(13)	660,140
					7,113	(12)	451,889	16,340	(14)	1,038,080
								41,625	(15)	2,644,436
(1)The value presented in the table is equal to the product of the number of shares that had not vested as of the last trading day of fiscal 2025 (December 26, 2025) and the closing price of our common stock on such date, which was $63.53.
(2)The price-based stock options became exercisable during fiscal 2019 as the Company achieved the $30 stock price hurdle (based on an average of 20 consecutive trading days) and the third anniversary of the grant date had occurred, both requirements to exercise; in addition, the price-based stock options remain subject to the reporting person’s non-qualified stock option agreement.
(3)These 96,995 shares of restricted stock include: (i) 18,644 shares of time-based vesting restricted stock awarded in fiscal 2025 that are subject to forfeiture restrictions that will lapse in one-third increments on the first through third anniversary dates of the service-inception date (February 25, 2025) and (ii) 78,351 shares of performance-based restricted stock that were earned following the three-year performance period that ended December 26, 2025 and remained subject to service-based vesting through the date of determination.
(4)These 53,304 shares of restricted stock include: (i) 10,246 shares of time-based vesting restricted stock awarded in fiscal 2025 that are subject to forfeiture restrictions that will lapse in one-third increments on the first through third anniversary dates of the service-inception date (February 25, 2025) and (ii) 43,058 shares of performance-based restricted stock that were earned following the three-year performance period that ended December 26, 2025 and remained subject to service-based vesting through the date of determination.
(5)These 19,930 shares of restricted stock include: (i) 7,115 shares of time-based vesting restricted stock awarded in fiscal 2025 that are subject to forfeiture restrictions that will lapse in one-third increments on the first through third anniversary dates of the service-inception date (February 25, 2025) and (ii) 12,815 shares of performance-based restricted stock that were earned following the three-year performance period that ended December 26, 2025 and remained subject to service-based vesting through the date of determination.
(6)These 18,601 shares of restricted stock include: (i) 6,641 shares of time-based vesting restricted stock awarded in fiscal 2025 that are subject to forfeiture restrictions that will lapse in one-third increments on the first through third anniversary dates of the service-inception date (February 25, 2025) and (ii) 11,960 shares of performance-based restricted stock that were earned following the three-year performance period that ended December 26, 2025 and remained subject to service-based vesting through the date of determination.
(7)These 11,135 shares of restricted stock include: (i) 5,195 shares of time-based vesting restricted stock awarded in fiscal 2025 that are subject to forfeiture restrictions that will lapse in one-third increments on the first through third anniversary dates of the service-inception date (February 25, 2025) and (ii) 5,940 shares of performance-based restricted stock that were earned following the three-year performance period that ended December 26, 2025 and remained subject to service-based vesting through the date of determination.
(8)These 28,954 shares of time-based vesting restricted stock awarded prior to fiscal 2025 that were unvested at the end of fiscal 2025 include: 9,407 shares that vested on February 28, 2026; 9,772 shares that vested on March 4, 2026; and 9,775 shares that will vest on March 4, 2027.

(9)These 15,913 shares of time-based vesting restricted stock awarded prior to fiscal 2025 that were unvested at the end of fiscal 2025 include: 5,171 shares that vested on February 28, 2026; 5,370 shares that vested on March 4, 2026; and 5,372 shares that will vest on March 4, 2027.
(10)These 11,051 shares of time-based vesting restricted stock awarded prior to fiscal 2025 that were unvested at the end of fiscal 2025 include: 3,591 shares that vested on February 28 2026; 3,729 shares that vested on March 4, 2026; and 3,731 shares that will vest on March 4, 2027.
(11)These 10,314 shares of time-based vesting restricted stock awarded prior to fiscal 2025 that were unvested at the end of fiscal 2025 include: 3,351 shares that vested on February 28, 2026; 3,481 shares that vested on March 4, 2026; and 3,482 shares that will vest on March 4, 2027.
(12)These 7,113 shares of time-based vesting restricted stock awarded prior to fiscal 2025 that were unvested at the end of fiscal 2025 include: 1,666 shares that vested on February 28, 2025; 2,723 shares that vested on March 4, 2025; and 2,724 shares that will vest on March 4, 2026.
(13)Reflects the number of shares that may be earned if the highest levels of performance conditions are achieved. The unearned performance-based restricted stock awarded in fiscal 2025 will vest, to the extent earned, following the three-year performance period ending in fiscal 2027.
(14)Reflects the number of shares that may be earned if the highest levels of performance conditions are achieved. The unearned performance-based restricted stock awarded in fiscal 2024 will vest, to the extent earned, following the three-year performance period ending in fiscal 2026.
(15)Reflects the number of transaction-contingent PSUs that may be earned if the highest levels of performance conditions are achieved. The transaction-contingent PSUs’ vest on a sliding scale based on the occurrence of a Qualifying Change in Control. If a Qualifying Change in Control does not occur (i.e., there is no change in control during the four-year period following the date of grant or there is a change in control, but the Deal Premium Thresholds are not achieved), the PSUs will terminate and no shares or payments will be delivered in respect of the transaction-contingent PSUs. These transaction-contingent PSUs are described more fully under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Change in Control Performance Stock Unit Awards” beginning on page 32 of this proxy statement.

Fiscal 2025 Stock Vested Table
    The following table sets forth certain information with respect to the number of shares of restricted stock that our named executive officers received upon vesting in fiscal 2025:

	OPTION AWARDS		STOCK AWARDS
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Christopher Pappas(1)	—	—	153,345	9,739,275
John Pappas(2)	—	—	84,272	5,352,300
James Leddy(3)	—	—	31,321	1,984,973
Alexandros Aldous(4)	—	—	29,233	1,852,646
Christina Polychroni(5)	—	—	8,581	540,212
(1)Of Mr. C. Pappas’ 153,345 shares of restricted stock vested in fiscal 2025: (i) 9,439 shares vested on February 24, 2025, (ii) 124,729 shares vested on February 25, 2025, (iii) 9,405 shares vested on February 28, 2025, and (iv) 9,772 shares that vested on March 4, 2025. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $63.89 (February 24, 2025), $63.67 (February 25, 2025), $62.58 (February 28, 2025) and $62.03 (March 4, 2025).
(2)Of Mr. J. Pappas’ 84,272 shares of restricted stock vested in fiscal 2025: (i) 5,188 shares vested on February 24, 2025, (ii) 68,546 shares vested on February 25, 2025, (iii) 5,168 shares vested on February 28, 2025, and (iv) 5,370 shares vested on March 4, 2025. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $63.89 (February 24, 2025), $63.67 (February 25, 2025), $62.58 (February 28, 2025) and $62.03 (March 4, 2025).
(3)Of Mr. Leddy’s 31,321 shares of restricted stock vested in fiscal 2025: (i) 3,603 shares vested on February 24, 2025, (ii) 20,400 shares vested on February 25, 2025, (iii) 3,589 shares vested on February 28, 2025, and (iv) 3,729 shares vested on March 4, 2025. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $63.89 (February 24, 2025), $63.67 (February 25, 2025), $62.58 (February 28, 2025) and $62.03 (March 4, 2025).
(4)Of Mr. Aldous’ 29,233 shares of restricted stock vested in fiscal 2025: (i) 3,363 shares vested on February 24, 2025, (ii) 19,040 shares vested on February 25, 2025, (iii) 3,350 shares vested on February 28, 2025, and (iv) 3,480 shares vested on March 4, 2025. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $63.89 (February 24, 2025), $63.67 (February 25, 2025), $62.58 (February 28, 2025) and $62.03 (March 4, 2025).
(5)Of Ms. Polychroni’s 8,581 shares of restricted stock vested in fiscal 2025: (i) 630 shares vested on February 24, 2025, (ii) 3,565 shares vested on February 25, 2025, (iii) 1,663 shares vested on February 28, 2025, and (iv) 2,723 shares vested on March 4, 2025. The value realized on vesting of those shares is calculated based on the closing price of our common stock on the relevant vesting dates, which was $63.89 (February 24, 2025), $63.67 (February 25, 2025), $62.58 (February 28, 2025) and $62.03 (March 4, 2025).

Potential Payments upon Termination or Change in Control
The table below reports the amount of compensation payable to each of our named executive officers in the event of termination of such executive’s employment and in certain situations following a change in control of the Company. The amounts shown in the table below reflect the assumption that the named executive officer’s termination of employment was effective as of December 26, 2025, and that the executive was employed through such date. The columns for amounts due upon a change in control or upon certain terminations following a change in control reflect the assumption that the change in control occurred and, if applicable, the executive experienced a termination of employment as of December 26, 2025. Amounts listed represent the incremental amounts due to the named executive officers beyond what they would have received without, as applicable, a termination of employment or change in control. Thus, amounts earned under the 2025 Plan, which were earned as of the end of fiscal 2025, are not duplicated in the table. All amounts shown are estimates of the amounts that would be paid out to the executives. The actual amounts to be paid out can only be determined at the time of the relevant triggering event.
    For purposes of the table, the value attributed to acceleration of the vesting of restricted stock awards is based on the closing price of our common stock on the last trading day of fiscal 2025 (December 26, 2025), which was $63.53.

Executive Benefits and Payments Upon Separation	Involuntary Not-For-Cause Termination on 12/26/2025 ($)		Disability on 12/26/2025(1) ($)	Death on 12/26/2025(1) ($)	Change in Control on 12/26/2025(2) ($)	Termination By Executive For Good Reason or By the Company Without Cause At or During the Two-Year Period Following a Change in Control on 12/26/2025(2)(3) ($)
Christopher Pappas
Acceleration of Vesting of Equity Awards	—		41,491,803	41,491,803	41,491,803	41,491,803	(6)
Cash Severance Payment	2,437,428	(4)	—	—	—	7,008,897
Total	2,437,428		41,491,803	41,491,803	41,491,803	48,500,700
John Pappas
Acceleration of Vesting of Equity Awards	—		16,718,004	16,718,004	16,718,004	16,718,004	(6)
Cash Severance Payment	1,039,146	(5)	—	—	—	2,609,366
Total	1,039,146		16,718,004	16,718,004	16,718,004	19,327,370
James Leddy
Acceleration of Vesting of Equity Awards	—		7,492,411	7,492,411	7,492,411	7,492,411	(6)
Cash Severance Payment	877,205	(5)	—	—	—	1,917,900
Total	877,205		7,492,411	7,492,411	7,492,411	9,410,311
Alexandros Aldous
Acceleration of Vesting of Equity Awards	—		7,169,255	7,169,255	7,169,255	7,169,255	(6)
Cash Severance Payment	823,226	(5)	—	—	—	1,795,378
Total	823,226		7,169,255	7,169,255	7,169,255	8,964,633
Christina Polychroni
Acceleration of Vesting of Equity Awards	—		5,758,656	5,758,656	5,758,656	5,758,656
Cash Severance Payment	658,716.00	(5)	—	—	—	1,459,504	(6)
Total	658,716.00		5,758,656	5,758,656	5,758,656	7,218,160
(1)    Pursuant to our award agreements with the named executive officers, amounts in this column are based on awards of time-based vesting and performance-based vesting restricted shares of our common stock fully vesting if the executive terminates employment by reason of death or disability on December 26, 2025.
(2)    Amounts in this column assume the individual’s awards of time-based vesting and performance-based vesting restricted shares of our common stock are not assumed in the change in control transaction and therefore vested immediately prior to the change in control transaction. If awards are assumed by the successor entity in the change in control, awards will vest if within one year following the change in control, the executive’s employment is terminated by the executive for “good reason” or by the Company for any reason other than “cause.” Thus amounts in this column would also apply if the individual’s time-based vesting and performance-based vesting restricted shares are assumed in the change in control transaction and the individual’s employment terminated for any of the foregoing reasons as of December 26, 2025.
(3)    As discussed in “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Employment Agreements, Offer Letters and Severance Benefits - Executive Change in Control Plan” the severance benefit due in connection with a resignation by the individual for “good reason” or termination by the Company without “cause” (as such terms are defined in the Executive CIC Plan) during the two-year period following a change in control is a multiple of the individual’s base salary, target annual bonus for the year of termination, a lump sum cash payment for Mr. C. Pappas and for all other named executive officers in lieu of benefits continuation as well as a lump sum cash payment for all named executive officers in lieu of reimbursement for outplacement services. The multiple for Mr. C. Pappas is 3x, and the multiple for the other named executive officers is 2x. In addition, under the Executive CIC Plan, amounts are reduced in the event that the individual would be subject to excise taxes imposed under Section 4999 of the Code or any similar tax imposed by state or local law, but only where the after-tax payments received by the individual would be greater than the after-tax payments without regard to such reduction. The total amounts payable above have been calculated assuming no reduction would apply to avoid excise taxes under Section 4999 or state or local law.
(4)    Pursuant to our severance agreement with Mr. C. Pappas, if such named executive officer is terminated by us without “cause” (as that term is defined in the severance agreement), he is entitled to receive a lump sum amount equal to a multiple of his annual base salary and target annual bonus for the year of termination as well as a lump sum cash payment in lieu of benefits continuation and a lump sum cash payment in lieu of reimbursement for outplacement services. The multiple for Mr. C. Pappas is 2x.
(5)    Pursuant to our severance agreements with each of Messrs. J. Pappas, Leddy and Aldous and Ms. Polychroni, if such named executive officer is terminated by us without “cause” (as that term is defined in the severance agreement), they are entitled to receive a lump sum amount equal to a multiple of their annual base salary and target annual bonus for the year of termination as well as a lump sum cash payment in lieu of benefits continuation and a lump sum cash payment in lieu of reimbursement for outplacement services. The multiple for each of Messrs. J. Pappas, Leddy and Aldous and Ms. Polychroni is 1.5x.
(6)    Amounts assume the individual’s awards of time-based vesting and performance-based vesting restricted shares of our common stock were assumed in the change in control transaction and were accelerated in connection with the executive’s termination without “cause” or resignation for “good reason” as of December 26, 2025. Amounts also assume maximum achievement of the performance conditions associated with the transaction-contingent PSUs.The PSUs vest on a sliding scale basis based on the occurrence of a Qualifying Change in Control. If a Qualifying Change in Control does not occur (i.e., there is no change in control during the four-year period following the date of grant, or there is a change in control, but the Deal Premium Thresholds are not achieved), the PSUs will terminate and no shares or payments will be delivered in respect of the PSUs. These transaction contingent, performance-based PSUs are described more fully under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Change in Control Performance Stock Unit Awards” beginning on page 32 of this proxy statement.

Employment Agreements, Offer Letters and Severance Benefits
Mr. C. Pappas’ Employment Agreement through March 22, 2026

We entered into an employment agreement with Mr. C. Pappas on August 2, 2011, immediately prior to the consummation of our IPO (which 2011 CEO Employment Agreement has been superseded and replaced by the Amended CEO Employment Agreement described above under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Amended and Restated CEO and COO Employment Agreements; Retention Bonus Arrangements” beginning on page 33 of this proxy statement). The 2011 CEO Employment Agreement has a three-year term and provides for the automatic extension of the term for successive one-year terms unless either party to the agreement elects not to renew the 2011 CEO Employment Agreement at least 60 days prior to the end of the term. The 2011 CEO Employment Agreement provides for an annual base salary of $750,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof) and the right to participate in our equity-based incentive plans. Additionally, the 2011 CEO Employment Agreement provides for four weeks of paid vacation annually, a monthly car allowance of $2,000 and participation in our employee benefit plans and programs for salaried employees to the extent permissible under such plans or programs.

The 2011 CEO Employment Agreement also provides for severance benefits if Mr. C. Pappas is terminated by us without cause, pursuant to which he would receive the continued payment of base salary for one year from the date of termination and the right to receive any bonus that has been earned but remains unpaid on the date of termination; provided, however, that any severance or benefits payable to Mr. C. Pappas in the event of a change in control of the Company will be determined in accordance with the Executive CIC Plan. The 2011 CEO Employment Agreement also includes a non-competition and non-solicitation provision, pursuant to which Mr. C. Pappas agrees, among other things, that for one year following the termination of his employment with us, he will not (i) compete with us or our subsidiaries; (ii) induce a customer or supplier of ours to cease doing business with us; or (iii) induce an employee of ours to leave our employ. For purposes of the 2011 CEO Employment Agreement, “cause” is defined as (i) engaging in willful misconduct that is injurious to the Company or our affiliates or (ii) the embezzlement or misappropriation of our, or our affiliates’, funds or property;

provided, however, that no act, or failure to act, is to be considered “willful” unless done, or omitted to be done, not in good faith and without reasonable belief that the action or omission was in the best interest of the Company.

Mr. J. Pappas’ Employment Agreement through March 22, 2026

We entered into an employment agreement with Mr. J. Pappas on January 12, 2012 (which 2012 COO Employment Agreement has been superseded and replaced by the Amended COO Employment Agreement described above under “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis - Amended and Restated CEO and COO Employment Agreements; Retention Bonus Arrangements” beginning on page 33 of this proxy statement). The 2012 COO Employment Agreement has a three-year term and provides for the automatic extension of the term for successive one-year terms unless either party to the agreement elects not to renew the 2012 COO Employment Agreement at least 60 days prior to the end of the term. The 2012 COO Employment Agreement provides for an annual base salary of $250,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof) and the right to participate in our equity-based incentive plans. Additionally, the 2012 COO Employment Agreement provides for four weeks of paid vacation annually, a monthly car allowance of $2,000 and participation in our employee benefit plans and programs for salaried employees to the extent permissible under such plans or programs.

The 2012 COO Employment Agreement also provides for severance benefits if Mr. J. Pappas is terminated by us without cause, pursuant to which he would receive the continued payment of base salary for one year from the date of termination and the right to receive any bonus that has been earned but remains unpaid on the date of termination; provided, however, that any severance or benefits payable to Mr. J. Pappas in the event of a change in control of the Company will be determined in accordance with the Executive CIC Plan. The 2012 COO Employment Agreement also includes a non-competition and non-solicitation provision identical to the corresponding provision in the 2011 CEO Employment Agreement. For purposes of the 2012 COO Employment Agreement, “cause” is defined in the same manner as in the 2011 CEO Employment Agreement.

Offer Letters and Other Severance Benefits
James Leddy
In connection with Mr. Leddy becoming Chief Financial Officer and Assistant Corporate Secretary, the Company entered into an offer letter with Mr. Leddy on October 17, 2017, effective as of November 11, 2017, which provides for the following: (i) an annual base salary of $375,000 (which has been subsequently increased), an annual cash bonus opportunity to be determined by the Board (or a committee thereof), and the right to participate in our equity-based incentive plans. Mr. Leddy’s offer letter also provides that he is entitled to receive his base salary for a period of one year (or payment until he finds a position that provides 80% or more of his then current base salary, if shorter), provided that any severance or benefits payable to Mr. Leddy in the event that his employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan) or by Mr. Leddy for “good reason” (as defined in the Executive CIC Plan), within two years following a change in control of the Company, shall be determined in accordance with the Executive CIC Plan.
Alexandros Aldous
The terms of Mr. Aldous’ employment are described in an offer letter dated February 11, 2011, provided to him by the Company. This offer letter has no specific term and provides that Mr. Aldous is an at-will employee. Mr. Aldous’ annual base salary under the offer letter was $155,000 (which has been subsequently increased). Under his offer letter, Mr. Aldous was initially eligible to participate in our annual, performance-based cash incentive program at a target of 25% of his annual base salary. The Compensation Committee subsequently increased his target under the annual, performance-based cash incentive program to 35% of his annual base salary for 2012, increased the target to 50% of his annual base salary starting in 2013, and then further increased the target to 75% of his annual base salary starting in 2016.
In August 2014, Mr. Aldous entered into a severance agreement with the Company whereby Mr. Aldous is entitled to receive an amount equal to twelve months of his base salary as in effect as of the execution date of the severance agreement or on the effective date of his termination, whichever is greater, following the Company’s termination of his employment without “cause” (as defined in the severance agreement), provided that any severance or benefits payable to Mr. Aldous in the event that his employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan) or by Mr. Aldous for “good reason” (as defined in the Executive CIC Plan), within two years following a change in control of the Company, shall be determined in accordance with the Executive CIC Plan.

Christina Polychroni
The terms of Ms. Polychroni’s employment are described in an offer letter dated December 20, 2022. This offer letter has no specific term and provides that Ms. Polychroni is an at-will employee. Ms. Polychroni’s annual base salary under the offer letter was initially $325,000 (which had been subsequently increased). Ms. Polychroni is eligible to participate in our annual performance-based cash incentive program at a target of 50% of her annual base salary, which was increased to 75% of her base salary starting in 2024, and in our equity-based incentive plans.
Severance Agreements
The Company has entered into an amended and restated severance agreement with each of its named executive officers that provides that if the named executive officer is terminated without cause or resigns for good reason not in connection with a change in control of the Company, and subject to the named executive officer’s execution of a release of claims, the named executive officer would be entitled to the following:
•A lump-sum cash amount equal to the named executive officer’s base salary and annual bonus for the year of termination multiplied by an applicable severance multiple (2x for Mr. C. Pappas and 1.5x for each other named executive officer);

•A lump-sum cash payment in lieu of benefits continuation;

•A lump-sum cash payment in lieu of reimbursement for outplacement service costs; and

•Any earned but unpaid annual bonus with respect to the year prior to the year of termination.

Executive Change in Control Plan
Under the Executive CIC Plan, if during the two years following a “change in control” of the Company (as defined in the Executive CIC Plan), a named executive officer’s employment is terminated by the Company without “cause” (as defined in the Executive CIC Plan), or the named executive officer resigns for “good reason” (as defined in the Executive CIC Plan), then the named executive officer will be entitled to the following:
•A cash amount equal to the named executive officer’s base salary multiplied by an applicable severance multiple (3x for Mr. C. Pappas and 2x for other named executive officers);

•A cash amount equal to the named executive officer’s target annual bonus for the year of termination multiplied by the same severance multiple that applies to base salary;

•If the termination of employment occurs during the calendar year in which the change in control occurs, a pro-rated target annual bonus for the year of termination, and if the termination of employment occurs in a calendar year following the calendar year in which the change in control occurs, a pro-rated annual bonus for the year of termination paid at the same time and in the same form as annual bonuses are paid to active employees generally based on actual performance in respect of the performance year, with all individual performance goals deemed attained at 100%;

•A lump-sum cash payment in lieu of benefits continuation for the two years commencing on the change in control date; and
•A lump-sum cash payment in lieu of reimbursement for outplacement service costs.

If any payments or benefits provided to a named executive officer pursuant to the Executive CIC Plan would trigger the payment of the excise tax imposed by Section 4999 of the Code or any similar tax imposed by state or local law, the named executive officer will receive (i) the full payment or (ii) a payment reduced to the minimum amount necessary to avoid any such excise tax, whichever amount is greater on a post-tax basis. In no event is the Company responsible to gross-up or indemnify any named executive officer for excise taxes paid or reductions to payments and benefits received to avoid such excise taxes.

CEO Pay Ratio
    As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of our chief executive officer. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

•	For fiscal 2025, the median annual total compensation of all employees of the Company (other than the chief executive officer) was $57,246 and the annual total compensation of our chief executive officer was $21,961,898. In each case, compensation was calculated using the methodology for determining the compensation of our named executive officers as reported in the Summary Compensation Table.

•	Based on this information, for fiscal 2025, the ratio of the annual total compensation of our chief executive officer to the median annual total compensation of all employees of the Company was 383.6 to 1.

How We Calculated the Ratio

•The “median annual total compensation of all employees” is the annual total compensation of a single employee who is at the midpoint of all of the employees of the Company (other than our chief executive officer) ranked in order of compensation amounts. SEC regulations allow employers to identify the midpoint based on a “consistently applied compensation measure” (CACM). When determining our midpoint in fiscal 2024, we considered the compensation of 4,901 employees (other than the chief executive officer) who were employed by the Company as of December 27, 2024. Consistent with SEC regulations, we excluded all of our Canadian, Qatari and Omani employee workforce, which was comprised of approximately 68 employees in Canada, 100 employees in Oman and 48 employees in Qatar, who collectively constituted less than five percent (5%) of our total workforce of approximately 5,117 employees as of December 27, 2024, from consideration in determining the median annual total compensation of all employees. We also excluded all employees on unpaid leaves of absence who did not receive any compensation during fiscal 2024. We do not have employees in any countries other than the United States, Canada, the United Arab Emirates, Oman and Qatar, and we did not make any adjustments for the cost of living.

•There have been no significant changes in our workforce population or compensation arrangements for fiscal 2025 that would impact the methodology that was used to calculate the median employee in fiscal 2024. As such, for fiscal 2025, we maintained the median employee from fiscal 2024.

•For fiscal 2025, we then calculated the median employee’s “annual total compensation.” We followed the methodology required under SEC regulations for calculating the total compensation of our named executive officers as reported in the Summary Compensation Table. We did not add the value of employer contributions to broad-based employee benefit plans except to the extent such amounts are included in the Summary Compensation Table for our named executive officers.

Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive “Compensation Actually Paid” (“CAP”) and our financial performance. CAP is an amount calculated using methodology prescribed by SEC rules and differs from the compensation actually received by our named executive officers. The Compensation Committee does not utilize CAP as a basis for making compensation decisions. For further information concerning our compensation philosophy and how we align executive compensation with our performance, please refer to the Compensation Discussion & Analysis.
Pay Versus Performance Table

Year (1)	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(2)(3) ($)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs(2)(3) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income (GAAP)(5) ($)	Company Selected Metric: Adj. EBITDA(5)(6) ($)
					Total Shareholder Return ($)	Peer Group TSR(4) ($)
2025	21,961,898	23,553,957	5,111,803	5,399,280	266	220	72,361	258,267
2024	5,793,249	13,766,243	1,941,601	4,007,789	204	164	55,479	219,007
2023	5,028,855	5,261,936	1,606,219	1,637,491	124	146	34,590	193,236
2022	5,090,386	6,108,675	1,646,438	1,897,137	139	178	27,750	157,868
2021	6,437,105	8,396,761	2,122,341	2,484,175	136	194	(4,923)	61,297

(1)     The Principal Executive Officer (“PEO”) in all five reporting years is Christopher Pappas. The named executive officers in the 2025 and 2024 reporting years are John Pappas, James Leddy, Alexandros Aldous and Christina Polychroni. The named executive officers in the 2023 and 2022 reporting years are John Pappas, James Leddy, Alexandros Aldous and Timothy McCauley. The named executive officers in the 2021 reporting year are John Pappas, James Leddy, Alexandros Aldous, Timothy McCauley and Patricia Lecouras.
(2)     Amounts reported in these columns represent CAP. Adjustments were made to the amounts reported in the Summary Compensation Table (“SCT”) for the applicable year. A reconciliation of the adjustments for the fiscal 2025 PEO and for the average of the Non-PEO NEOs is set forth in the following table.

		Average
		Non-PEO
	PEO ($)	NEOs ($)
Summary Compensation Table Total	21,961,898	5,111,803
Less Stock Award Value Reported in SCT for the Covered Year	17,084,933	3,780,024
Plus Year End Fair Value of Equity Awards Granted During the Covered Year that Remain Outstanding and Unvested as of Last Day of the Covered Year	13,832,870	2,820,718
Plus Year over Year Change in Fair Value as of the Last Day of the Covered Year of Outstanding and Unvested Equity Awards Granted in Prior Years	2,569,472	681,161
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	—	—
Plus Year over Year Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Covered Year	2,274,650	565,622
Less Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	—	—
Compensation Actually Paid	23,553,957	5,399,280

(3)    The fair value of performance shares reported for CAP purposes reflects calculated performance at the end of the performance year for internal metrics (i.e., AEBITDA and ROIC) and Monte Carlo simulation valuation model for the market metric (i.e., share price), in accordance with ASC Topic 718. Performance shares subject to the market metric will ultimately vest, if at all, based on measured performance through the end of the three-year performance period.
(4)    Reflects the total shareholder return indexed to $100 per share for the S&P Smallcap Food Distributor Index, which is the industry line peer group reported in our Annual Report on Form 10-K for fiscal 2025.
(5)    Values shown are in thousands.
(6)    We present Adjusted EBITDA in our quarterly earnings releases, which is a non-GAAP financial measurement. We use Adjusted EBITDA as a performance measure, which permits a comparative assessment of our operating performance relative to our performance based upon GAAP results while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. For further information regarding the calculation of adjusted EBITDA for fiscal 2025, 2024, 2023, 2022, and 2021, refer to our Annual Report on Form 10-K and the Compensation Discussion and Analysis in the Definitive Proxy Statement filed for each fiscal year.
Financial Performance Measures
The following is a list of performance measures, which in our assessment represent the most important measures used by the Company to link compensation actually paid to our named executive officers for fiscal 2025 and are the only metrics used in our fiscal 2025 incentive compensation program:

•Adjusted EBITDA
•Share Price
•ROIC

Adjusted EBITDA, ROIC and share price are used for purposes of determining payouts for the 2025 PRSA Grants under our 2025 LTI. Our Company Selected Measure, Adjusted EBITDA, is used as the metrics in the 2024 Plan. Please refer to the Compensation Discussion and Analysis for a further description of these metrics and how they are used in the Company’s executive compensation programs.

Relationship Between Pay and Performance

The graph below reflects the relationship between the PEO and average non-PEO named executive officers’ CAP, the Company’s cumulative indexed total shareholder return and the total shareholder return of our comparator peer group:

The graph below reflects the relationship between the PEO and average non-PEO named executive officers’ CAP and the Company’s GAAP net income for the applicable reporting year.

The graph below reflects the relationship between the PEO and average non-PEO named executive officers’ CAP and the Company’s company selected measure, Adjusted EBITDA, for the applicable reporting year.

Director Compensation
Pursuant to our Corporate Governance Guidelines, the Board is responsible for setting the compensation of its independent directors. For fiscal 2025, the retainer we paid our non-employee directors was $180,000. The retainer consists of a mix of cash and equity. The cash portion of the retainer, $45,000, is paid in quarterly installments on the first day of each fiscal quarter. The equity portion of the retainer, $135,000, is granted in the form of time-based vesting restricted stock units that settle into shares of the Company’s common stock, which will vest at the Annual Meeting. In fiscal 2025, we did not pay directors for attending meetings of the Board or its committees, but we did pay directors for lead directorship and committee membership and chairmanship as well as reimbursed our independent directors for their expenses incurred in attending Board and committee meetings, including travel-related expenses. Our directors receive retainers for their participation as members of committees of the Board equal to $12,500 for Audit Committee membership, $10,000 for Compensation Committee membership, $7,500 for Nominating and Corporate Governance Committee membership and $7,500 for ESG Committee membership. Directors who serve as a chairperson of a committee of the Board receive retainers equal to $25,000 for the Audit Committee chairpersonship, $20,000 for the Compensation Committee chairpersonship, $15,000 for the Nominating and Corporate Governance Committee chairpersonship and $15,000 for ESG Committee chairpersonship. Our Lead Director also receives a retainer equal to $15,000 for Board lead directorship.
    The table below summarizes the compensation paid by us to our directors for director service in fiscal 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total ($)
Christopher Pappas(1)	—	—	—	—
John Pappas(1)	—	—	—	—
Ivy Brown	74,519	134,993	—	209,512
Steven F. Goldstone	67,500	134,993	—	202,493
Aylwin Lewis	97,692	134,993	—	232,685
Lester Owens	82,500	134,993	—	217,493
Richard Peretz	62,933	134,993	—	197,926
Debra Walton-Ruskin	67,500	134,993	—	202,493
Wendy Weinstein	57,260	134,993	—	192,253
(1)    These individuals did not receive any compensation for their service as a director, see “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2023-2025” beginning on page 37 of this proxy statement for compensation paid to these individuals.
(2)    Each of these restricted stock unit awards was unvested as of the end of fiscal 2025 and were the only outstanding stock awards for each of the directors (other than Messrs. C. Pappas and J. Pappas), and they will each vest at the Annual Meeting. Consistent with ASC Topic 718, the amounts in the table reflect the grant date fair value of our awards to each of our directors, other than Messrs. C. Pappas and J. Pappas, of 2,184 restricted stock units on May 9, 2025, the date of our 2025 annual meeting of stockholders. The grant date fair value for these awards of restricted stock units was determined by taking the closing market price of the Company’s common stock on the date of grant, which was $61.81, and multiplying it by the number of restricted stock units awarded.

Deferral of Director Compensation

We maintain the Non-Employee Director Deferral Plan (the “Deferred Compensation Plan”), which allows our non-employee directors to defer elements of their annual compensation. Directors may defer up to 100% of their annual equity compensation.
Generally, deferral elections may only be made for awards to be granted in a subsequent calendar year. Directors can elect the amount deferred and the deferral period. If a director elects to defer any portion of an RSU award, upon the vesting of that award, we credit a stock account with the amount deferred. All such accounts are distributed in shares of the Company’s common stock. Distributions may be made in a lump sum, subject to early distribution of vested awards in a lump sum in the event of the participant’s termination of service or a change in control.

Director Stock Ownership Requirement
To further align the interests of the Board with the interests of the Company’s stockholders, the Company believes that its independent directors should be stockholders and have a significant personal financial stake in the Company. Accordingly, each independent director is required to own shares of the Company’s common stock valued at five times the director’s equity component of the then-current annual retainer. Each director has three years from the date of the director’s election to the Board to attain such level of stock ownership. After achieving the minimum level of stock ownership, ownership of the minimum amount must be maintained as long as the director remains on the Board. The Nominating and Corporate Governance Committee in its discretion may extend the period of time for attainment of such ownership levels in appropriate circumstances. Until the stock ownership requirements are met, directors are required to retain the net number of shares of the Company’s common stock received by the directors pursuant to awards granted to the directors or exercised by the directors pursuant to the 2019 Equity Incentive Plan.

PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee is responsible for the appointment, compensation and oversight of the independent registered public accounting firm. The Audit Committee has selected BDO USA, P.C. (“BDO”) as our independent registered public accounting firm for fiscal 2026 and has recommended to the Board that this selection be submitted to our stockholders for ratification at the Annual Meeting. Stockholder ratification of the selection of BDO as our independent registered public accounting firm is not required by law or otherwise. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of BDO to stockholders for ratification as a matter of good corporate governance. If stockholders do not ratify the selection of BDO, the Audit Committee will reconsider the matter. BDO has served as our independent registered public accounting firm since 2006. The Audit Committee considers the impact of changing auditors when assessing whether to retain the current independent registered public accounting firm.
Representatives of BDO, which served as our independent registered public accounting firm for fiscal 2025, will be present at the Annual Meeting to respond to appropriate questions and to make such statements as they may desire.
The Board unanimously recommends that stockholders vote “FOR” ratification of the selection of BDO as our independent registered public accounting firm for fiscal 2026. Proxies received by the Board will be voted “FOR” ratification of BDO unless a contrary choice is specified in the proxy.
Vote Required

    An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 2 is necessary to ratify the selection of BDO as our independent registered public accounting firm for fiscal 2026. Abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 2.

Fees Paid to BDO USA, P.C.
In addition to retaining BDO to audit our financial statements for fiscal 2025, we engaged the firm from time to time during the year to perform other services. The following table sets forth the aggregate fees billed by BDO in connection with services rendered during the last two fiscal years.

	Fiscal 2025	Fiscal 2024
Fee Category	($)	($)
Audit Fees	2,148,645	2,128,347
Audit-Related Fees	—	—
Tax Fees	18,707	7,321
All Other Fees	—	—
Total	2,167,352	2,135,668

Audit Fees consist of fees billed for professional services rendered in connection with the audit of our annual financial statements, including BDO’s assessment of internal controls over financial reporting, the review of the interim financial statements included in quarterly reports and services that are normally provided by BDO in connection with regulatory or registration filings.
Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
Tax Fees consist primarily of tax compliance services for fiscal 2025 and fiscal 2024.
All Other Fees consist of fees for services other than the services reported above.
In fiscal 2025 and fiscal 2024, no services other than the audit and tax services discussed above were provided by BDO.

The Audit Committee has considered whether the provision of the services described above by BDO is compatible with maintaining auditor independence and determined that BDO’s provision of services did not compromise its independence as our independent registered public accounting firm.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services
The Audit Committee has adopted a policy requiring pre-approval of all audit and non-audit related services to be provided by the Company’s independent auditor regardless of amount. These services may include audit services, audit-related services, tax services and other related services. BDO and management are required to periodically report to the Audit Committee regarding the extent of services provided by BDO in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis. In fiscal 2025, all services provided by BDO were pre-approved by the Audit Committee in accordance with this policy.
Audit Committee Report
The Audit Committee of the Board reports to and acts on behalf of the Board and is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls and processes for monitoring compliance with laws and regulations. The Audit Committee is composed of “independent directors,” as defined in the Nasdaq Listing Rules, and acts under a written charter in compliance with the Sarbanes-Oxley Act of 2002 and other regulations adopted by the SEC and Nasdaq.
The role of the Audit Committee is to assist the Board in the oversight of:
•Compliance with legal and regulatory requirements;

•Accounting and reporting practices;

•The integrity of the Company’s financial statements;

•The qualifications, independence and performance of BDO, the Company’s independent registered public accounting firm;

•The performance of the Company’s internal audit function; and

•Risk and risk management.

During fiscal 2025, the Audit Committee held eight (8) meetings and fulfilled all its responsibilities as set forth in the Audit Committee’s charter, including:
•Reviewing with BDO and the internal auditors the overall scope and plans for the respective audits for the current year;

•Approving all audit engagement fees and terms, as well as permissible non-audit engagements with BDO (please refer to “PROPOSAL 2 - RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - FEES PAID TO BDO USA, P.C.” beginning on page 55 of this proxy statement for a detailed discussion of such fees and related approvals);

•Reviewing the experience and qualifications of the senior members of the BDO audit team;

•Assuring the regular rotation of BDO’s lead audit partner as required by law and considering whether there should be rotation of the independent registered public accounting firm itself;

•Reviewing and discussing with management the Company’s earnings press releases prior to release to the public;

•Meeting with BDO and the Company’s Director of Internal Audit, with and without management present, to discuss the adequacy and effectiveness of the Company’s internal control over financial reporting and the overall quality of the Company’s financial reporting; and

•Meeting independently with each of the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and General Counsel.

With respect to fiscal 2025, the Audit Committee hereby reports as follows:
•The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and representatives from its independent registered public accounting firm, BDO.

•The Audit Committee has discussed with its independent registered public accounting firm, BDO, the matters required to be discussed by the statement on Auditing Standards No. 1301, Communications with Audit Committees, adopted by the Public Company Accounting Oversight Board.

•The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee has discussed and considered whether the provision of non-audit services by the Company’s principal auditor, as described above, is compatible with maintaining auditor independence.

•Based on the review and discussion referred to in the immediately preceding first through third paragraphs above, the Audit Committee recommended to the Company’s board of directors the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for fiscal 2025 for filing with the SEC.

                        The Chefs’ Warehouse, Inc. Audit Committee
                        Mr. Lester Owens (chairman)
Mr. Richard Peretz
                        Ms. Ivy Brown
Ms. Debra Walton-Ruskin

The foregoing Report of the Audit Committee shall not be considered soliciting material, nor shall it be deemed “filed” for any purpose, including for the purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that Section. The Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act or under the Exchange Act, regardless of any general incorporation language in such filing.

PROPOSAL 3 — ADVISORY VOTE ON EXECUTIVE COMPENSATION
As described in this proxy statement under the caption “EXECUTIVE COMPENSATION - Compensation Discussion and Analysis,” the Compensation Committee’s goal in setting executive compensation is to attract and retain highly qualified executives by providing total compensation for each position that our board of directors and chief executive officer believe is competitive within our business sector. We also seek to provide appropriate incentives for our named executive officers to achieve performance metrics related to Company-wide performance and the individual’s relevant performance goals. In applying these principles, we seek to integrate compensation with our short-and long-term strategic plans and to align the interests of our named executive officers with the long-term interests of our stockholders.
Stockholders are urged to read the Compensation Discussion and Analysis contained in this proxy statement, which discusses how our compensation policies and procedures implement our compensation objectives and philosophies, as well as the summary compensation table set forth in “EXECUTIVE COMPENSATION - Summary Compensation Table - Fiscal Years 2023-2025” and other related compensation tables and narrative disclosure which describe the compensation of our named executive officers in fiscal 2025.
The Compensation Committee and the Board believe that the policies and procedures articulated in the Compensation Discussion and Analysis are effective in aligning the interests of our executives with those of our stockholders and in incentivizing performance that supports our short-and long-term strategic objectives and that the compensation of our named executive officers in fiscal 2025 reflects and supports these compensation policies and procedures.
As required by Section 14A of the Exchange Act and as a matter of good corporate governance, stockholders will be asked at the Annual Meeting to approve the following advisory resolution:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.
This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board. At our 2024 annual meeting of stockholders, a majority of our stockholders voted, on a non-binding, advisory basis, to hold the “say-on-pay” advisory vote every year, and our Board subsequently determined that the Company will do so until the next required vote on the frequency of such “say-on-pay” advisory votes occurs. We will hold the next frequency of “say-on-pay” advisory vote at the 2030 annual meeting of stockholders. Although non-binding, the Board and the Compensation Committee will review the voting results of the “say-on-pay” advisory vote and take them into consideration when making future decisions regarding our executive compensation programs.
The Board unanimously recommends that stockholders vote “FOR” the advisory vote on executive compensation. Proxies received by the Board will be voted “FOR” the advisory vote on executive compensation unless a contrary choice is specified in the proxy.
Vote Required
An affirmative vote of a majority of the shares represented at the Annual Meeting in person (including by webcast) or by properly executed proxy and entitled to vote on Proposal 3 is necessary for approval. Broker non-votes will have no effect on the outcome of Proposal 3, and abstentions will be equivalent to a vote against this proposal. If no voting specification is made on a properly returned or voted proxy card, the proxies will vote FOR Proposal 3.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock (“Reporting Persons”) to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities. To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto filed with the SEC for fiscal 2025 and written representations from Reporting Persons, the Company believes that all Reporting Persons filed the required reports on a timely basis.

Stockholder Proposals for the 2027 Annual Meeting of Stockholders
The 2027 annual meeting of stockholders is expected to be held on May 10, 2027, although this date may change. Eligible stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2027 may do so by following the procedures prescribed in Rule 14a-8 under the Exchange Act. In order to be considered timely for inclusion in the Company’s proxy materials for the 2027 annual meeting of stockholders, stockholder proposals must be received by the Company at 100 East Ridge Road, Ridgefield, Connecticut 06877, addressed to the Corporate Secretary of the Company, not later than November 27, 2026. Eligible stockholders interested in submitting a matter to be brought before the Company’s 2027 annual meeting although not included in the Company’s proxy materials may do so by following the procedures prescribed in the Company’s bylaws. In order for the proposal to be considered timely for the Company’s 2027 annual meeting, such stockholder proposal must be received by the Company at the address stated above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of stockholders (i.e., not earlier than January 8, 2027 and not later than February 7, 2027); provided, however, that if the date of the annual meeting is advanced more than 30 days prior to such anniversary date or delayed more than 60 days after such anniversary date, then to be timely such notice must be so received not later than the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was first made, whichever occurs first.
In addition to satisfying the above advance notice requirements, in order to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company at the address stated above that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2027.
The stockholder’s submission must include certain specified information concerning the proposal and the stockholder, including such stockholder’s ownership of our common stock. As we will not entertain any proposals at an annual meeting that do not meet these requirements, we strongly encourage stockholders to seek advice from legal counsel before submitting a proposal. Submitting a stockholder proposal does not guarantee that we will include it in our proxy .statement.
THE BOARD HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING ON THE INTERNET THROUGH THE VIRTUAL WEB CONFERENCE. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO VOTE EITHER VIA THE INTERNET, OR BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD (IF RECEIVED BY MAIL) AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. STOCKHOLDERS OF RECORD OR BENEFICIAL STOCKHOLDERS NAMED AS PROXIES BY THEIR STOCKHOLDERS OF RECORD WHO ATTEND THE MEETING MAY REVOKE THEIR PROXIES AND CAST THEIR VOTES ELECTRONICALLY OVER THE INTERNET DURING THE MEETING.

By Order of the Board of Directors,
/s/ Christopher Pappas
Christopher Pappas
Chairman of the Board

March 25, 2026

ANNEX A

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated as of March 23, 2026 (the “Effective Date”) is by and between The Chefs’ Warehouse, Inc., a Delaware corporation with its principal place of business at 100 East Ridge Road, Ridgefield, Connecticut (together with its subsidiaries, the “Company”), and Christopher Pappas (the “Executive”).
W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to Employment Agreement, dated as of August 2, 2011 (the “Previous Employment Agreement”); and

WHEREAS, the Company and the Executive now desire to enter into this Agreement, which supersedes and replaces the Previous Employment Agreement in its entirety and sets forth the terms and conditions of the Executive’s continuing employment with the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive do hereby agree as follows:

1.Employment. The Company will continue to employ the Executive, and the Executive hereby accepts continued employment with the Company, subject to the terms and conditions set forth herein. The Executive shall continue to serve as President and Chief Executive Officer (“CEO”) of the Company and such other office or offices to which the Executive may be appointed or elected by the Board of Directors of the Company (the “Board of Directors”). Subject to the direction and supervision of the Board of Directors, the Executive shall perform such duties as are customarily associated with the offices of President and CEO and such other offices to which the Executive may be appointed or elected by the Board of Directors and such additional duties as the Board of Directors may determine. The Executive will report directly to the Board of Directors. During the Term (as defined in Section 2), the Executive will devote the Executive’s best efforts and full time and attention during normal business hours to the business and affairs of the Company. The Executive agrees to serve, without any additional compensation, as a director of the Company and as a member of the board of directors and/or as an officer of any subsidiary or affiliated entity of the Company. If the Executive’s employment terminates for any reason, whether such termination is voluntary or involuntary, the Executive will resign as a director of the Company (and as a director and/or officer of any of the Company’s subsidiaries or affiliated entities), such resignation to be effective no later than the date of termination of the Executive’s employment with the Company. For the avoidance of doubt, the Executive’s employment is “at-will,” and the Executive’s employment may be terminated at-will by either the Executive or the Company, subject to the terms of this Agreement.

2.Term. Subject to the provisions of termination as hereinafter provided, the term of the Executive’s employment under this Agreement shall begin on the date hereof and shall terminate on the fifth anniversary of the date hereof (the “Term”).

3.Compensation.

3.1     Base Salary. Until termination of the Executive’s employment with the Company pursuant to this Agreement, the Company shall pay the Executive a base salary of $1,296,586 per annum (“Base Salary”), which shall be payable to the Executive in regular installments in accordance with the Company’s general payroll policies and practices. The Executive’s compensation will be reviewed periodically by the Board of Directors, or the compensation committee of the Board of Directors (the “Compensation Committee”), and after taking into consideration both the performance of the Company and the personal performance of the Executive, the Board of Directors, or the Compensation

Committee, in their sole discretion, may increase the Executive’s compensation to any amount it may deem appropriate.

3.2     Bonus. In the event either the Company or the Executive, or both, respectively achieve certain financial performance and personal performance targets of the Company (as established by the Board of Directors or the Compensation Committee) pursuant to a cash compensation incentive plan or similar plan or arrangement established by the Company, the Company shall pay to the Executive an annual cash bonus during the Term pursuant to the terms of such plan or arrangement. This bonus, if any, shall be paid to the Executive by March 15 of the year following the year in which the services which gave rise to the bonus were performed. The Board of Directors (or the Compensation Committee) may review and revise the terms of the cash compensation incentive plan or similar plan referenced above at any time, after taking into consideration both the performance of the Company and the personal performance of the Executive, among other factors, and may, in their sole discretion, amend the cash compensation incentive or similar plan or arrangement in any manner it may deem appropriate; provided, however, that any such amendment to the plan or arrangement shall not affect the Executive’s right to participate in such amended plan or plans.

3.3    Retention Bonus. The Executive will be eligible to receive a retention bonus up to a maximum aggregate amount of $20,000,000 (the “Retention Bonus”).

(a)    The Retention Bonus is payable in five (5) equal annual cash installments of $4,000,000 (each a “Retention Bonus Installment Payment”) over an aggregate five-year period.

(b)     Vesting and payment in respect of each Retention Bonus Installment Payment is subject to satisfaction of each of the payment conditions described below, including the performance conditions that apply over the applicable one-year performance measurement period, which will be each of the 2026, 2027, 2028, 2029 and 2030 fiscal years (each a “Performance Period”).

(c)    In order to become vested and receive payment in respect of a Retention Bonus Installment Payment, the Compensation Committee must determine and certify that each of the following conditions has been satisfied: (i) the Executive must be continuously employed as President and CEO from the Effective Date through the last day of the applicable Performance Period, and (ii) the Company must achieve, as determined by the Compensation Committee in its sole discretion, year-over-year EBITDA growth, measured against the prior fiscal year, in an amount equal to at least $5,800,000, and (iii) with respect to the final Retention Bonus Installment Payment and Performance Period (i.e. the 2030 fiscal year Performance Period) only, the Executive must develop at least two internal succession candidates for CEO (as determined by the Board of Directors in its sole discretion.

(d)    Payment of any vested and earned Retention Bonus Installment Payment will be made as soon as practicable following the certification by the Compensation Committee that the Executive has satisfied the performance conditions and will receive the applicable Retention Bonus Installment Payment (each annual certification date, a “Certification Date”) for the applicable Performance Period, but in any event no later than the regular payroll date of the first payroll cycle following a Certification Date.

(e)    Subject to the Executive’s satisfaction of the conditions set forth in Section 4.3, in the event the Company terminates the Executive’s employment without “Cause” (as defined in Section 4.2) before the completion of any Performance Period, any outstanding Retention Bonus Installment Payment in respect of any Performance Period that has not been completed as of the date of such employment termination shall immediately vest and become payable to the Executive following the employment termination date, but in any event no later than the regular payroll date of the first payroll cycle following the employment termination date.

(f)    Notwithstanding the foregoing, in the event that any of the following occurs, the Executive shall forfeit any outstanding Retention Bonus or Retention Bonus Installment Payment, and any right of the Executive with respect to any unpaid Retention Bonus or Retention Bonus Installment Payment shall terminate, without further obligation on the part of the Company, as of the date on which any of the following occurs:

(i)    The Executive resigns from the Company for any reason before the last day of the applicable Performance Period.

(ii)    A “Change in Control” (as defined in The Chefs’ Warehouse, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan, as amended from time to time) of the Company occurs before the last day of the applicable Performance Period.

(iii)    The Company terminates the Executive’s employment with Cause (as defined in Section 4.2).

3.4    Benefits. The Executive shall be entitled to four (4) weeks of paid vacation annually. In addition, the Executive shall be entitled to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which any salaried employees are eligible under any existing or future plan or program established by the Company for salaried employees. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. These may include group hospitalization, health, dental care, life or other insurance, tax-qualified pension, savings, thrift and profit-sharing plans, termination pay programs, sick leave plans, travel or accident insurance, disability insurance, and equity-based incentive plans. Nothing in this Agreement shall preclude the Company from amending or terminating any of the plans or programs applicable to salaried or senior executives as long as such amendment or termination is applicable to all salaried employees or senior executives. In addition, the Executive shall be reimbursed by the Company up to $2,000.00 per month for a leased motor vehicle for the Executive’s use in connection with the Executive’s duties as an executive officer of the Company.

3.5    Expenses Incurred in Performance of Duties. The Company shall pay or promptly reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of the Executive’s duties under this Agreement in accordance with the Company’s policies in effect from time to time with respect to business expenses. Notwithstanding any other provision of this Section 3.5, the Executive shall be reimbursed for such expenses and the leased motor vehicle described in Section 3.4 no later than December 31 of the year following the year in which such expenses were incurred.

3.6    Withholdings. All compensation payable hereunder shall be subject to withholding for federal income taxes, FICA and all other applicable federal, state and local withholding requirements.

3.7    Recoupment. Notwithstanding any other provision contained herein, any amounts paid or payable to the Executive pursuant to this Agreement or otherwise by the Company, including any equity compensation granted to the Executive, may be subject to forfeiture or repayment to the Company pursuant to any clawback policy as adopted by the Board of Directors from time to time and applicable to senior executives of the Company, and Executive hereby agrees to be bound by any such policy.

4.Termination of Agreement.

4.1    General. During the Term, the Company may, at any time and in its sole discretion, terminate this Agreement with or without Cause (as defined below), effective as of the date of provision of written notice to the Executive thereof.

4.2    Effect of Termination by the Company with Cause. If the Executive’s employment with the Company is terminated by the Company with Cause during the Term: (i) the Company shall pay to the Executive any unpaid Base Salary earned through the date of termination of the Executive’s employment with the Company (the “Termination Date”); and (ii) the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by law or under the terms of any other agreement between the Company and the Executive. For purposes of this Agreement, “Cause” shall mean: (i) the engaging by the Executive in willful misconduct that is injurious to the Company or its affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its affiliates by the Executive; provided that, no act, or failure to act, on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of the Company.

4.3    Effect of Termination by the Company without Cause. Subject to the Executive’s continued compliance with the covenants contained in Section 6 and contingent upon and subject to the Executive’s execution and non-revocation of a general waiver and release of claims agreement in the form the Company prescribes, if the Executive’s employment with the Company is terminated by the Company without Cause during the Term, the Company shall pay to the Executive: (i) any unpaid Base Salary earned through the Termination Date, (ii) an amount equal to the Executive’s Base Salary, as in effect on the Termination Date, payable for a period of one (1) year from the Termination Date and on the same terms and with the same frequency as the Executive’s Base Salary was paid prior to such termination, (iii) any bonus payment described in Section 3.2 previously earned by the Executive (but not paid), payable as provided in Section 3.2, and (iv) any outstanding Retention Bonus Installment Payment in respect of any Performance Period that has not been completed as provided in Section 3.3(e). For the avoidance of doubt, no bonus payment shall be “earned” within the meaning of clause (iii) of the immediately preceding sentence unless the performance period applicable to such bonus has fully elapsed.

4.4    Effect of Resignation by the Executive. The Executive shall be entitled to resign the Executive’s employment with the Company at any time during the Term. If the Executive resigns during the Term: (i) the Company shall pay to the Executive any unpaid Base Salary earned through the Termination Date; and (ii) the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by law or under the terms of any other agreement between the Company and the Executive.

5.Section 409A. Notwithstanding any provision to the contrary in this Agreement, it is intended that (1) each installment of the payments provided under this Agreement is a “separate payment” for purposes of Section 409A of the United States Internal Revenue Code of 1986 (the “Code”) and (2) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v). Notwithstanding anything to the contrary in this Agreement, if the Company determines (i) that on the date the Executive’s employment with the Company terminates or at such other time that the Company determines to be relevant, the Executive is a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)(1)) of the Company and (ii) that any payments to be provided to the Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“Section 409A Taxes”) if provided at the time otherwise required under this Agreement then (A) such payments shall be delayed until the date that is six months after the date of Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) with the Company, or such shorter period that, as determined by the Company, is sufficient to avoid the imposition of Section 409A Taxes (the “Payment Delay Period”) and (B) such payments shall be increased by an amount equal to interest on such payments for the Payment Delay Period at a rate equal to the prime rate in effect as of the date the payment was first due (for this purpose, the prime rate will be based on the rate published from time to time in The Wall Street Journal). Any payments delayed pursuant to this Section 5 shall be made in a lump sum on the first day of the seventh month following the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), or such earlier date that, as determined by the Compensation Committee, is sufficient to avoid the imposition of any Section 409A Taxes.

6.Non-Competition, Non-Solicitation, Confidentiality and Non-Disclosure.

6.1    Non-Competition and Non-Solicitation. The Executive hereby covenants and agrees that during the Term of the Executive’s employment hereunder and for a period of one (1) year thereafter, the Executive shall not, directly or indirectly: (i) own any interest in, operate, join, control or participate as a partner, director, principal, officer or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity (each a “Competing Entity”) which has material operations which compete with any business in which the Company or any of its subsidiaries is then engaged or, to the then existing knowledge of the Executive, proposes to engage; (ii) solicit any customer or client of the Company or any of its subsidiaries (other than on behalf of the Company) with respect to any business in which the Company or any of its subsidiaries is then engaged or, to the then existing knowledge of the Executive, proposes to engage; or (iii) induce or encourage any employee of the Company or any of its subsidiaries or affiliated entities to leave the employ of the Company or any of its subsidiaries or affiliated entities; provided, that the Executive may, solely as an investment, hold equity securities of the Company and not more than five percent (5%) of the combined voting securities of any publicly-traded corporation or other business entity. The foregoing covenants and agreements of the Executive are referred to herein as the “Restrictive Covenant.” The Executive acknowledges that the Executive has carefully read and considered the provisions of the Restrictive Covenant and, having done so, agrees that the restrictions set forth in this Section 6.1, including without limitation the time period of restriction set forth above, are fair and reasonable and are reasonably required for the protection of the legitimate business and economic interests of the Company. The Executive further acknowledges that the Company would not have entered into this Agreement absent Executive’s agreement to the foregoing.

In the event that, notwithstanding the foregoing, any of the provisions of this Section 6.1 or any parts hereof shall be held to be invalid or unenforceable, the remaining provisions or parts hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included herein. In the event that any provision of this Section 6.1 relating to the time period and/or the area of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or area of restriction and/or related aspects deemed reasonable and enforceable by such court shall become and thereafter be the maximum restrictions in such regard, and the provisions of the Restrictive Covenant shall remain enforceable to the fullest extent deemed reasonable by such court.

6.2    Confidential Information.

(a)    Obligation to Maintain Confidentiality. The Executive acknowledges that the continued success of the Company depends upon the use and protection of a large body of confidential and proprietary information, including confidential and proprietary information now existing or to be developed in the future. “Confidential Information” will be defined as all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company’s prior, current or potential business and (ii) not generally or publicly known. Therefore, the Executive agrees not to disclose or use for the Executive’s own account any of such Confidential Information, except as reasonably necessary for the performance of the Executive’s duties as an employee or director of the Company, without prior written consent of the Board of Directors, unless and to the extent that any Confidential Information (i) becomes generally known to and available for use by the public other than as a result of the Executive’s improper acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law, regulatory action or court order; provided, however, that the Executive must give the Company prompt written notice of any such legal requirement, disclose no more information than is so required, and cooperate fully with all efforts by the Company (at the Company’s sole expense) to obtain a protective order or similar confidentiality treatment for such information. Upon the termination of the Executive’s employment with the Company, the Executive agrees to deliver to the Company, upon request, all memoranda, notes, plans, records, reports and other documents (including copies thereof and electronic media) relating to the business of the Company (including, without limitation, all Confidential Information) that the Executive may then possess or have under the Executive’s control, other than such documents as are generally or publicly known (provided, that such documents are not known as a result of the Executive’s breach or actions in violation of this Agreement); and at any time thereafter, if any such materials are brought to the Executive’s attention or the Executive discovers them in the Executive’s possession, the Executive shall deliver such materials to the Company immediately upon such notice or discovery.

(b)    Ownership of Intellectual Property. If the Executive creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, materials, documents or other work product or other intellectual property, either alone or in conjunction with third parties, at any time during the time that the Executive is employed by the Company (“Works”), to the extent that such Works were created, invented, designed, developed, contributed to, or improved with the use of any Company resources and/or within the scope of such employment (collectively, the “Company Works”), the Executive shall promptly and fully disclose such Company Works to the Company. Any copyrightable work falling within the definition of Company Works shall be deemed a “work made for hire” as such term is defined in 17 U.S.C. § 101. The Executive hereby (i) irrevocably assigns, transfers and conveys, to the extent permitted by applicable law, all right, title and interest in and to the Company Works on a worldwide basis (including, without limitation, rights under patent, copyright, trademark, trade secret, unfair competition and related laws) to the Company or such other entity as the Company shall designate, to the extent ownership of any such rights does not automatically vest in the Company under applicable law, and (ii) waives any moral rights therein to the fullest extent permitted under applicable law. The Executive agrees not to use any Company Works for the Executive’s personal benefit, the benefit of a competitor, or for the benefit of any person or entity other than the Company. The Executive agrees to execute any further documents and take any further reasonable actions requested by the Company to assist it in validating, effectuating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of its rights hereunder, all at the Company’s sole expense.

(c)    Third Party Information. The Executive understands that the Company will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the time that the Executive is employed by the Company or serves on the Company’s Board of Directors and at all times thereafter, the Executive will hold information which the Executive knows, or reasonably should know, to be Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company who need to know such information in connection with their work for the Company) or use, except in connection with the Executive’s work for the Company, Third Party Information unless expressly authorized in writing by the Board of Directors or the information (i) becomes generally known to and available for use by the public other than as a result of the Executive’s improper acts or omissions, or (ii) is required to be disclosed pursuant to any applicable law, regulatory action or court order.

(d)    Use of Information of Prior Employers. During the Term, the Executive shall not use or disclose any Confidential Information including trade secrets, if any, of any former employers or any other person to whom the Executive has an obligation of confidentiality, and shall not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom the Executive has an obligation of confidentiality unless consented to in writing by the former employer or person. The Executive shall use in the performance of the Executive’s duties only information that is (i) generally known and used by persons with training and experience comparable to the Executive’s and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) otherwise provided or developed by the Company, or (iii) in the case of materials, property or information belonging to any former employer or other person to whom the Executive has an obligation of confidentiality, approved for such use in writing by such former employer or person.

(e)    Disparaging Statements. During the time that the Executive is employed by the Company or serves on the Company’s Board of Directors and at all times thereafter, the Executive shall not disparage the Company or any of its officers, directors, employees, agents or representatives, or any of such entities’ products or services; provided, that the foregoing shall not prohibit the Executive from making any general competitive statements or communications about the Company or its businesses in the ordinary course of competition. The Company agrees that (i) it shall not issue any public statements disparaging the Executive, and (ii) it shall take reasonable steps to ensure that the senior executive officers of the Company shall not disparage the Executive. Notwithstanding the foregoing, nothing in this Section 6.2(e) shall prevent the Executive or the Company from enforcing any rights under this Agreement or any other agreement to which the Executive and the Company are party, or otherwise limit such enforcement.

6.3    Enforcement. The parties hereto agree that money damages would not be an adequate remedy for any breach of Section 6.1 or 6.2 by the Executive or any breach of Section 6.2(e) by the Company, and any breach of the terms of Section 6.1 or 6.2 by the Executive or Section 6.2(e) by the Company would result in irreparable injury and damage to the other party for which such party would have no adequate remedy at law. Therefore, in the event of a breach or threatened breach of Section 6.1 or 6.2 by the Executive or of Section 6.2(e) by the Company, the Company or its successors or assigns or the Executive, as applicable, in addition to other rights and remedies existing in their or the Executive’s favor, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions of Section 6.1 or 6.2 (in the case of a breach by the Executive) or Section 6.2(e) (in the case of a breach by the Company) (without posting a bond or other security), without having to prove damages, and to the payment by the breaching party of all of the other party’s costs and expenses, including reasonable attorneys’ fees and costs, in addition to any other remedies to which the other party may be entitled at law or in equity. The terms of this Section 6.3 shall not prevent either party from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the other party.

7.Indemnification. The Company shall indemnify the Executive to the fullest extent that would be permitted by law (including a payment of expenses in advance of final disposition of a proceeding) as in effect at the time of the subject act or omission, or by the Certificate of Incorporation of the Company as in effect at such time, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its officers or, during the Executive’s service in such capacity, directors (and to the extent the Company maintains such an insurance policy or policies, in accordance with its or their terms to the maximum extent of the coverage available for any company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by the Executive (including but not limited to any judgment entered by a court of law) at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being or having been an officer or employee of the Company, or serving as an officer or employee of an affiliate of the Company, at the request of the Company, other than any action, suit or proceeding brought against the Executive by or on account of the Executive’s breach of the provisions of any employment agreement with a third party that has not been disclosed by the Executive to the Company. The provisions of this Section 7 shall specifically survive the expiration or earlier termination of this Agreement.

8.Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be delivered personally, transmitted by facsimile or mailed by registered mail, return receipt requested, or delivered by overnight courier service and shall be deemed to have been given on the date of its delivery, if delivered, and on the third (3rd) full business day following the date of the mailing, if mailed, to each of the parties thereto at the following respective addresses or such other address as may be specified in any notice delivered or mailed as above provided:

If to the Executive, to:

The address then maintained with respect to Executive in the Company's records.

If to the Company, to:

The Chefs’ Warehouse, Inc.
100 East Ridge Road
Ridgefield, Connecticut 06877
Attention: Alexandros Aldous
Facsimile: (203) 894-9108

9.Waiver of Breach. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert any rights hereunder on any occasion or series of occasions.

10.Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive acknowledges that the services to be rendered by him are unique and personal, and the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

11.Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties relating to the subject matter herein and supersedes in full and in all respects any prior oral or written agreement, arrangement or understanding between the parties with respect to Executive’s employment with the Company, including without limitation the Previous Employment Agreement. For the avoidance of doubt, the covenants contained herein are separate and apart from any covenants not to compete or solicit set forth in any non-competition and non-solicitation agreement between the Executive and the Company. This Agreement may not be amended or changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

12.Controlling Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13.Jurisdiction and Venue. This Agreement will be deemed performable by all parties in, and venue will exclusively be in the state or federal courts located in the State of Connecticut. The Executive and the Company hereby consent to the personal jurisdiction of these courts and waive any objections that such venue is objectionable or improper.

14.Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY. The losing party in any lawsuit or proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby shall pay the reasonable attorneys’ fees and costs of the prevailing party in such lawsuit or proceeding.

15.Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances will be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, will not be affected thereby, and each provision hereof will be validated and will be enforced to the fullest extent permitted by law.

16.Headings. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the day and year first written above.

EXECUTIVE:
CHRISTOPHER PAPPAS

COMPANY:
THE CHEFS’ WAREHOUSE, INC.

By:
Name:
Title:

ANNEX B

AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”), dated as of March 23, 2026 (the “Effective Date”) is by and between The Chefs’ Warehouse, Inc., a Delaware corporation with its principal place of business at 100 East Ridge Road, Ridgefield, Connecticut (together with its subsidiaries, the “Company”), and John Pappas (the “Executive”).
W I T N E S S E T H:

WHEREAS, the Company and the Executive are parties to an Amended and Restated Employment Agreement, dated as of January 12, 2012 (the “Previous Employment Agreement”); and

WHEREAS, the Company and the Executive now desire to enter into this Agreement, which supersedes and replaces the Previous Employment Agreement in its entirety and sets forth the terms and conditions of the Executive’s continuing employment with the Company.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Executive do hereby agree as follows:

1.Employment. The Company will continue to employ the Executive, and the Executive hereby accepts continued employment with the Company, subject to the terms and conditions set forth herein. The Executive shall continue to serve as Vice Chairman and Chief Operating Officer (“COO”) of the Company and such other office or offices to which the Executive may be appointed or elected by the Board of Directors of the Company (the “Board of Directors”). Subject to the direction and supervision of the Board of Directors, the Executive shall perform such duties as are customarily associated with the offices of Vice Chairman and COO and such other offices to which the Executive may be appointed or elected by the Board of Directors and such additional duties as the Board of Directors may determine. The Executive will report directly to the Board of Directors. During the Term (as defined in Section 2), the Executive will devote the Executive’s best efforts and full time and attention during normal business hours to the business and affairs of the Company. The Executive agrees to serve, without any additional compensation, as a director of the Company and as a member of the board of directors and/or as an officer of any subsidiary or affiliated entity of the Company. If the Executive’s employment terminates for any reason, whether such termination is voluntary or involuntary, the Executive will resign as a director of the Company (and as a director and/or officer of any of the Company’s subsidiaries or affiliated entities), such resignation to be effective no later than the date of termination of the Executive’s employment with the Company. For the avoidance of doubt, the Executive’s employment is “at-will,” and the Executive’s employment may be terminated at-will by either the Executive or the Company, subject to the terms of this Agreement.

2.Term. Subject to the provisions of termination as hereinafter provided, the term of the Executive’s employment under this Agreement shall begin on the date hereof and shall terminate on the fifth anniversary of the date hereof (the “Term”).

3.Compensation.

3.1    Base Salary. Until termination of the Executive’s employment with the Company pursuant to this Agreement, the Company shall pay the Executive a base salary of $712,541 per annum (“Base Salary”), which shall be payable to the Executive in regular installments in accordance with the Company’s general payroll policies and practices. The Executive’s compensation will be reviewed periodically by the Board of Directors, or the compensation committee of the Board of Directors (the “Compensation Committee”), and after taking into consideration both the performance of the Company and the personal performance of the Executive, the Board of Directors, or the Compensation

Committee, in their sole discretion, may increase the Executive’s compensation to any amount it may deem appropriate.
3.1    Bonus. In the event either the Company or the Executive, or both, respectively achieve certain financial performance and personal performance targets of the Company (as established by the Board of Directors or the Compensation Committee) pursuant to a cash compensation incentive plan or similar plan or arrangement established by the Company, the Company shall pay to the Executive an annual cash bonus during the Term pursuant to the terms of such plan or arrangement. This bonus, if any, shall be paid to the Executive by March 15 of the year following the year in which the services which gave rise to the bonus were performed. The Board of Directors (or the Compensation Committee) may review and revise the terms of the cash compensation incentive plan or similar plan referenced above at any time, after taking into consideration both the performance of the Company and the personal performance of the Executive, among other factors, and may, in their sole discretion, amend the cash compensation incentive or similar plan or arrangement in any manner it may deem appropriate; provided, however, that any such amendment to the plan or arrangement shall not affect the Executive’s right to participate in such amended plan or plans.

3.2    Retention Bonus. The Executive will be eligible to receive a retention bonus up to a maximum aggregate amount of $9,000,000 (the “Retention Bonus”).

(a)    The Retention Bonus is payable in five (5) equal annual cash installments of $1,800,000 (each a “Retention Bonus Installment Payment”) over an aggregate five-year period.

(b)    Vesting and payment in respect of each Retention Bonus Installment Payment is subject to satisfaction of each of the payment conditions described below, including the performance conditions that apply over the applicable one-year performance measurement period, which will be each of the 2026, 2027, 2028, 2029 and 2030 fiscal years (each a “Performance Period”).

(c)    In order to become vested and receive payment in respect of a Retention Bonus Installment Payment, the Compensation Committee must determine and certify that each of the following conditions has been satisfied: (i) the Executive must be continuously employed as Vice Chairman and COO from the Effective Date through the last day of the applicable Performance Period, and (ii) the Company must achieve, as determined by the Compensation Committee in its sole discretion, year-over-year EBITDA growth, measured against the prior fiscal year, in an amount equal to at least $5,800,000.

(d)    Payment of any vested and earned Retention Bonus Installment Payment will be made as soon as practicable following the certification by the Compensation Committee that the Executive has satisfied the performance conditions and will receive the applicable Retention Bonus Installment Payment (each annual certification date, a “Certification Date”) for the applicable Performance Period, but in any event no later than the regular payroll date of the first payroll cycle following a Certification Date.

(e)    Subject to the Executive’s satisfaction of the conditions set forth in Section 4.3, in the event the Company terminates the Executive’s employment without “Cause” (as defined in Section 4.2) before the completion of any Performance Period, any outstanding Retention Bonus Installment Payment in respect of any Performance Period that has not been completed as of the date of such employment termination shall immediately vest and become payable to the Executive following the employment termination date, but in any event no later than the regular payroll date of the first payroll cycle following the employment termination date.

(f)    Notwithstanding the foregoing, in the event that any of the following occurs, the Executive shall forfeit any outstanding Retention Bonus or Retention Bonus Installment Payment, and any right of the Executive with respect to any unpaid Retention Bonus or Retention Bonus Installment Payment shall terminate, without further obligation on the part of the Company, as of the date on which any of the following occurs:

(i)    The Executive resigns from the Company for any reason before the last day of the applicable Performance Period.

(ii)    A “Change in Control” (as defined in The Chefs’ Warehouse, Inc. Amended and Restated 2019 Omnibus Equity Incentive Plan, as amended from time to time) of the Company occurs before the last day of the applicable Performance Period.

(iii)    The Company terminates the Executive’s employment with Cause (as defined in Section 4.2).

3.3    Benefits. The Executive shall be entitled to four (4) weeks of paid vacation annually. In addition, the Executive shall be entitled to participate in all compensation or employee benefit plans or programs and receive all benefits and perquisites for which any salaried employees are eligible under any existing or future plan or program established by the Company for salaried employees. The Executive will participate to the extent permissible under the terms and provisions of such plans or programs in accordance with program provisions. These may include group hospitalization, health, dental care, life or other insurance, tax-qualified pension, savings, thrift and profit-sharing plans, termination pay programs, sick leave plans, travel or accident insurance, disability insurance, and equity-based incentive plans. Nothing in this Agreement shall preclude the Company from amending or terminating any of the plans or programs applicable to salaried or senior executives as long as such amendment or termination is applicable to all salaried employees or senior executives. In addition, the Executive shall be reimbursed by the Company up to $2,000.00 per month for a leased motor vehicle for the Executive’s use in connection with the Executive’s duties as an executive officer of the Company.

3.4    Expenses Incurred in Performance of Duties. The Company shall pay or promptly reimburse the Executive for all reasonable travel and other business expenses incurred by the Executive in the performance of the Executive’s duties under this Agreement in accordance with the Company’s policies in effect from time to time with respect to business expenses. Notwithstanding any other provision of this Section 3.5, the Executive shall be reimbursed for such expenses and the leased motor vehicle described in Section 3.4 no later than December 31 of the year following the year in which such expenses were incurred.

3.5    Withholdings. All compensation payable hereunder shall be subject to withholding for federal income taxes, FICA and all other applicable federal, state and local withholding requirements.

3.6    Recoupment. Notwithstanding any other provision contained herein, any amounts paid or payable to the Executive pursuant to this Agreement or otherwise by the Company, including any equity compensation granted to the Executive, may be subject to forfeiture or repayment to the Company pursuant to any clawback policy as adopted by the Board of Directors from time to time and applicable to senior executives of the Company, and Executive hereby agrees to be bound by any such policy.

4.Termination of Agreement.

4.1    General. During the Term, the Company may, at any time and in its sole discretion, terminate this Agreement with or without Cause (as defined below), effective as of the date of provision of written notice to the Executive thereof.

4.2    Effect of Termination by the Company with Cause. If the Executive’s employment with the Company is terminated by the Company with Cause during the Term: (i) the Company shall pay to the Executive any unpaid Base Salary earned through the date of termination of the Executive’s employment with the Company (the “Termination Date”); and (ii) the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by law or under the terms of any other agreement between the Company and the Executive. For purposes of this Agreement, “Cause” shall mean: (i) the engaging by the Executive in willful misconduct that is injurious to the Company or its affiliates, or (ii) the embezzlement or misappropriation of funds or property of the Company or its affiliates by the Executive; provided that, no act, or failure to act, on the Executive’s part shall be considered “willful” unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive’s action or omission was in the best interest of the Company.

4.3    Effect of Termination by the Company without Cause. Subject to the Executive’s continued compliance with the covenants contained in Section 6 and contingent upon and subject to the Executive’s execution and non-revocation of a general waiver and release of claims agreement in the form the Company prescribes, if the Executive’s employment with the Company is terminated by the Company without Cause during the Term, the Company shall pay to the Executive: (i) any unpaid Base Salary earned through the Termination Date, (ii) an amount equal to the Executive’s Base Salary, as in effect on the Termination Date, payable for a period of one (1) year from the

Termination Date and on the same terms and with the same frequency as the Executive’s Base Salary was paid prior to such termination, (iii) any bonus payment described in Section 3.2 previously earned by the Executive (but not paid), payable as provided in Section 3.2, and (iv) any outstanding Retention Bonus Installment Payment in respect of any Performance Period that has not been completed as provided in Section 3.3(e). For the avoidance of doubt, no bonus payment shall be “earned” within the meaning of clause (iii) of the immediately preceding sentence unless the performance period applicable to such bonus has fully elapsed.

4.4    Effect of Resignation by the Executive. The Executive shall be entitled to resign the Executive’s employment with the Company at any time during the Term. If the Executive resigns during the Term: (i) the Company shall pay to the Executive any unpaid Base Salary earned through the Termination Date; and (ii) the Company shall not have any further obligations to the Executive under this Agreement except those required to be provided by law or under the terms of any other agreement between the Company and the Executive.

5.Section 409A. Notwithstanding any provision to the contrary in this Agreement, it is intended that (1) each installment of the payments provided under this Agreement is a “separate payment” for purposes of Section 409A of the United States Internal Revenue Code of 1986 (the “Code”) and (2) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Section 409A of the Code provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(9)(iii), and 1.409A-1(b)(9)(v). Notwithstanding anything to the contrary in this Agreement, if the Company determines (i) that on the date the Executive’s employment with the Company terminates or at such other time that the Company determines to be relevant, the Executive is a “specified employee” (as such term is defined under Treasury Regulation 1.409A-1(i)(1)) of the Company and (ii) that any payments to be provided to the Executive pursuant to this Agreement are or may become subject to the additional tax under Section 409A(a)(1)(B) of the Code or any other taxes or penalties imposed under Section 409A of the Code (“Section 409A Taxes”) if provided at the time otherwise required under this Agreement then (A) such payments shall be delayed until the date that is six months after the date of Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)) with the Company, or such shorter period that, as determined by the Company, is sufficient to avoid the imposition of Section 409A Taxes (the “Payment Delay Period”) and (B) such payments shall be increased by an amount equal to interest on such payments for the Payment Delay Period at a rate equal to the prime rate in effect as of the date the payment was first due (for this purpose, the prime rate will be based on the rate published from time to time in The Wall Street Journal). Any payments delayed pursuant to this Section 5 shall be made in a lump sum on the first day of the seventh month following the Executive’s “separation from service” (as such term is defined under Treasury Regulation 1.409A-1(h)), or such earlier date that, as determined by the Compensation Committee, is sufficient to avoid the imposition of any Section 409A Taxes.

6.Non-Competition, Non-Solicitation, Confidentiality and Non-Disclosure.

6.1    Non-Competition and Non-Solicitation. The Executive hereby covenants and agrees that during the Term of the Executive’s employment hereunder and for a period of one (1) year thereafter, the Executive shall not, directly or indirectly: (i) own any interest in, operate, join, control or participate as a partner, director, principal, officer or agent of, enter into the employment of, act as a consultant to, or perform any services for any entity (each a “Competing Entity”) which has material operations which compete with any business in which the Company or any of its subsidiaries is then engaged or, to the then existing knowledge of the Executive, proposes to engage; (ii) solicit any customer or client of the Company or any of its subsidiaries (other than on behalf of the Company) with respect to any business in which the Company or any of its subsidiaries is then engaged or, to the then existing knowledge of the Executive, proposes to engage; or (iii) induce or encourage any employee of the Company or any of its subsidiaries or affiliated entities to leave the employ of the Company or any of its subsidiaries or affiliated entities; provided, that the Executive may, solely as an investment, hold equity securities of the Company and not more than five percent (5%) of the combined voting securities of any publicly-traded corporation or other business entity. The foregoing covenants and agreements of the Executive are referred to herein as the “Restrictive Covenant.” The Executive acknowledges that the Executive has carefully read and considered the provisions of the Restrictive Covenant and, having done so, agrees that the restrictions set forth in this Section 6.1, including without limitation the time period of restriction set forth above, are fair and reasonable and are reasonably required for the protection of the legitimate business and economic interests of the Company. The Executive further acknowledges that the Company would not have entered into this Agreement absent Executive’s agreement to the foregoing.

In the event that, notwithstanding the foregoing, any of the provisions of this Section 6.1 or any parts hereof shall be held to be invalid or unenforceable, the remaining provisions or parts hereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable portions or parts had not been included herein. In the event that any provision of this Section 6.1 relating to the time period and/or the area of restriction and/or related aspects shall be declared by a court of competent jurisdiction to exceed the maximum restrictiveness such court deems reasonable and enforceable, the time period and/or area of restriction and/or related aspects deemed reasonable and enforceable by such court shall become and thereafter be the maximum restrictions in such regard, and the provisions of the Restrictive Covenant shall remain enforceable to the fullest extent deemed reasonable by such court.

6.2    Confidential Information.

(a)    Obligation to Maintain Confidentiality. The Executive acknowledges that the continued success of the Company depends upon the use and protection of a large body of confidential and proprietary information, including confidential and proprietary information now existing or to be developed in the future. “Confidential Information” will be defined as all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Company’s prior, current or potential business and (ii) not generally or publicly known. Therefore, the Executive agrees not to disclose or use for the Executive’s own account any of such Confidential Information, except as reasonably necessary for the performance of the Executive’s duties as an employee or director of the Company, without prior written consent of the Board of Directors, unless and to the extent that any Confidential Information (i) becomes generally known to and available for use by the public other than as a result of the Executive’s improper acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law, regulatory action or court order; provided, however, that the Executive must give the Company prompt written notice of any such legal requirement, disclose no more information than is so required, and cooperate fully with all efforts by the Company (at the Company’s sole expense) to obtain a protective order or similar confidentiality treatment for such information. Upon the termination of the Executive’s employment with the Company, the Executive agrees to deliver to the Company, upon request, all memoranda, notes, plans, records, reports and other documents (including copies thereof and electronic media) relating to the business of the Company (including, without limitation, all Confidential Information) that the Executive may then possess or have under the Executive’s control, other than such documents as are generally or publicly known (provided, that such documents are not known as a result of the Executive’s breach or actions in violation of this Agreement); and at any time thereafter, if any such materials are brought to the Executive’s attention or the Executive discovers them in the Executive’s possession, the Executive shall deliver such materials to the Company immediately upon such notice or discovery.

(b)    Ownership of Intellectual Property. If the Executive creates, invents, designs, develops, contributes to or improves any works of authorship, inventions, materials, documents or other work product or other intellectual property, either alone or in conjunction with third parties, at any time during the time that the Executive is employed by the Company (“Works”), to the extent that such Works were created, invented, designed, developed, contributed to, or improved with the use of any Company resources and/or within the scope of such employment (collectively, the “Company Works”), the Executive shall promptly and fully disclose such Company Works to the Company. Any copyrightable work falling within the definition of Company Works shall be deemed a “work made for hire” as such term is defined in 17 U.S.C. § 101. The Executive hereby (i) irrevocably assigns, transfers and conveys, to the extent permitted by applicable law, all right, title and interest in and to the Company Works on a worldwide basis (including, without limitation, rights under patent, copyright, trademark, trade secret, unfair competition and related laws) to the Company or such other entity as the Company shall designate, to the extent ownership of any such rights does not automatically vest in the Company under applicable law, and (ii) waives any moral rights therein to the fullest extent permitted under applicable law. The Executive agrees not to use any Company Works for the Executive’s personal benefit, the benefit of a competitor, or for the benefit of any person or entity other than the Company. The Executive agrees to execute any further documents and take any further reasonable actions requested by the Company to assist it in validating, effectuating, maintaining, protecting, enforcing, perfecting, recording, patenting or registering any of its rights hereunder, all at the Company’s sole expense.

(c)    Third Party Information. The Executive understands that the Company will receive from third parties confidential or proprietary information (“Third Party Information”) subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the time that the Executive is employed by the Company or serves on the Company’s Board of Directors and at all times thereafter, the Executive will hold information which the Executive knows, or reasonably should know, to be Third Party Information in the strictest confidence and will not disclose to anyone (other than personnel of the Company who need to know such information in connection with their work for the Company) or use, except in connection with the Executive’s work for the Company, Third Party Information unless expressly authorized in writing by the Board of Directors or the information (i) becomes generally known to and available for use by the public other than as a result of the Executive’s improper acts or omissions, or (ii) is required to be disclosed pursuant to any applicable law, regulatory action or court order.

(d)    Use of Information of Prior Employers. During the Term, the Executive shall not use or disclose any Confidential Information including trade secrets, if any, of any former employers or any other person to whom the Executive has an obligation of confidentiality, and shall not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom the Executive has an obligation of confidentiality unless consented to in writing by the former employer or person. The Executive shall use in the performance of the Executive’s duties only information that is (i) generally known and used by persons with training and experience comparable to the Executive’s and that is (x) common knowledge in the industry or (y) is otherwise legally in the public domain, (ii) otherwise provided or developed by the Company, or (iii) in the case of materials, property or information belonging to any former employer or other person to whom the Executive has an obligation of confidentiality, approved for such use in writing by such former employer or person.

(e)    Disparaging Statements. During the time that the Executive is employed by the Company or serves on the Company’s Board of Directors and at all times thereafter, the Executive shall not disparage the Company or any of its officers, directors, employees, agents or representatives, or any of such entities’ products or services; provided, that the foregoing shall not prohibit the Executive from making any general competitive statements or communications about the Company or its businesses in the ordinary course of competition. The Company agrees that (i) it shall not issue any public statements disparaging the Executive, and (ii) it shall take reasonable steps to ensure that the senior executive officers of the Company shall not disparage the Executive. Notwithstanding the foregoing, nothing in this Section 6.2(e) shall prevent the Executive or the Company from enforcing any rights under this Agreement or any other agreement to which the Executive and the Company are party, or otherwise limit such enforcement.

6.3    Enforcement. The parties hereto agree that money damages would not be an adequate remedy for any breach of Section 6.1 or 6.2 by the Executive or any breach of Section 6.2(e) by the Company, and any breach of the terms of Section 6.1 or 6.2 by the Executive or Section 6.2(e) by the Company would result in irreparable injury and damage to the other party for which such party would have no adequate remedy at law. Therefore, in the event of a breach or threatened breach of Section 6.1 or 6.2 by the Executive or of Section 6.2(e) by the Company, the Company or its successors or assigns or the Executive, as applicable, in addition to other rights and remedies existing in their or the Executive’s favor, shall be entitled to specific performance and/or immediate injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions of Section 6.1 or 6.2 (in the case of a breach by the Executive) or Section 6.2(e) (in the case of a breach by the Company) (without posting a bond or other security), without having to prove damages, and to the payment by the breaching party of all of the other party’s costs and expenses, including reasonable attorneys’ fees and costs, in addition to any other remedies to which the other party may be entitled at law or in equity. The terms of this Section 6.3 shall not prevent either party from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the other party.

7.    Indemnification. The Company shall indemnify the Executive to the fullest extent that would be permitted by law (including a payment of expenses in advance of final disposition of a proceeding) as in effect at the time of the subject act or omission, or by the Certificate of Incorporation of the Company as in effect at such time, or by the terms of any indemnification agreement between the Company and the Executive, whichever affords greatest protection to the Executive, and the Executive shall be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its officers or, during the Executive’s service in such capacity, directors (and to the extent the Company maintains such an insurance policy or policies, in accordance with its or their terms to the maximum extent of the coverage available for any company officer or director), against all costs, charges and expenses whatsoever incurred or sustained by the Executive (including but not limited to any judgment entered by a court of law) at the time such costs, charges and expenses are incurred or sustained, in connection with any action, suit or proceeding to which the Executive may be made a party by reason of the Executive being or having been an officer or employee of the Company, or serving as an officer or employee of an affiliate of the Company, at the request of the Company, other than any action, suit or proceeding brought against the Executive by or on account of the Executive’s breach of the provisions of any employment agreement with a third party that has not been disclosed by the Executive to the Company. The provisions of this Section 7 shall specifically survive the expiration or earlier termination of this Agreement.

8.    Notices. Any notice required or desired to be given under this Agreement shall be in writing and shall be delivered personally, transmitted by facsimile or mailed by registered mail, return receipt requested, or delivered by overnight courier service and shall be deemed to have been given on the date of its delivery, if delivered, and on the third (3rd) full business day following the date of the mailing, if mailed, to each of the parties thereto at the following respective addresses or such other address as may be specified in any notice delivered or mailed as above provided:

If to the Executive, to:

John Pappas
The address then maintained with respect to Executive in the Company's records.

If to the Company, to:

The Chefs’ Warehouse, Inc.
100 East Ridge Road
Ridgefield, Connecticut 06877
Attention: Alexandros Aldous
Facsimile: (203) 894-9108

9.    Waiver of Breach. The waiver by either party of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by the other party. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert any rights hereunder on any occasion or series of occasions.

10.    Assignment. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. The Executive acknowledges that the services to be rendered by him are unique and personal, and the Executive may not assign any of his rights or delegate any of his duties or obligations under this Agreement.

11.    Entire Agreement; Amendment. This Agreement contains the entire agreement of the parties relating to the subject matter herein and supersedes in full and in all respects any prior oral or written agreement, arrangement or understanding between the parties with respect to Executive’s employment with the Company, including without limitation the Previous Employment Agreement. For the avoidance of doubt, the covenants contained herein are separate and apart from any covenants not to compete or solicit set forth in any non-competition and non-solicitation agreement between the Executive and the Company. This Agreement may not be amended or changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

12.    Controlling Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

13.    Jurisdiction and Venue. This Agreement will be deemed performable by all parties in, and venue will exclusively be in the state or federal courts located in the State of Connecticut. The Executive and the Company hereby consent to the personal jurisdiction of these courts and waive any objections that such venue is objectionable or improper.

14.    Waiver of Jury Trial. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY. The losing party in any lawsuit or proceeding relating to or arising in any way from this Agreement or the matters contemplated hereby shall pay the reasonable attorneys’ fees and costs of the prevailing party in such lawsuit or proceeding.

15.    Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances will be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, will not be affected thereby, and each provision hereof will be validated and will be enforced to the fullest extent permitted by law.

16.    Headings. The sections, subjects and headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

[signature page to follow]

IN WITNESS WHEREOF, the parties have hereto executed this Agreement as of the day and year first written above.

EXECUTIVE:
JOHN PAPPAS

COMPANY:
THE CHEFS’ WAREHOUSE, INC.

By:
Name:
Title:

ANNEX C

THE CHEFS’ WAREHOUSE, INC.

EXECUTIVE FINANCIAL PLANNING AND TAX COUNSELING PROGRAM POLICY

The purpose of the executive financial planning and tax counseling program is to assist certain key employees with personal financial planning and tax counseling matters in order to provide them with more time to focus on the business of The Chefs’ Warehouse, Inc. (the “Company”).

Administration. The policy will be administered by the General Counsel of the Company (including persons authorized by the General Counsel) of the Company. The General Counsel of the Company (including persons authorized by the General Counsel) has the authority, in his or her discretion, to construe the terms, provisions, conditions and limitations of the policy.

Benefit. The Company will reimburse each Eligible Employee (defined below) for, or directly pay, fees covering individual financial planning and tax counseling services up to the applicable limits described below. Eligible Employees will be entitled to payment, or reimbursement, of fees incurred for the following services (the “Covered Services”):

▪Financial Planning: Services rendered for the purposes of financial planning services, estate planning services, as well as reimbursement of premiums for individual additional umbrella liability insurance coverage for the direct benefit of the Eligible Employee or the Eligible Employee’s covered spouse and dependents.

▪Tax Counseling: Services rendered for purposes of tax planning or tax return preparation for the direct benefit of the Eligible Employee.

Eligible Employees and Benefit Amounts. The following employees (collectively, the “Eligible Employees”) are eligible for the benefit up to the maximum annual amount specified below:

▪Chief Executive Officer: $20,000
▪Chief Operating Officer: $15,000
▪Chief Financial Officer: $10,000
▪General Counsel: $10,000
▪Chief Human Resources Officer: $10,000
▪Chief Accounting Officer: $10,000

For purposes of determining the maximum annual benefit, reimbursements and payments will be attributed to the calendar year in which the Covered Services are performed.

Requests for Reimbursement/Payment. Requests for reimbursement, or direct payment to a service provider, of fees for Covered Services must be submitted to the Chief of Staff of the Company. Each reimbursement or direct payment request must include the applicable invoice, or proof of applicable expense from service provider of the Covered Services and be submitted no later than 90 days following the calendar year in which the Covered Services were provided.

Timing for Reimbursement or Direct Payment of Fees. Reimbursements will be paid within 30 days of the date on which the reimbursement request is submitted. Direct payments to the service provider of Covered Services will generally be made within 30 days following the date on which the service provider submits an invoice for payment. In no event will such reimbursement or payment be made later than the last day of the Eligible Employee’s taxable year following the Eligible Employee’s taxable year in which the Covered Services were performed.

Termination of Employment. An Eligible Employee will cease participation in, and eligibility for benefits under, the program as of the date the Eligible Employee terminates employment with the Company.

Taxation; Withholding. All program benefits will be subject to applicable payroll taxes and will be reported on the Eligible Employee’s Form W-2 for the year of reimbursement. Eligible Employees will not be entitled to any “gross up” payments or tax allowances as compensation for or reimbursement of taxes owed on program benefits.

Code Section 409A. Program benefits are intended to be exempt from Section 409A of the Internal Revenue Code of 1986, as amended, or to comply with Section 409A as reimbursements of expenses incurred by or paid on behalf of an Eligible Employee. The amount of expenses eligible for reimbursement or payment under this program during any taxable year of an Eligible Employee will not affect the amount of expenses eligible for reimbursement or payment in any other taxable year. The right to reimbursement of or payment of benefits on behalf of an Eligible Employee is not subject to liquidation and cannot be exchanged for another benefit.

Amendment and Termination. This policy can be amended or terminated at any time in the sole discretion of the Company; provided, however, that expenses incurred prior to the effective date of such amendment or termination will remain eligible for reimbursement following the effective date of such amendment or termination in accordance with terms no less favorable than the terms of the policy as in effect immediately prior to such amendment or termination.

THE CHEFS' WAREHOUSE, INC.
100 EAST RIDGE ROAD
RIDGEFIELD, CT 06877

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 7, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 4, 2026 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/chef26**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 7, 2026 for shares held directly and by 11:59 p.m. Eastern Time on May 4, 2026 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. PLEASE DO NOT MAIL YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V87846-P49465 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE CHEFS' WAREHOUSE, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	For	Against	Abstain
1a. Ivy Brown	☐	☐	☐
1b. Steven F. Goldstone	☐	☐	☐
1c. Aylwin Lewis	☐	☐	☐
1d. Lester Owens	☐	☐	☐
1e. Christopher Pappas	☐	☐	☐
1f. John Pappas	☐	☐	☐
1g. Richard N. Peretz	☐	☐	☐
1h. Debra Walton-Ruskin	☐	☐	☐
1i. Wendy M. Weinstein	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain
2. To ratify the selection of BDO USA, P.C. as our independent registered public accounting firm for the fiscal year ending December 25, 2026.	☐	☐	☐
3. To approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in the 2026 Proxy Statement.	☐	☐	☐

4. At their discretion, the Proxies are authorized to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2026 Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V87847-P49465

THE CHEFS' WAREHOUSE, INC.
Annual Meeting of Stockholders
May 8, 2026, 10:00 AM EDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Christopher Pappas and John Pappas, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of THE CHEFS' WAREHOUSE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM, EDT, on May 8, 2026, online at www.virtualshareholdermeeting.com/chef26, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" the election of the nominees listed on the reverse side for the Board of Directors and "FOR" Proposals 2 and 3. The proxies are also authorized to vote upon all matters as may properly come before the meeting, or any adjournment or postponement thereof, utilizing their own discretion. The undersigned hereby revokes any proxy previously given with respect to the Annual Meeting of Stockholders and acknowledges receipt of the Important Notice Regarding the Availability of Proxy Materials and Proxy Statement.

Continued and to be signed on reverse side